Exhibit 99.2

Columbia Financial, Inc. | Fair Lawn, New Jersey

Dated as of June 18, 2026

RP FINANCIAL, LC.
Advisory | Planning | Valuation

1311-A Dolley Madison Boulevard
Suite 2A
McLean, Virginia 22101
703.528.1700
rpfinancial.com

Columbia Financial, Inc. Fair Lawn, New Jersey PROPOSED HOLDING COMPANY FOR: Columbia Bank Fair Lawn, New Jersey

June 18, 2026

Boards of Directors

Columbia Bank MHC

Columbia Financial, Inc.

Columbia Bank

19-01 Route 208 North

Fair Lawn, New Jersey 07410

Members of the Boards of Directors:

We have completed and hereby provide an updated appraisal of the estimated pro forma market value of the common stock which is to be issued in connection with the two-part transaction described below.

This Appraisal is furnished pursuant to the requirements stipulated in the Code of Federal Regulations and has been prepared in accordance with the 1994 “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” (“Valuation Guidelines”) and applicable regulatory interpretations thereof. These Valuation Guidelines were issued by the Office of Thrift Supervision (“OTS”) and are accepted by the Federal Reserve Board (“FRB”), the Office of the Comptroller of the Currency (“OCC”), and the Federal Deposit Insurance Corporation (“FDIC”). Our original appraisal report, dated February 2, 2026 (the “Original Appraisal”), is incorporated herein by reference. As in the preparation of our Original Appraisal, we believe the data and information used herein is reliable; however, we cannot guarantee the accuracy and completeness of such information.

On January 31, 2026, the respective Boards of Directors of Columbia Bank MHC (the ”MHC”) and Columbia Financial, Inc. (“CLBK”) adopted the Plan of Conversion whereby the MHC will convert to stock form. As a result of the conversion, CLBK, which currently owns all of the issued and outstanding common stock of Columbia Bank, Fair Lawn, New Jersey (the “Bank”), will be succeeded by a new Maryland corporation with the name of Columbia Financial, Inc. (“Columbia Financial” or the “Company”). Following the conversion, the MHC will no longer exist. For purposes of this document, the existing consolidated entity will hereinafter also be referred to as Columbia Financial or the Company, unless otherwise identified as CLBK. As of December 31, 2025, the MHC had a majority ownership interest in, and its principal asset consisted of, approximately 73.10% of the common stock (the “MHC Shares”) of CLBK. The remaining 26.90% of CLBK’s common stock was owned by public shareholders.

Pursuant to the Plan of Conversion, Columbia Financial has offered its stock representing the majority ownership interest held by the MHC in a subscription offering to Eligible Account Holders, Tax-Qualified Employee Plans including the Bank’s employee stock ownership plan (the “ESOP”), Supplemental Eligible Account Holders and Other Members, as such terms are defined for purposes of applicable federal regulatory requirements governing mutual-to-stock conversions. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to the general public in a community offering and a firm commitment offering. Upon

Washington Headquarters
1311-A Dolley Madison Blvd., Suite 2A	Main: (703) 528-1700
McLean, VA 22101	Fax: (703) 528-1788
www.pfinancial.com	E-Mail: mail@rpfinancial.com

Boards of Directors

June 18, 2026

completing the mutual-to-stock conversion and stock offering (the “second-step conversion”), the Company will be 100% owned by public shareholders, the publicly-held shares of CLBK will be exchanged for shares in the Company at a ratio that retains their ownership interest at the time the conversion is completed.

In connection with the second-step conversion, the Boards of Directors of CLBK, Columbia Financial and the MHC entered into an Agreement and Plan of Merger (the “Agreement”) with Northfield Bancorp, Inc., Woodbridge, New Jersey (“Northfield Bancorp”). Pursuant to the Agreement, Northfield Bancorp will merge with and into Columbia Financial, with Columbia Financial as the surviving entity (the “Merger”). Immediately following the Merger, Northfield Bank, a federal savings bank and a wholly owned subsidiary of Northfield Bancorp, will merge with and into Columbia Bank with Columbia Bank as the surviving entity.

As set forth in Agreement, if the Final Independent Valuation (full conversion value) is less than $2.3 billion, Northfield Bancorp shareholders may elect to receive 1.425 shares of Columbia Financial common stock, based on a $10.00 per share offering price, or $14.25 in cash for each share of Northfield Bancorp common stock. If the Final Independent Valuation is equal to or greater than $2.3 billion and less than $2.6 billion, Northfield Bancorp shareholders may elect to receive 1.450 shares of Columbia Financial common stock, based on a $10.00 per share offering price, or $14.50 in cash for each share of Northfield Bancorp common stock. If the Final Independent Valuation is equal to or greater than $2.6 billion, Northfield Bancorp shareholders may elect to receive 1.465 shares of Columbia Financial common stock, based on a $10.00 per share offering price, or $14.65 in cash for each share of Northfield Bancorp common stock. The proration procedures set forth in the Agreement require that the cash consideration shall not be greater than 30% of the total merger consideration.

This updated appraisal reflects the following noteworthy items: (1) a review of recent developments in Columbia Financial’s and Northfield Bancorp’s financial condition, including financial data through March 31, 2026; (2) an updated comparison of Columbia Financial’s financial condition and operating results versus the Peer Group companies identified in the Original Appraisal; (3) a review of stock market conditions since the date of the Original Appraisal; and (4) the results of Columbia Financial’s subscription offering, which concluded on June 16, 2026.

The estimated pro forma market value is defined as the price at which Columbia Financial’s common stock, immediately upon completion of the second-step offering and merger, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof. RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

Boards of Directors

June 18, 2026

Discussion of Relevant Considerations

1. Financial Results

Table 1 presents Columbia Financial’s summary balance sheet and income statement details for the twelve months ended December 31, 2025 and updated financial information through March 31, 2026. Columbia Financial’s total assets decreased by $8.3 million or 0.08% from December 31, 2025 to March 31, 2026. The decrease in total assets was primarily attributable to decreases in cash and cash equivalents and net loans receivable, which was largely offset by asset growth consisting primarily of investment securities and FHLB/FRB stock. Overall, cash and investments (inclusive of FHLB/FRB stock) increased from $1.930 billion, or 17.52% of assets, at December 31, 2025 to $1.942 billion, or 17.64% of assets, at March 31, 2026. Loans receivable decreased from $8.225 billion, or 74.64% of assets, at December 31, 2025 to $8.191 billion, or 74.39% of assets, at March 31, 2026. The balances for bank-owned life insurance (“BOLI”) and goodwill/intangible assets were respectively slightly higher and lower at March 31, 2026 compared to December 31, 2025.

Updated credit quality measures showed an increase in non-performing assets during the quarter ended March 31, 2026, which was the result of a $3.4 million increase in non-accruing loans and a $5.9 million increase in other real estate owned. The increase in non-accruing loans was primarily due to a $10.6 million commercial real estate loan that was designated as non-performing during the three month period ended March 31, 2026, which was partially offset by decreases in non-performing commercial business loans and non-performing construction loans amounting to $1.6 million and $5.9 million, respectively. The decrease in non-performing construction loans was due to one loan that was transferred to other real estate owned. Overall, Columbia Financial’s non-performing assets increased from $38.0 million, or 0.34% of assets, at December 31, 2025 to $47.3 million, or 0.43% of assets, at March 31, 2026. As of March 31, 2026, non-performing assets consisted of $41.4 million of non-accruing loans and $5.9 million of other real estate owned.

Asset shrinkage and increases in borrowings and equity funded a decrease in deposits during the quarter ended March 31, 2026. Deposits decreased from $8.444 billion, or 76.63% of assets, at December 31, 2025 to $8.372 billion, or 76.04% of assets, at March 31, 2026, which was primarily due a decrease in interest-bearing demand deposits. Borrowings increased from $1.183 billion, or 10.74% of assets, at December 31, 2025 to $1.243 billion, or 11.29% of assets, at March 31, 2026, as the Company added short-term and long-term borrowings that were partially offset by repayments of maturing long-term borrowings. Columbia Financial’s equity increased from $1.161 billion, or 10.53% of assets, at December 31, 2025 to $1.174 billion, or 10.66% of assets, at March 31, 2026. Similarly, tangible equity increased from $1.043 billion, or 9.47% of assets, at December 31, 2025 to $1.057 billion, or 9.60% of assets, at March 31, 2026. The increase in capital was primarily due to the retention of earnings during the first quarter of 2026.

Boards of Directors

June 18, 2026

Table 1

Columbia Financial, Inc.

Recent Financial Data

	At December, 31, 2025		At March 31, 2026
	Amount	Assets	Amount	Assets
	($000)	(%)	($000)	(%)
Balance Sheet Data
Total assets	$11,018,793	100.00%	$11,010,507	100.00%
Cash, cash equivalents	340,806	3.09	276,947	2.52
Investment securities	1,525,052	13.84	1,582,355	14.37
Loans receivable, net	8,224,809	74.64	8,190,917	74.39
Bank-owned life insurance	283,094	2.57	285,267	2.59
FHLB/FRB stock	64,604	0.59	82,865	0.75
Goodwill and intangible assets	117,661	1.07	117,186	1.06
Deposits	8,444,079	76.63	8,372,014	76.04
Borrowings	1,183,472	10.74	1,243,462	11.29
Total equity	1,160,728	10.53	1,173,722	10.66
Tangible equity	1,043,067	9.47	1,056,536	9.60

	12 Months Ended		12 Months Ended
	December 31, 2025		March, 31, 2026
	Amount	Avg. Assets	Amount	Avg. Assets
	($000)	(%)	($000)	(%)
Summary Income Statement
Interest income	$470,951	4.37%	$477,659	4.39%
Interest expense	(249,317)	(2.32)	(245,959)	(2.26)

Net interest income	221,634	2.06	231,700	2.13
Provision for credit losses	(9,822)	(0.09)	(7,845)	(0.07)

Net interest income after prov.	211,812	1.97	223,855	2.06
Non-interest operating income	35,906	0.33	35,654	0.33
Gain (loss) on securities	290	0.00	290	0.00
Change in fair value of equity securities	873	0.01	(599)	(0.01)
Merger related expenses	(214)	0.00	(2,037)	(0.02)
Non-interest operating expense	(180,678)	(1.68)	(182,497)	(1.68)

Income before income tax expense	67,989	0.63	74,666	0.68
Income taxes	(16,223)	(0.15)	(18,701)	(0.17)

Net income	$51,766	0.48%	$55,965	0.51%

Sources:	Columbia Financial’s prospectus, audited and unaudited financial statements, and RP Financial calculations.

Columbia Financial’s operating results for the twelve months ended December 31, 2025 and March 31, 2026 are also set forth in Table 1. The Company’s reported earnings increased from $51.8 million, or 0.48% of average assets, for the twelve months ended December 31, 2025 to $56.0 million, or 0.51% of average assets, for the twelve months ended March 31, 2026. The increase in net income was primarily due to an increase in net interest income and, to a lesser extent, a decrease in the provision for credit losses. Partially offsetting the increase in net income were increases in operating and merger related expenses, as well as a decrease in the change in fair value of equity securities.

Boards of Directors

June 18, 2026

Columbia Financial’s net interest income increased from $221.6 million, or 2.06% of average assets, for the twelve months ended December 31, 2025 to $231.7 million, or 2.13% of average assets, for the twelve months ended March 31, 2026. The increase in net interest income was realized through an increase in interest income and a decrease in interest expense, which was facilitated by an increase in the average yield earned on interest-earning assets and a decrease in the average cost of interest-bearing liabilities, as well as a more significant increase in the average balance of interest-earning assets relative to the increase in the average balance of interest-bearing liabilities. Overall, the Company’s interest rate spread increased from 1.48% during the quarter ended March 31, 2025 to 1.84% during the quarter ended March 31, 2026 and net interest-earning assets increased from $1.873 billion during the quarter ended March 31, 2025 to $2.000 billion during the quarter ended March 31, 2026.

Operating expenses increased from $180.7 million, or 1.68% of average assets, for the twelve months ended December 31, 20125 to $182.5 million, or 1.68% of average assets, for the twelve months ended March 31, 2026. Most of the increase in operating expenses was due to an increase in compensation and employee benefits expense. Overall, Columbia Financial’s updated ratios for net interest income and operating expenses provided for a slight increase in the expense coverage ratio (net interest income divided by operating expenses) from 1.23x for the twelve months ended December 31, 2025 to 1.27x for the twelve months ended March 31, 2026.

Non-interest operating income was slightly lower during the most recent twelve month period, decreasing from $35.9 million, or 0.33% of average assets, for the twelve months ended December 31, 2025 to $35.7 million, or 0.33% of average assets, for the twelve months ended March 31, 2026. The decrease in non-interest operating income was primarily due to a decrease in gain on sale loans. Overall, when factoring non-interest operating income into core earnings, the Company’s updated efficiency ratio of 68.29% (operating expenses as a percent of net interest income and non-interest operating income) was slightly more favorable compared to an efficiency ratio of 70.29% for the twelve months ended December 31, 2025.

The provision for credit losses was lower during the most recent twelve period, decreasing from $9.8 million, or 0.09% of average assets, for the twelve months ended December 31, 2025 to $7.8 million, or 0.07% of average assets, for the twelve months ended March 31, 2026. As of March 31, 2026, the Company maintained an allowance for credit losses of $68.8 million equal to 166.19% of non-performing loans.

Updated non-operating income and losses showed an increase in merger related expenses from $214,000, or 0.00% of average assets, for the twelve months ended December 31, 2025 to $2.0 million, or 0.02% of average assets, for the twelve months ended March 31, 2026, and a decrease in the change in fair value of equity securities from $873,000, or 0.01% of average assets, to a loss of $599,000, or 0.01% of average assets, for the twelve months ended March 31, 2026. There was no change in the gain on securities, equal to $290,000 or 0.00% of average assets for both twelve month periods shown in Table 1.

Boards of Directors

June 18, 2026

The income tax expense increased from $16.2 million, or 0.15% of average assets, for the twelve months ended December 31, 2025 to $18.7 million, or 0.17% of average assets, for the twelve months ended March 31, 2026. The increase in income tax expense was primarily due to an increase in pre-tax income.

Pro Forma Impact of Northfield Bancorp Acquisition

Table 2 presents the pro forma balance sheet and income statement impact of the Northfield Bancorp acquisition, as of and for the twelve months ended December 31, 2025 and updated financial data through March 31, 2026. The updated pro forma financial data through March 31, 2026 reflects estimated fair value merger adjustments applied to Northfield Bancorp’s March 31, 2026 financial data.

Columbia Financial’s pro forma assets decreased by $34.1 million or 0.21% from December 31, 2025 to March 31, 2026. Net loans receivable accounted for the decline in pro forma assets, which was largely offset by increases in cash and cash equivalents, investment securities, BOLI and FHLB/FRB stock. Overall, cash and investments (inclusive of FHLB/FRB stock) increased from $3.374 billion, or 20.46% of assets, at December 31, 2025 to $3.422 billion, or 20.80% of assets, at March 31, 2026. Net loans receivable decreased from $11.863 billion, or 71.95% of assets, at December 31, 2025 to $11.770 billion, or 71.53% of assets, at March 31, 2026. The updated balance of BOLI increased slightly to equal $470.0 million, or 2.86% of assets, at March 31, 2026, and the updated balance of goodwill/intangibles was slightly higher to equal $193.6 million, or 1.18% of assets, at March 31, 2026.

Updated pro forma credit quality measures remained favorable, although the balance of non-performing assets increased during the three months ended March 31, 2026. Pro forma non-performing assets increased from $54.1 million, or 0.33% of assets, at December 31, 2025 to $68.7 million, or 0.42% of assets, at March 31, 2026. The increase in the updated balance of non-performing assets was the result of increases in non-performing loans for both Columbia Financial and Northfield Bancorp, as well as an increase in other real estate owned for Columbia Financial.

Columbia Financial’s pro forma funding composition showed a slight increase in deposits and a slight decrease in borrowings during the three months ended March 31, 2026. The increase in deposits was due to increases in Northfield Bancorp’s deposits and the estimated fair value merger adjustment applied for deposits, which was largely offset by a decrease in Columbia Financial’s deposits. Overall, pro forma deposits increased by $3.2 million to equal $12.462 billion, or 75.74% of assets, at March 31, 2026. The pro forma balance of borrowings declined from $2.146 billion, or 13.01% of assets, at December 31, 2025 to $2.102 billion, or 12.77% of assets, at March 31, 2026. Columbia Financial’s pro forma tangible equity increased from $1.376 billion, or 8.35% of assets, at December 31, 2025 to $1.388 billion, or 8.43% of assets, at March 31, 2026. The increase in tangible equity was mostly due to the retention of earnings by both Columbia Financial and Northfield Bancorp during the three month period ended March 31, 2026, which was partially offset by an increase in the reduction in equity resulting from the estimated fair value merger adjustments as of March 31, 2026.

Boards of Directors

June 18, 2026

Table 2

Columbia Financial, Inc.

Pro Forma Combined Recent Financial Data

	At December, 31, 2025		At March 31, 2026
	Amount	Assets	Amount	Assets
	($000)	(%)	($000)	(%)
Balance Sheet Data
Total assets	$16,488,131	100.00%	$16,453,984	100.00%
Cash, cash equivalents	297,219	1.80	309,016	1.88
Investment securities	2,965,497	17.99	2,987,691	18.16
Loans receivable, net	11,863,328	71.95	11,770,124	71.53
Bank-owned life insurance	465,922	2.83	469,985	2.86
FHLB/FRB stock	111,172	0.67	125,060	0.76
Goodwill and intangible assets	190,926	1.16	193,586	1.18
Deposits	12,458,526	75.56	12,461,761	75.74
Borrowings	2,145,504	13.01	2,101,611	12.77
Total equity	1,567,325	9.51	1,581,313	9.61
Tangible equity	1,376,399	8.35	1,387,727	8.43

	12 Months Ended		12 Months Ended
	December 31, 2025		March, 31, 2026 (1)
	Amount	Avg. Assets	Amount	Avg. Assets
	($000)	(%)	($000)	(%)
Summary Income Statement
Interest income	$755,580	4.69%	$768,451	4.73%
Interest expense	(361,464)	(2.24)	(358,553)	(2.21)

Net interest income	394,116	2.45	409,898	2.52
Provision for credit losses	(17,224)	(0.11)	(12,912)	(0.08)

Net interest income after prov.	376,892	2.34	396,986	2.44
Non-interest operating income	50,220	0.31	50,313	0.31
Gain (loss) on securities	290	0.00	288	0.00
Change in fair value of equity securities	2,567	0.02	1,140	0.01
Merger expenses/Goodwill impairment	(41,226)	(0.26)	(44,758)	(0.28)
Non-interest operating expense	(281,676)	(1.75)	(284,179)	(1.75)

Income before income tax expense	107,067	0.66	119,790	0.74
Income taxes	(38,530)	(0.24)	(43,002)	(0.26)

Net income	$68,537	0.43%	$76,788	0.47%

(1)	Merger adjustments for the three months ended March 31, 2026 have been annualized.

Sources:	Columbia Financial’s prospectus, Columbian Financial’s and Northfield Bancorp’s audited and unaudited financial statements, and RP Financial calculations.

Pro forma operating results for the twelve months ended December 31, 2025 and March 31, 2026 are also set forth in Table 2. The Company’s reported pro forma earnings increased from $68.5 million, or 0.43% of average assets, for the twelve months ended December 31, 2025 to $76.8 million, or 0.47% of average assets, for the twelve months ended March 31, 2026. The increase in pro forma net income was primarily realized through an increase in net interest income and a decrease in credit loss provisions, which was partially offset by increases in operating expenses, non-operating expenses and income taxes, and a decrease in non-operating income.

Boards of Directors

June 18, 2026

The increase in Columbia Financial’s pro forma net interest income during the most recent twelve month period was realized through increases in net interest income recorded by both Columbia Financial and Northfield Bancorp, as well as an increase in the estimated fair value merger adjustment for net interest income. Overall, pro forma net interest income increased from $394.1 million, or 2.45% of average assets, during the twelve months ended December 31, 2025 to $409.9 million, or 2.52% of average assets, during the twelve months ended March 31, 2026.

Pro forma operating expenses increased from $281.7 million or 1.75% of average assets during the twelve months ended December 31, 2025 to $284.2 million or 1.75% of average assets during the twelve months ended March 31, 2026. Overall, Columbia Financial’s updated pro forma ratios for net interest income and operating expenses provided for a slightly higher expense coverage ratio (net interest income divided by operating expenses). Columbia Financial’s pro forma expense coverage ratio increased from 1.40x for the twelve months ended December 31, 2025 to 1.44x for the twelve months ended March 31, 2026.

The Company’s updated pro forma earnings showed little change in non-interest operating income, which amounted to $50.3 million, or 0.31% of average assets, during the twelve months ended March 31, 2026. Overall, when factoring non-interest operating income into pro forma core earnings, the Company’s updated pro forma efficiency ratio of 61.84% (operating expenses as a percent of net interest income and non-interest operating income) was slightly more favorable than the 63.41% pro forma efficiency ratio recorded for the twelve months ended December 31, 2025.

The pro forma provision for credit losses decreased from $17.2 million, or 0.11% of average assets, during the twelve months ended December 31, 2025 to $12.9 million, or 0.08% of average assets, during the twelve months ended March 31, 2026, as both Columbia Financial and Northfield Bancorp reported lower credit loss provisions during the most recent twelve month period.

Pro forma non-operating income and losses, consisting of goodwill impairment, merger related expenses and securities gains, reflected an increase in the net non-operating loss recorded during the most recent twelve month period. The increase in the net non-operating loss was due to an increase in merger related expenses and a decrease in securities gains. Overall, the pro forma net non-operating loss increased from $38.4 million, or 0.24% of average assets, during the twelve months ended December 31, 2025 to $43.3 million, or 0.27% of average assets, during the twelve months ended Mach 31, 2026.

The pro forma income tax expense increased from $38.5 million, or 0.24% of average assets, for the twelve months ended December 31, 2025 to $43.0 million, or 0.26% of average assets, for the twelve months ended March 31, 2026. Higher pro forma pre-tax earnings largely accounted for the increase in the pro forma income tax expense.

Boards of Directors

June 18, 2026

2. Peer Group Financial Comparisons

Tables 3 and 4 present updated financial characteristics and operating results for Columbia Financial, the Peer Group and all publicly-traded thrifts. The financial data presented for Columbia Financial includes the estimated pro forma impact of the acquisition of Northfield Bancorp before the impact of the second-step offering, except that the regulatory capital ratios in Table 3 and the yield-cost spread in Table 4 are for Columbia Financial on a stand-alone basis. The Company’s and the Peer Group’s ratios are based on financial results through March 31, 2026.

In general, the comparative balance sheet ratios for the Company and the Peer Group did not vary significantly from the ratios exhibited in the Original Appraisal. Consistent with the Original Appraisal, the Company’s updated interest-earning asset composition reflected a lower concentration of loans and a higher concentration of cash and investments. Overall, the Company’s and the Peer Group’s updated interest-earning assets-to-assets ratios equaled 92.33% and 93.30%, respectively.

Consistent with the Original Appraisal, Columbia Financial’s funding composition showed a lower concentration of deposits and a higher concentration of borrowings relative to the comparable Peer Group measures. Updated interest-bearing liabilities-to-assets ratios equaled 88.51% and 87.43% for the Company and the Peer Group, respectively. Columbia Financial’s updated tangible equity-to-assets ratio equaled 8.43%, which remained slightly below the comparable Peer Group ratio of 8.97%. Overall, Columbia Financial’s updated interest-earning assets-to-interest-bearing liabilities (“IEA/IBL”) ratio equaled 104.32%, which remained below the comparable Peer Group ratio of 106.71%. As discussed in the Original Appraisal, the additional capital realized from stock proceeds should serve to increase Columbia Financial’s IEA/IBL ratio, as the level of interest-bearing liabilities funding assets will be lower due to the increase in capital realized from the offering and on the asset side of the balance sheet the net proceeds, net of the cash consideration to fund the acquisition of Northfield Bancorp, will be primarily deployed into interest-earning assets.

Updated growth rates for Columbia Financial and the Peer Group are based on growth for the twelve months ended March 31, 2026. The Company’s growth rates reflect Columbia Financial’s growth and the pro forma growth resulting from the acquisition of Northfield Bancorp. Columbia Financial recorded a 55.11% increase in assets, versus an 11.24% increase in assets for the Peer Group. Asset growth by the Company reflected a 47.77% increase in loans and an 89.78% increase in cash and investments. Comparatively, the Peer Group’s asset growth was realized through a 10.44% increase in loans and was supplemented with a 16.58% increase in cash and investments.

Acquisition-related growth continued to be the primary source for the Company’s higher deposit growth rate, with the Company and the Peer Group posting updated deposit growth rates of 52.07% and 11.72%, respectively. With the acquisition of Northfield Bancorp, the Company’s borrowings increased 89.75% compared to a 2.93% increase in borrowings for the Peer Group. Updated pre-conversion tangible equity growth rates for the Company and the Peer Group equaled 41.43% and 12.91%, respectively. The Company’s post-conversion capital growth rate will initially be constrained by maintenance of a higher pro forma capital position. Additionally, implementation of any stock repurchases and dividend payments,

Boards of Directors

June 18, 2026

Table 3
Balance Sheet Composition and Growth Rates
Comparable Institution Analysis
As of March 31, 2026 or the Most Recent Date Available

			Balance Sheet as a Percent of Assets										Balance Sheet Annual Growth Rates							Regulatory Capital
			Cash & Equival.	MBS & Invest	BOLI	Net Loans (1)	Deposits	Borrowed Funds	Sub. Debt	Total Equity	Goodwill & Intang	Tangible Equity	Assets	MBS, Cash Invests	Loans	Deposits	Borrows. &Subdebt	Total Equity	Tangible Equity	Tier 1 Leverage	Tier 1 Risk-Based	Risk-Based Capital
Columbia Financial, Inc.		NJ
March 31, 2026			1.88%	18.92%	2.86%	71.53%	75.74%	12.40%	0.37%	9.61%	1.18%	8.43%	55.11%	89.78%	47.77%	52.07%	89.75%	43.71%	41.43%	10.40%	14.23%	15.14%
All Public Banks and Non-MHC Thrifts
Averages			6.37%	16.55%	1.48%	70.44%	81.61%	4.65%	0.80%	11.49%	1.68%	9.83%	8.94%	7.48%	9.64%	9.10%	5.85%	13.87%	14.25%	10.50%	13.43%	15.30%
Medians			5.17%	15.27%	1.52%	73.18%	82.60%	3.17%	0.70%	11.03%	1.24%	9.14%	4.42%	3.04%	5.71%	4.38%	-2.69%	9.64%	11.71%	10.14%	12.89%	14.63%
Comparable Group
Averages			4.34%	13.45%	1.77%	75.51%	81.97%	4.57%	0.89%	11.33%	2.36%	8.97%	11.24%	16.58%	10.44%	11.72%	2.93%	12.36%	12.91%	9.91%	12.59%	13.69%
Medians			2.80%	13.47%	1.87%	75.98%	83.54%	2.81%	1.05%	11.36%	2.18%	8.92%	6.40%	9.66%	3.89%	8.46%	-7.90%	7.30%	8.41%	9.95%	12.26%	13.33%
Comparable Group
CCNE	CNB Financial Corporation	PA	7.08%	11.83%	1.88%	74.78%	83.86%	2.64%	1.24%	10.44%	1.42%	9.02%	35.25%	17.41%	39.53%	30.77%	106.13%	42.37%	32.30%	10.53%	13.67%	14.50%
CNOB	ConnectOne Bancorp, Inc.	NJ	2.42%	8.92%	2.63%	81.58%	81.02%	6.04%	1.42%	11.20%	1.95%	9.25%	45.60%	63.58%	42.79%	48.23%	49.64%	27.03%	26.34%	10.81%	12.35%	13.33%
DCOM	Dime Commercial Bancshares, Inc.	NY	13.73%	10.33%	2.70%	70.34%	84.00%	3.18%	1.54%	9.98%	1.06%	8.92%	6.40%	47.95%	-2.14%	8.46%	-14.52%	6.02%	6.86%	10.42%	14.62%	15.60%
FCF	First Commonwealth Financial Corporation	PA	2.80%	13.47%	1.92%	76.14%	84.89%	0.55%	1.05%	12.66%	3.25%	9.41%	4.04%	7.82%	3.57%	5.56%	-48.93%	7.30%	8.41%	9.95%	12.01%	13.76%
KRNY	Kearny Financial Corp.	NJ	1.63%	15.11%	4.10%	75.54%	75.31%	13.93%	0.00%	10.03%	1.51%	8.52%	-1.62%	-3.28%	-1.05%	0.38%	-12.68%	1.99%	2.43%	8.92%	13.70%	14.64%
NBTB	NBT Bancorp Inc.	NY	4.42%	17.03%	1.97%	70.41%	84.81%	0.99%	0.84%	11.81%	3.13%	8.68%	16.88%	21.11%	15.51%	17.38%	-4.97%	22.27%	20.36%	9.47%	12.06%	13.17%
OCFC	OceanFirst Financial Corp.	NJ	0.94%	15.42%	1.87%	75.98%	76.64%	8.70%	1.75%	11.47%	3.61%	7.86%	9.37%	12.99%	9.85%	9.62%	29.80%	-2.33%	-2.59%	8.80%	11.73%	12.60%
PGC	Peapack-Gladstone Financial Corporation	NJ	3.29%	10.61%	0.62%	82.81%	88.67%	1.38%	0.00%	9.08%	0.58%	8.50%	8.12%	-10.03%	12.22%	8.59%	-25.64%	12.44%	13.66%	9.02%	10.77%	11.83%
PFS	Provident Financial Services, Inc.	NJ	0.88%	14.52%	1.64%	77.29%	75.79%	10.09%	1.62%	11.36%	3.07%	8.29%	4.03%	8.65%	3.89%	3.53%	5.35%	7.68%	12.98%	10.49%	12.26%	13.16%
STBA	S&T Bancorp, Inc.	PA	3.41%	10.36%	0.86%	79.11%	82.31%	1.01%	0.50%	14.39%	3.78%	10.61%	2.32%	9.66%	1.67%	3.70%	-23.05%	0.89%	1.29%	11.31%	13.87%	15.44%
TMP	Tompkins Financial Corporation	NY	1.97%	19.89%	0.90%	73.83%	81.12%	6.53%	0.00%	10.89%	0.84%	10.05%	6.05%	5.91%	6.90%	4.45%	-7.90%	27.70%	34.92%	8.98%	11.74%	12.66%
UVSP	Univest Financial Corporation	PA	2.73%	6.59%	1.75%	84.33%	83.69%	2.81%	1.21%	11.69%	2.18%	9.51%	2.09%	8.17%	1.59%	2.33%	-8.57%	5.37%	6.70%	9.51%	10.83%	12.08%
WSFS	WSFS Financial Corporation	DE	11.18%	20.71%	0.17%	59.50%	83.54%	1.58%	0.41%	12.28%	4.35%	7.93%	7.58%	25.64%	1.38%	9.42%	-6.53%	1.99%	4.16%	10.58%	14.01%	15.21%

(1)	Includes loans held for sale.

Source: S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2026 by RP® Financial, LC.

Boards of Directors

June 18, 2026

Table 4
Income as Percent of Average Assets and Yields, Costs, Spreads
Comparable Institution Analysis
For the 12 Months Ended March 31, 2026 or the Most Recent 12 Months Available

				Net Interest Income					Non-Interest Income			NonOp Items			Yields, Costs, and Spreads
			Net Income	Income	Expense	NII	Loss Provis. on IEA	NII After Provis.	Gain on Sale of Loans	Other Non-Int Income	Total Non-Int Expense	Net Gains/ Losses (1)	Extrao. Items	Provision for Taxes	Yield On IEA	Cost Of IBL	Yld-Cost Spread	MEMO: Assets/ FTE Emp.	MEMO: Effective Tax Rate
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)
Columbia Financial, Inc.		NJ
March 31, 2026			0.47%	4.73%	2.21%	2.52%	0.08%	2.44%	0.00%	0.31%	1.75%	-0.27%	0.00%	0.26%	4.77%	3.06%	1.71%	$14,258	35.90%
All Public Banks and Non-MHC Thrifts
Averages			1.07%	5.26%	1.91%	3.35%	0.23%	3.13%	0.11%	0.74%	2.56%	-0.08%	0.00%	0.29%	5.64%	2.71%	2.93%	$10,767	19.94%
Medians			1.11%	5.14%	1.84%	3.31%	0.11%	3.15%	0.03%	0.55%	2.43%	-0.01%	0.00%	0.29%	5.54%	2.67%	2.92%	$9,567	21.06%
Comparable Group
Averages			1.07%	4.98%	1.89%	3.10%	0.15%	2.93%	0.02%	0.68%	2.28%	0.06%	0.00%	0.35%	5.35%	2.71%	2.63%	$11,645	24.17%
Medians			1.16%	5.05%	2.02%	3.13%	0.11%	3.08%	0.01%	0.56%	2.42%	-0.01%	0.00%	0.33%	5.33%	2.70%	2.59%	$10,452	23.25%
Comparable Group
CCNE	CNB Financial Corporation	PA	1.07%	5.50%	2.02%	3.48%	0.12%	3.27%	0.00%	0.50%	2.44%	-0.09%	0.00%	0.26%	5.95%	2.66%	3.29%	$9,166	19.33%
CNOB	ConnectOne Bancorp, Inc.	NJ	0.74%	5.30%	2.32%	2.98%	0.37%	2.62%	0.02%	0.18%	1.58%	-0.20%	0.00%	0.30%	5.68%	3.27%	2.41%	$19,228	28.90%
DCOM	Dime Commercial Bancshares, Inc.	NY	0.85%	4.76%	1.85%	2.91%	0.30%	2.61%	0.01%	0.32%	1.72%	-0.01%	0.00%	0.36%	5.04%	2.90%	2.14%	$16,796	29.90%
FCF	First Commonwealth Financial Corporation	PA	1.29%	5.27%	1.67%	3.61%	0.03%	3.50%	0.06%	0.68%	2.42%	0.06%	0.00%	0.33%	5.72%	2.47%	3.25%	$7,703	20.45%
KRNY	Kearny Financial Corp.	NJ	0.47%	4.25%	2.27%	1.99%	0.04%	1.95%	0.01%	0.26%	1.65%	0.02%	0.00%	0.11%	4.52%	2.78%	1.74%	$14,167	19.49%
NBTB	NBT Bancorp Inc.	NY	1.16%	4.67%	1.33%	3.34%	0.19%	3.15%	0.00%	1.28%	2.77%	-0.11%	0.00%	0.35%	5.11%	2.12%	2.99%	$6,949	23.13%
OCFC	OceanFirst Financial Corp.	NJ	0.50%	4.72%	2.06%	2.66%	0.09%	2.57%	0.02%	0.26%	2.04%	-0.14%	0.00%	0.15%	5.13%	2.70%	2.43%	$16,099	23.25%
PGC	Peapack-Gladstone Financial Corporation	NJ	0.60%	5.05%	2.12%	2.93%	0.36%	2.57%	0.02%	1.10%	2.90%	0.02%	0.00%	0.24%	5.13%	2.94%	2.19%	$11,406	28.74%
PFS	Provident Financial Services, Inc.	NJ	1.24%	5.20%	2.07%	3.13%	0.00%	3.14%	0.00%	0.44%	1.86%	0.00%	0.00%	0.49%	5.61%	2.86%	2.75%	$13,549	28.12%
STBA	S&T Bancorp, Inc.	PA	1.39%	5.29%	1.66%	3.62%	0.11%	3.52%	0.00%	0.56%	2.33%	-0.02%	0.00%	0.35%	5.72%	2.68%	3.04%	$8,191	20.19%
TMP	Tompkins Financial Corporation	NY	2.00%	4.73%	1.56%	3.17%	0.09%	3.08%	0.00%	0.66%	2.43%	1.26%	0.00%	0.79%	4.94%	2.35%	2.59%	$10,452	28.29%
UVSP	Univest Financial Corporation	PA	1.16%	5.26%	2.27%	3.00%	0.14%	2.85%	0.04%	1.03%	2.50%	0.00%	0.00%	0.29%	5.60%	3.21%	2.39%	$8,525	19.97%
WSFS	WSFS Financial Corporation	DE	1.44%	4.76%	1.32%	3.44%	0.11%	3.33%	0.04%	1.61%	3.01%	-0.04%	0.00%	0.47%	5.33%	2.30%	3.03%	$9,158	24.48%

(1)	Net gains/losses includes gain/loss on sale of securities and nonrecurring income and expense.
Source:

S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2026 by RP® Financial, LC.

Boards of Directors

June 18, 2026

pursuant to regulatory limitations and guidelines, could also slow the Company’s capital growth rate in the longer term following the stock offering.

Table 4 displays comparative operating results for Columbia Financial and the Peer Group, based on earnings for the twelve months ended March 31, 2026. The Company’s earnings have been adjusted to reflect the pro forma impact of the Northfield Bancorp acquisition, with the exception of the Company’s yield-cost interest rate spread. Columbia Financial and the Peer Group reported net income to average assets ratios of 0.47% and 1.07%, respectively. The Peer Group’s higher return was realized through higher ratios for net interest income, non-interest operating income and non-operating income and lower effective tax rate, while the Company maintained earnings advantages with respect to lower ratios for credit loss provisions and operating expenses.

Updated expense coverage ratios posted by Columbia Financial and the Peer Group equaled 1.44x and 1.36x, respectively, as the Peer Group’s higher net interest income ratio was more than offset by the Company’s lower operating expense ratio. The Peer Group’s higher net interest income ratio was realized through a higher interest income ratio and a lower interest expense ratio.

Non-interest operating income remained a more significant contributor to the Peer Group’s earnings, as such income amounted to 0.31% and 0.70% of the Company’s and the Peer Group’s average assets, respectively. Accordingly, taking non-interest operating income into account in assessing Columbia Financial’s core earnings strength relative to the Peer Group’s, the Company’s updated efficiency ratio of 61.84% remained slightly less favorable than the Peer Group’s efficiency ratio of 60.00%.

Credit loss provisions remained a slightly larger factor in the Peer Group’s earnings, equaling 0.08% and 0.15% of average assets for the Company and the Peer Group, respectively.

Non-operating gains and losses remain as an earning advantage for the Peer Group. The Company recorded a net non-operating loss equal to 0.27% of average assets, versus net non-operating income equal to 0.06% of average assets for the Peer Group. As set forth in the Original Appraisal, typically, such gains and losses are discounted in valuation analyses as they tend to have a relatively high degree of volatility, and, thus, are not considered part of core operations. Extraordinary items remained a non-factor in the Company’s and the Peer Group’s updated earnings.

The Company’s effective tax rate of 35.90% remained above the Peer Group’s effective tax rate of 24.17%.

The Company’s updated credit quality measures continued to imply a slightly lower degree of credit risk exposure relative to the comparable Peer Group measures. Columbia Financial’s ratios include the pro forma impact of the Northfield Bancorp acquisition. As shown in Table 5, the Company’s non-performing assets/assets and non-performing loans/loans ratios of 0.42% and 0.53%, respectively, were lower than the comparable Peer Group ratios of 0.87% and 1.07%. The Company’s updated reserve coverage ratios indicated a lower level of reserves as a percent of non-performing loans (109.51% versus 125.68% for the

Boards of Directors

June 18, 2026

Table 5

Credit Risk Measures and Related Information

Comparable Institution Analysis

As of March 31, 2026 or the Most Recent Date Available

			REO/ Assets	NPAs & 90+Del/ Assets (1)	NPLs/ Loans (2)	Rsrves/ Loans HFI	Rsrves/ NPLs (2)	Rsrves/ NPAs & 90+Del (1)	Net Loan Chargeoffs (3)	NLCs/ Loans
			(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)
Columbia Financial, Inc.		NJ
March 31, 2026			0.04%	0.42%	0.53%	0.58%	109.51%	100.07%	$7,274	0.06%
All Public Banks and Non-MHC Thrifts
Averages			0.05%	0.63%	0.76%	1.26%	242.20%	212.49%	$198,661	0.29%
Medians			0.01%	0.51%	0.62%	1.17%	183.90%	169.00%	$6,885	0.14%
Comparable Group
Averages			0.03%	0.87%	1.07%	1.10%	125.68%	111.51%	$19,458	0.21%
Medians			0.00%	0.76%	0.92%	1.11%	109.82%	105.09%	$16,308	0.19%
Comparable Group
CCNE	CNB Financial Corporation	PA	0.03%	0.59%	0.74%	1.01%	137.11%	128.85%	$6,638	0.09%
CNOB	ConnectOne Bancorp, Inc.	NJ	0.00%	0.75%	0.83%	1.30%	156.36%	144.60%	$21,490	0.20%
DCOM	Dime Commercial Bancshares, Inc.	NY	0.00%	1.06%	1.49%	0.95%	63.38%	63.38%	$33,836	0.31%
FCF	First Commonwealth Financial Corporation	PA	0.00%	1.00%	1.26%	1.37%	108.52%	105.73%	$34,438	0.36%
KRNY	Kearny Financial Corp.	NJ	0.00%	1.06%	1.38%	0.77%	55.77%	55.77%	$2,393	0.04%
NBTB	NBT Bancorp Inc.	NY	0.00%	0.39%	0.51%	1.20%	235.41%	222.65%	$16,403	0.14%
PGC	Peapack-Gladstone Financial Corporation	NJ	0.00%	1.88%	2.25%	1.04%	46.31%	46.31%	$34,553	0.57%
PFS	Provident Financial Services, Inc.	NJ	0.01%	0.72%	0.91%	0.90%	99.31%	98.20%	$13,923	0.07%
STBA	S&T Bancorp, Inc.	PA	0.00%	0.73%	0.92%	1.17%	127.90%	127.90%	$16,212	0.20%
TMP	Tompkins Financial Corporation	NY	0.00%	0.64%	0.85%	0.90%	105.20%	104.45%	$10,431	0.17%
UVSP	Univest Financial Corporation	PA	0.30%	0.76%	0.49%	1.28%	261.72%	143.87%	$10,695	0.16%
WSFS	WSFS Financial Corporation	DE	0.06%	0.85%	1.21%	1.36%	111.12%	96.40%	$32,481	0.24%

(1)	NPAs are defined as nonaccrual loans, accruing loans 90 days or more past due, performing TDRs, and OREO.
(2)	NPLs are defined as nonaccrual loans, accruing loans 90 days or more past due and performing TDRs.
(3)	Net loan chargeoffs are shown on a last twelve month basis.

Source:

S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obrained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2026 by RP® Financial, LC.

Boards of Directors

June 18, 2026

Peer Group) and a lower level of reserves as a percent of loans (0.58% versus 1.10% for the Peer Group). The Company’s lower reserve ratios reflect fair value accounting for the acquisition of Northfield Bancorp, which eliminates Northfield Bancorp’s allowance for credit losses. Net loan charge-offs remained a more significant factor for the Peer Group, with net loan charge-offs as a percent of loans equal to 0.21% for the Peer Group compared to 0.06% for the Company.

3. Stock Market Conditions

Since the date of the Original Appraisal, the performance of the broader stock market has generally been positive. Signs that the U.S. economy was gaining momentum propelled the Dow Jones Industrial Average (“DJIA”) to a close above 50000 for the first time on February 6, 2026. Worries that the rapidly growing artificial intelligence (“AI”) industry would hurt the long-term outlook for technology and financial companies, along with U.S. military build-up in the Middle East, pressured stocks lower through mid-February. Technology stocks led a stock market rebound in late-February, which was followed by stocks generally trading lower through the first half of March. Factors contributing to the stock market selloff included concerns about AI disruption, market stress for private-credit lenders, a spike in oil prices caused by the broadening Middle East conflict and a disappointing employment report for February. Concerns over how long the war with Iran would last and the prospect of Federal Reserve interest cuts being dimmed by higher oil prices sustained the broader stock market downturn through late-March, as the DJIA and NASDAQ moved into correction territory. Stocks ended a weak first quarter with a strong rally, which was driven by investors seeing a potential off ramp to the war with Iran.

After trading in a mixed range at the beginning of the second quarter of 2026, a two-week cease-fire between the U.S. and Iran and the potential for a peace deal that would reopen the Strait of Hormuz propelled stock market gains through mid-April. Uncertainty surrounding the ongoing negotiations between the U.S. and Iran provided for an up and down market in the second half April, with the major U.S. stock indexes rallying higher at end of April in reaction to the strong earnings reported by Alphabet and Caterpillar. Overall, April was the best month for stocks since 2020. The first couple of trading days of May saw the NASDAQ and the S&P 500 close at fresh highs, which was followed by stocks trading lower as fighting in the Iran war escalated and oil prices spiked higher. A better-than-expected jobs report for April and a strong rally in technology stocks tied to the buildout of AI related industries powered the S&P 500 and NASDAQ to record highs heading into mid-May. Stocks turned lower going into the second half of May, as higher oil prices raised inflation concerns that also sparked a selloff in Treasury bonds. Growing optimism over a peace deal between the U.S. and Iran, along with some strong earnings reports drove major U.S. stock indexes to record highs in the last week of May. Renewed skepticism over the U.S. and Iran negotiating a peace deal caused stocks to retreat at the beginning of June, with the S&P 500 trading lower on June 3rd after nine consecutive days of gains. Healthcare and financial stocks led the DJIA to a record high close ahead of the release of May’s unemployment report, which was followed by a steep selloff in tech shares with the NASDAQ posting its worst day in more than a year on June 5th. The selloff was prompted by fears of rising interest rates based on May’s employment report showing stronger-than-expected job, as well as new concerns that the significant investment in AI technology would not produce adequate returns. Renewed fighting in the Middle East followed by hopes that the U.S. and Iran were nearing a peace deal translated into a volatile market for

Boards of Directors

June 18, 2026

the major U.S. stock indexes heading into mid-June. Oil prices fell, bonds rallied and the DJIA closed at a record high on June 15th after President announced a deal to end the war with Iran. Market volatility continued going in the second half of June as stocks fell after the Federal Reserve left its target rate unchanged while signaling their next move might be to raise interest rates, which was followed stock rebounding on expectations that the reopening the Strait of Hormuz would provide for lower oil prices and ease inflationary pressures. On June 18, 2026, the DJIA closed at 51564.70 or 4.37% higher since the date of the Original Appraisal and the NASDAQ closed at 26517.93 or 12.40% higher since the date of the Original Appraisal. The S&P 500 closed at 7500.58 on June 18, 2026, an increase of 7.51% since the date of the Original Appraisal.

The market for financial shares has been mixed since the date of the Original Appraisal. After trading higher at the beginning of February on indications that U.S. economy was gaining momentum, bank stocks were among the sectors that experienced a mid-February selloff on concerns that AI would hurt the long-term outlook for financial companies. Concerns about the direction of interest rates, fading hopes of a quick resolution to the war with Iran and a challenging market for private lenders factored into bank shares continuing to trade lower in the second half of March. Bank stocks rallied along with the broader stock market at the conclusion of the first quarter and into early-April and then stabilized through mid-April at the start of the second quarter earnings season. As bank earnings were generally in-line with expectations, bank stocks traded in a narrow range through the second half of April and the beginning of May. A spike in oil prices and higher interest rates translated into bank shares trading lower at the start of the first full week of May. Inflation concerns contributed to bank shares experiencing additional selling pressure in mid-May, while the prospect of a Middle East peace deal contributed to bank shares trading higher for the balance of May and the start of June. Bank shares surged higher ahead of the release of the jobs report for May, as financial stocks were viewed as a safe haven investment alternative for investors concerned about a potential bubble in tech stocks. Favorable economic data regarding the May employment report showing strong job growth and a pick-up in existing home sales for May helped to sustain the positive trend in bank stocks going into mid-June. Bank shares retreated slightly at the conclusion of the Federal Reserve’s mid-June policy meeting and then edged up going into the second half of June on expectations that lower oil prices would ease inflationary pressures. On June 18, 2026, the S&P BMI Banks Index closed at 264.5, an increase of 3.40% since February 2, 2026.

Since the date of the Original Appraisal, the updated pricing measures for the Peer Group indicate that the Peer Group outperformed the market for all publicly-traded banks and thrifts. Since the date of the Original Appraisal, the stock prices of all twelve Peer Group companies were higher as of June 18, 2026. A comparative pricing analysis of the Peer Group and all publicly-traded banks and thrifts is shown in the following table, based on closing stock market prices as of February 2, 2026 and June 18, 2026.

Boards of Directors

June 18, 2026

Average Pricing Characteristics

	At Feb. 2, 2026		At June 18, 2026		% Change
Peer Group
Price/Earnings (x)	12.85	x	13.34	x	3.81%
Price/Core Earnings (x)	12.81		13.17		2.81
Price/Book (%)	107.09%		118.03%		10.22
Price/Tangible Book(%)	136.39		148.82		9.11
Price/Assets (%)	12.04		13.21		9.72
Avg. Mkt. Capitalization ($Mil)	$1,619.18		$1,746.85		7.88
All Publicly-Traded Banks and Thrifts
Price/Earnings (x)	13.46	x	13.32	x	(1.04)%
Price/Core Earnings (x)	12.90		12.49		(3.18)
Price/Book (%)	124.42%		127.33%		2.34
Price/Tangible Book(%)	149.05		152.90		2.58
Price/Assets (%)	13.88		14.13		1.80
Avg. Mkt. Capitalization ($Mil)	$10,076.84		$10,437.81		3.58

As set forth in the Original Appraisal, the “new issue” market is separate and distinct from the market for seasoned issues like the Peer Group companies in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between the pricing of converting and existing issues is perhaps most evident in the case of the price/book (“P/B”), and the price/tangible book (“P/TB”) ratio, in that the book value based ratios of a converting thrift will typically result in a discount to book value, whereas in the current market for existing thrifts the P/B ratio, and P/TB ratiom, may reflect a premium to book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

As shown in Table 6, five standard conversions and two second-step conversions have been completed during the past twelve months. The second-step conversion offerings are considered to be more relevant for Columbia Financial’s pro forma pricing. The average closing pro forma price/tangible book ratio of the two recent second-step conversion offerings equaled 58.9%. On average, the two recent second-step conversion offerings had price appreciation of 11.1% after their first week of trading. As of June 18, 2026, the two recent second-step conversion offerings showed an average price increase of 48.2% from their respective second-step offering prices.

The comparability of the recent second-step conversion offerings to Columbia Financial’s second-step offering is somewhat limited by the significantly larger size of the

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June 18, 2026

Table 6

Pricing Characteristics and After-Market Trends

Conversions Completed Twelve Months Ended June 18, 2026

Institutional Information			Pre-Conversion Data				Offering Information				Contribution to		Insider Purchases					Pro Forma Data							Post-IPO Pricing Trends
			Financial Info.		Asset Quality						Char. Found.		% Off Incl. Fdn.+Merger Shares					Pricing Ratios(2)(5)			Financial Charac.				Closing Price:
							Excluding Foundation					% of	Benefit Plans				Initial								First		After		After
Institution	Conversion Date	Ticker	Assets	Equity/ Assets	NPAs/ Assets	Res. Cov.	Gross Proc.	% Offer	% of Mid.	Exp./ Proc.	Form	Public Off. Inc. Fdn.	ESOP	Recog. Plans	Stk Option	Mgmt.& Dirs.	Div. Yield	P/TB	Core P/E	P/A	Core ROA	TE/A	Core ROE	IPO Price	Trading Day	% Chg	First Week(3)	% Chg	First Month(4)	% Chg	Thru 6/18/2026	% Chg
			($Mil)	(%)	(%)	(%)	($Mil.)	(%)	(%)	(%)		(%)	(%)	(%)	(%)	(%)(1)	(%)	(%)	(x)	(%)	(%)	(%)	(%)	($)	($)	(%)	($)	(%)	($)	(%)	($)	(%)
Standard Conversions
PSB Financial, Inc. -MT	5/22/26	PNSB-OTCQB	$120	15.39%	0.71%	134%	$17.2	100%	132%	9.3%	N.A.	N.A.	8.0%	4.0%	10.0%	6.1%	0.00%	53.7%	55.6x	12.9%	0.1%	24.0%	0.4%	$10.00	$10.50	5.0%	$11.55	15.5%	$11.15	11.5%	$11.15	11.5%
URSB Bancorp, Inc. - NJ*	3/27/26	URSB-OTCQB	$353	5.42%	0.28%	200%	$23.1	100%	132%	7.4%	C/S	$250/0.86%	8.0%	4.0%	10.0%	3.0%	0.00%	62.0%	36.8x	6.3%	0.2%	10.1%	1.7%	$10.00	$10.70	7.0%	$11.48	14.8%	$11.35	13.5%	$11.45	14.5%
Hoyne Bancorp, Inc. -IL*	12/4/25	HYNE-NASDAQ	$453	19.60%	0.20%	269%	$79.4	100%	132%	3.4%	C/S	$250/2.00%	8.0%	4.0%	10.0%	3.0%	0.00%	52.0%	NM	15.6%	0.0%	30.0%	-0.1%	$10.00	$14.00	40.0%	$13.75	37.5%	$14.19	41.9%	$16.59	65.9%
Security Midwest Bancorp, Inc., IL	8/1/25	SBMW-OTCQB	$218	6.41%	0.40%	129%	$8.9	100%	89%	15.2%	N.A.	N.A.	7.0%	3.0%	10.0%	13.5%	0.00%	45.4%	9.0x	4.0%	0.4%	8.8%	5.1%	$10.00	$11.40	14.0%	$11.12	11.2%	$12.30	23.0%	$17.00	70.0%
Avidia Bancorp, Inc., MA*	8/1/25	AVBC-NYSE	$2,707	6.87%	0.44%	184%	$191.8	100%	132%	3.0%	C/S	$1,000/4.48%	8.0%	4.0%	10.0%	3.4%	0.00%	59.5%	14.2x	7.0%	0.5%	11.8%	4.1%	$10.00	$14.64	46.4%	$14.58	45.8%	$15.47	54.7%	$20.14	101.4%
	Averages - Standard Conversions:		$770	10.74%	0.41%	183%	$64.1	100%	123%	7.7%	N.A.	N.A.	7.8%	3.8%	10.0%	5.8%	0.00%	54.5%	28.9x	9.2%	0.2%	16.9%	2.2%	$10.00	$12.25	22.5%	$12.50	25.0%	$12.89	28.9%	$15.27	52.7%
	Medians - Standard Conversions:		$353	6.87%	0.40%	184%	$23.1	100%	132%	7.4%	N.A.	N.A.	8.0%	4.0%	10.0%	3.4%	0.00%	53.7%	25.5x	7.0%	0.2%	11.8%	1.7%	$10.00	$11.40	14.0%	$11.55	15.5%	$12.30	23.0%	$16.59	65.9%
Second Step Conversions
Seneca Bancorp, Inc., NY*	10/16/25	SNNF-OTCQX	$299	7.94%	0.31%	186%	$10.4	58%	100%	15.1%	N.A.	N.A.	8.0%	4.0%	10.0%	9.6%	0.00%	58.6%	20.8x	5.8%	0.3%	16.9%	2.8%	$10.00	$10.22	2.2%	$10.10	1.0%	$9.75	-2.5%	$12.23	22.3%
Lake Shore Bancorp, Inc., NY*	7/21/25	LSBK-NASDAQ	$689	13.16%	0.66%	114%	$49.5	63%	99%	4.4%	N.A.	N.A.	8.0%	4.0%	10.0%	5.3%	0.00%	59.2%	14.4x	10.7%	0.7%	18.1%	4.1%	$10.00	$11.95	19.5%	$12.11	21.1%	$12.33	23.3%	$17.40	74.0%
	Averages - Second Step Conversions:		$494	10.55%	0.49%	150%	$30.0	61%	100%	9.8%	N.A.	N.A.	8.0%	4.0%	10.0%	7.5%	0.00%	58.9%	17.6x	8.3%	0.5%	17.5%	3.5%	$10.00	$11.09	10.9%	$11.11	11.1%	$11.04	10.4%	$14.82	48.2%
	Medians - Second Step Conversions:		$494	10.55%	0.49%	150%	$30.0	61%	100%	9.8%	N.A.	N.A.	8.0%	4.0%	10.0%	7.5%	0.00%	58.9%	17.6x	8.3%	0.5%	17.5%	3.5%	$10.00	$11.09	10.9%	$11.11	11.1%	$11.04	10.4%	$14.82	48.2%
Mutual Holding Companies
	Averages - MHC Conversions:
	Medians - MHC Conversions:
	Averages - All Conversions:		$691	10.68%	0.43%	174%	$54.3	89%	117%	8.3%	N.A.	N.A.	7.9%	3.9%	10.0%	6.3%	0.00%	55.8%	25.1x	8.9%	0.3%	17.1%	2.6%	$10.00	$11.92	19.2%	$12.10	21.0%	$12.36	23.6%	$15.14	51.4%
	Medians - All Conversions:		$353	7.94%	0.40%	184%	$23.1	100%	132%	7.4%	N.A.	N.A.	8.0%	4.0%	10.0%	5.3%	0.00%	58.6%	17.6x	7.0%	0.3%	16.9%	2.8%	$10.00	$11.40	14.0%	$11.55	15.5%	$12.30	23.0%	$16.59	65.9%

Note: *—Appraisal performed by RP Financial; BOLD = RP Financial assisted in the business plan preparation, “NT” - Not Traded; “NA” - Not Applicable, Not Available; C/S-Cash/Stock.

(1) As a percent of MHC offering for MHC transactions.	(5) Mutual holding company pro forma data on full conversion basis.
(2) Does not take into account the adoption of SOP 93-6.	(6) Simultaneously completed acquisition of another financial institution.
(3) Latest price if offering is less than one week old.	(7) Simultaneously converted to a commercial bank charter.
(4) Latest price if offering is more than one week but less than one month old.	(8) Former credit union.6/18/2026

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June 18, 2026

Company’s offering, which is expected to attract large and institutional investor interest relative to the two smaller second-step offerings referenced.

As set forth in the Original Appraisal, RP Financial’s analysis of stock market conditions also considered recent trading activity in CLBK’s stock. Since the date of the Original Appraisal, the trading price of CLBK’s stock ranged from a low closing price of $17.18 on March 18, 2026 to a high closing price of $20.94 on June 9, 2026. As of June 18, 2026, the Company’s closing stock price was $20.03 per share, indicating a 13.10% increase from CLBK’s closing stock price of $17.71 per share as of the February 2, 2026 date of the Original Appraisal.

4. Results of the Offering

Columbia Financial’s subscription offering concluded on June 16, 2026. The total takedown of the offering amounted to $934,930,290, based on orders received for 93,493,029 shares at $10.00 per share. There were 5,226 orders received for the Company’s stock. The total orders received in the subscription offering were below the $1.0 billion adjusted minimum of the offering range. Based on information provided by Keefe, Bruyette & Woods, Inc. (“KBW”) there were 100 orders for the individual maximum order amount of $3.0 million and one order for the group maximum purchase amount of $10.0 million, which totaled $310.0 million or 33.16% of the total takedown. Out-of-state orders (excluding 401(k) purchases) accounted for 62.58% of the total takedown and 70.29% of the maximum orders received (including the one group maximum purchase order). The prospectus indicated that intended purchases by the Board, executive officers and their associates totaled $4.2 million. A distribution summary of the orders received, as provided by KBW, is shown in the table below.

Category	Shares Ordered	Number of Orders	Average Shares Ordered	Percent of Total Orders
Eligible Account Holders	88,044,804	4,991	17,641	94.17%
ESOP(1)	—	—	—	—
401(k)	736,994	1	736,994	0.79
Supplemental Elg. Acct. Holders	4,433,958	186	23,838	4.74
Other Members	277,273	48	5,777	0.30

Total(2)	93,493,029	5,226	17,890	100.00%

(1) ESOP will purchase 3.0% of the second-step offering shares at the proposed closing value.

Summary of Adjustments

In the Original Appraisal, we made the following adjustments to Columbia Financial’s pro forma value based upon our comparative analysis to the Peer Group:

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June 18, 2026

Key Valuation Parameters:	Previous Valuation Adjustment
Financial Condition	Slight Upward
Profitability, Growth and Viability of Earnings	Slight Downward
Asset Growth	Slight Upward
Primary Market Area	No Adjustment
Dividends	No Adjustment
Liquidity of the Shares	No Adjustment
Marketing of the Issue	No Adjustment
Management	No Adjustment
Effect of Govt. Regulations and Regulatory Reform	No Adjustment

The factors concerning the valuation parameters of primary market area, dividends, liquidity of the shares, management and effect of government regulations and regulatory reform did not change since the Original Appraisal. Accordingly, those parameters were not discussed further in this update.

In terms of balance sheet strength, on a pro forma basis the Company’s updated financial condition continued to warrant a slight upward adjustment, with the Company’s higher pro forma capital position as a percent of assets continuing to provide the primary basis for the adjustment. A slight downward adjustment remained appropriate for earnings, based on the Company’s lower pro forma core earnings measures for ROAA and ROAE. The slight upward adjustment for asset growth continued to give consideration to the Company’s higher pro forma tangible equity-to-assets ratio and resulting greater leverage capacity, as well stronger historical growth provided by the acquisition of Northfield Bancorp.

The broader market for bank and thrift stocks was up slightly since the date of the Original Appraisal, with the market-cap weighted S&P U.S. BMI Banks Index increasing 3.40% since the date of the Original Appraisal. Comparatively, the overall stock market outperformed bank stocks since the date of the Original Appraisal, as indicated by increases of 4.37%, 12.40% and 7.51% in the DJIA, NASDAQ and S&P 500, respectively. Comparatively, the Peer Group’s updated pricing measures, as well as CLBK’s stock price, showed more significant increases relative to the S&P U.S. BMI Banks Index and the updated pricing measures for all publicly-traded banks and thrifts. Two second-step conversion offerings have been completed during the past twelve and are currently trading above their IPO prices. Both of the second-step offerings were significantly smaller offerings compared to the size of Columbia Financial’s offering. Total orders received in the subscription offering were less than the adjusted minimum of the offering range.

Valuation Approaches

In applying the accepted valuation methodology promulgated by the regulatory agencies, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Columbia Financial’s to-be-issued stock — price/earnings (“P/E”), price/book (“P/B”), and price/assets (“P/A”) approaches — all performed on a pro forma basis including the effects of the conversion proceeds and the merger with Northfield Bancorp.

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In computing the pro forma impact of the offering and the related pricing ratios, the valuation parameters utilized in the Original Appraisal were updated with Columbia Financial’s and Northfield Bancorp’s financial data as of March 31, 2026.

Consistent with the Original Appraisal, this updated appraisal continues to be based primarily on fundamental analysis techniques applied to the Peer Group, including the P/E approach, the P/B approach and the P/A approach. Also consistent with the Original Appraisal, this updated appraisal incorporates a “technical” analysis of recently completed offerings, including principally the P/B approach which (as discussed in the Original Appraisal) is the most meaningful pricing ratio as the pro forma P/E ratios reflect an assumed reinvestment rate and do not yet reflect the actual use of proceeds.

RP Financial also considered the trading price of CLBK’s stock, which had a closing price of $20.03 as of June 18, 2026, an increase of 13.10% from its closing price as of February 2, 2026. The $20.03 closing trading price implied a pro forma market capitalization of approximately $2.083 billion, which is between the minimum and midpoint of the full conversion valuation range as set forth in the Original Appraisal.

The Company has adopted “Employers’ Accounting for Employee Stock Ownership Plans” (“ASC 718-40”), which causes earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted. However, we did consider the impact of ASC 718-40 in the valuation.

In preparing the pro forma pricing analysis, we took into account the FRB’s policy potentially leading to minority shareholder dilution with the consolidation of the MHC’s net assets with the issuer’s equity at closing. In the Company’s case, however, the MHC has net liabilities of $48,000, leading to a nominal reduction of equity. Accordingly, no adjustment to the minority shareholder exchange ratio per the FRB policy is applicable in the Company’s second-step conversion.

Overall, taking into account the foregoing factors, RP Financial concluded that as of June 18, 2026, the aggregate pro forma value of Columbia Financial’s conversion stock equaled $2,291,268,770, equal to 229,126,877 shares at $10.00 per share. The midpoint, which was unchanged from the midpoint value set forth in the Original Appraisal, is based on the sale of a 73.10% ownership interest to the public. The public offering at the midpoint value is $1,675,000,000, equal to 167,500,000 shares at $10.00 per share. The aggregate pro forma market value of Columbia Financial’s conversion stock, including the 41,800,140 shares of stock to-be-issued for the acquisition of Northfield Bancorp, was $2,709,270,170 at the midpoint, equal to 270,927,017 shares at $10.00 per share. The 73.10% ownership interest was based on the Company’s shares outstanding as of December 31, 2025, which is consistent with the date of the pro forma data in the Company’s prospectus. As of March 31, 2026, the MHC’s ownership interest equaled 72.99%.

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June 18, 2026

1. Price-to-Earnings (“P/E”). The application of the P/E valuation method requires calculating the Company’s pro forma market value by applying a valuation P/E multiple to the pro forma earnings base. In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of the net proceeds. The Company’s reported earnings, including the estimated pro forma impact of the Northfield Bancorp acquisition, equaled $76.788 million for the twelve months ended March 31, 2026. In deriving Columbia Financial’s core earnings, the adjustments made to reported earnings were to eliminate gain on securities of $288,000, change in fair value of equity securities of $1.140 million, goodwill impairment of $41.012 million and merger related expense of $3.746 million. As shown below, assuming an effective marginal tax rate of 27.0% for the earnings adjustments, the Company’s core earnings were estimated at $108.420 million for the twelve months ended March 31, 2026.

Amount
($000)
Net income (loss)	$76,788
Deduct; Gain on equity securities (1)	(210)
Deduct: Change in fair value of equity securities (1)	(832)
Add: Goodwill impairment (1)	29,939
Add: Merger related expenses (1)	2,735

Core earnings estimate	$108,420

(1)	Tax effected at 27.0%.

Based on Columbia Financial’s reported and estimated core earnings and incorporating the impact of the pro forma assumptions discussed previously, the Company’s reported and core P/E multiples at the $2.709 billion midpoint value equaled 25.84 times and 19.85 times, respectively. The Company’s updated reported and core P/E multiples indicate premiums of 93.70% and 50.72% relative to the Peer Group’s average reported and core P/E multiples of 13.34 times and 13.17 times, respectively (versus premiums of 122.41% and 72.21% relative to the Peer Group’s average reported and core P/E multiples as indicated in the Original Appraisal). The Company’s updated reported and core P/E multiples at the updated midpoint value indicated premiums of 96.35% and 54.84% relative to the Peer Group’s median reported and core P/E multiples, which equaled 13.16 times and 12.82 times, respectively (versus premiums of 124.51% and 79.64% relative to the Peer Group’s median reported and core P/E multiples as indicated in the Original Appraisal). The Company’s pro forma P/E ratios based on reported earnings at the adjusted minimum and the maximum equaled 22.23x and 27.90x, respectively, and based on core earnings at the adjusted minimum and the maximum equaled 16.33x and 21.66x, respectively. The Company’s implied conversion pricing ratios relative to the Peer Group’s pricing ratios are indicated in Table 7, and the pro forma calculations are detailed in Exhibits 2 and 3.

2. P/B Approach. In applying the P/B approach, we considered both reported book value and tangible book value, taking into account the pro forma impact of the Northfield Bancorp acquisition. Based on the $2.709 billion midpoint value, the Company’s P/B and P/TB ratios equaled 86.66% and 92.34%, respectively. In comparison to the average P/B and P/TB ratios indicated for the Peer Group of 118.03% and 148.82%, respectively, Columbia Financial’s updated ratios reflected a discount of 26.58% on a P/B basis and a discount of 37.95% on a P/TB basis (versus discounts of 18.73% and 31.99% from the Peer Group’s average P/B and

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June 18, 2026

Table 7

Fully-Converted Market Pricing Versus Peer Group

Columbia Financial, Inc.

As of June 18, 2026

			Market Capitalization		Per Share Data
					Core 12 Month EPS(1)	Book Value/ Share						Dividends(3)			Financial Characteristics(5)
			Price/ Share	Market Value			Pricing Ratios(2)					Amount/ Share	Yield	Payout Ratio(4)	Total Assets	Equity/ Assets	Tang. Eq./ T. Assets	NPAs/ Assets	Reported		Core		Offering Range	Exchange Ratio
							P/E	P/B	P/A	P/TB	P/Core								ROAA	ROAE	ROAA	ROAE
			($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($Mil)	(xl)
Columbia Financial, Inc.		NJ
Maximum			$10.00	$3,064.69	$0.46	$10.95	27.90x	91.32%	16.80%	96.99%	21.66x	$0.20	2.00%	55.79%	$18,241	18.39%	17.52%	0.38%	0.60%	3.28%	0.78%	4.22%	$1,926.25	2.5340x
Midpoint			$10.00	$2,709.27	$0.50	$11.54	25.84x	86.66%	15.05%	92.34%	19.85x	$0.20	2.00%	51.67%	$17,999	17.37%	16.47%	0.38%	0.58%	3.35%	0.76%	4.37%	$1,675.00	2.2035x
Minimum			$10.00	$2,365.58	$0.56	$12.22	23.74x	81.83%	13.32%	87.72%	18.02x	$0.20	2.00%	47.47%	$17,764	16.28%	15.35%	0.39%	0.56%	3.45%	0.74%	4.54%	$1,423.75	1.8729x
Adjusted Minimum			$10.00	$1,947.58	$0.61	$12.68	22.23x	78.86%	11.23%	85.54%	16.33x	$0.20	2.00%	44.47%	$17,342	14.24%	13.27%	0.40%	0.51%	3.55%	0.69%	4.83%	$1,005.75	1.8729x
All Public Banks and Non-MHC Thrifts(6)
Averages			$54.82	$10,437.81	$4.41	$41.77	13.32x	127.33%	14.13%	152.90%	12.49x	$1.19	2.62%	37.48%	$76,367	11.49%	9.98%	0.60%	1.06%	9.54%	1.16%	10.43%
Median			$35.04	$859.51	$3.09	$28.72	12.49x	119.55%	13.37%	146.73%	11.80x	$1.00	2.57%	31.46%	$6,528	11.00%	9.36%	0.48%	1.11%	10.34%	1.19%	11.03%
All Public Banks and Non-MHC Thrifts State of NJ(6)
Averages			$25.45	$1,347.76	$2.05	$24.92	14.45x	97.82%	11.38%	112.01%	13.76x	$0.60	2.76%	36.47%	$11,591	11.76%	10.49%	0.64%	0.94%	7.86%	0.96%	8.11%
Medians			$18.83	$533.04	$1.78	$22.63	13.05x	95.26%	11.56%	104.84%	12.36x	$0.44	2.51%	40.25%	$3,971	11.47%	9.43%	0.66%	0.86%	7.29%	0.96%	8.45%
Comparable Group
Averages			$41.47	$1,746.85	$3.17	$33.67	13.34x	118.03%	13.21%	148.82%	13.17x	$1.01	2.74%	34.38%	$12,966	11.32%	9.27%	0.53%	1.12%	9.94%	1.09%	9.63%
Medians			$40.32	$1,656.63	$2.88	$32.70	13.16x	120.48%	13.02%	144.35%	12.82x	$0.86	2.73%	36.84%	$11,103	11.28%	9.08%	0.56%	1.16%	10.15%	1.16%	10.16%
Comparable Group
CCNE	CNB Financial Corporation	PA	$32.16	$942.89	$3.08	$28.06	11.44x	114.63%	11.27%	134.19%	10.44x	$0.76	2.38%	26.33%	$8,515	10.44%	9.15%	0.58%	1.07%	10.36%	1.17%	11.35%
CNOB	ConnectOne Bancorp, Inc.	NJ	$32.45	$1,628.10	$2.41	$29.44	18.76x	110.21%	11.57%	135.61%	13.49x	$0.78	2.42%	42.49%	$14,210	11.20%	9.43%	0.29%	0.74%	6.52%	0.96%	8.45%
DCOM	Dime Commercial Bancshares, Inc.	NY	$39.00	$1,720.43	$2.68	$31.33	14.66x	124.47%	11.54%	140.62%	14.55x	$1.00	2.58%	37.59%	$15,000	9.98%	9.02%	0.64%	0.85%	8.43%	0.85%	8.50%
FCF	First Commonwealth Financial Corporation	PA	$19.53	$1,978.24	$1.58	$15.27	12.93x	127.89%	16.19%	172.06%	12.38x	$0.56	2.89%	36.09%	$12,263	12.66%	9.73%	0.54%	1.29%	10.25%	1.35%	10.70%
KRNY	Kearny Financial Corp.	NJ	$8.47	$533.04	$0.56	$11.79	14.86x	71.86%	7.21%	84.57%	15.18x	$0.44	5.24%	77.19%	$7,608	10.03%	8.65%	0.69%	0.47%	4.78%	0.46%	4.67%
NBTB	NBT Bancorp Inc.	NY	$46.68	$2,427.84	$3.98	$36.81	13.30x	126.82%	14.98%	172.58%	11.73x	$1.48	3.19%	42.17%	$16,204	11.81%	8.96%	0.36%	1.16%	10.06%	1.31%	11.39%
PGC	Peapack- Gladstone Financial Corporation	NJ	$44.75	$783.34	$2.47	$37.79	18.04x	118.42%	10.33%	126.92%	18.11x	$0.20	0.45%	8.06%	$7,699	9.08%	8.55%	0.77%	0.60%	6.85%	0.59%	6.82%
PFS	Provident Financial Services, Inc.	NJ	$22.72	$2,960.73	$2.56	$21.97	9.67x	103.42%	11.75%	141.64%	8.86x	$0.96	4.25%	40.85%	$25,202	11.36%	8.56%	0.58%	1.24%	11.04%	1.36%	12.04%
STBA	S&T Bancorp, Inc.	PA	$46.84	$1,685.16	$3.58	$39.46	13.12x	118.71%	17.08%	160.96%	13.08x	$1.48	3.16%	40.06%	$9,944	14.39%	11.03%	0.50%	1.39%	9.32%	1.39%	9.35%
TMP	Tompkins Financial Corporation	NY	$89.30	$1,284.40	$5.89	$65.78	7.65x	135.75%	14.78%	147.06%	15.15x	$2.68	3.05%	22.37%	$8,696	10.89%	10.14%	0.59%	2.00%	20.00%	1.01%	10.09%
UVSP	Univest Financial Corporation	PA	$41.64	$1,159.50	$3.31	$34.06	12.50x	122.25%	14.29%	150.27%	12.56x	$0.92	2.21%	26.73%	$8,142	11.69%	9.72%	0.46%	1.16%	10.27%	1.15%	10.22%
WSFS	WSFS Financial Corporation	DE	$74.14	$3,858.55	$5.95	$52.24	13.19x	141.91%	17.48%	219.34%	12.46x	$0.80	1.08%	12.63%	$22,107	12.28%	8.29%	0.40%	1.44%	11.40%	1.53%	12.02%

(1)

Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.

(2)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(3)	Indicated 12 month dividend, based on last quarterly dividend declared
(4)	Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)

Equity and tangible equity equal common equity and tangible common equity, respectively. ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.

(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: S&P Global Market Intelligence and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2026 by RP® Financial, LC.

Boards of Directors

June 18, 2026

P/TB ratios as indicated in the Original Appraisal). In comparison to the median P/B and P/TB ratios indicated for the Peer Group of 120.48% and 144.35%, respectively, Columbia Financial’s updated ratios at the $2.709 billion midpoint value reflected discounts of 28.07% and 36.03% (versus discounts of 19.06% and 29.82% from the Peer Group’s median P/B and P/TB ratios as indicated in the Original Appraisal). At the maximum of the range, the Company’s P/B and P/TB ratios equaled 91.32% and 96.99%, respectively. In comparison to the Peer Group’s average P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the maximum of the range reflected discounts of 22.63% and 34.83%, respectively. In comparison to the Peer Group’s median P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the maximum of the range reflected discounts of 24.20% and 32.81%, respectively.

3. P/A Approach. P/A ratios are generally not as a reliable indicator of market value, as investors do not place significant weight on total assets as a determinant of market value. Investors place significantly greater weight on book value and earnings – and which have received greater weight in our valuation analysis. At the $2.709 billion midpoint value Columbia Financial’s pro forma P/A ratio equaled 15.05%. In comparison to the Peer Group’s average P/A ratio of 13.21%, Columbia Financial’s P/A ratio indicated a premium of 13.93% (versus a premium of 24.75% at the midpoint valuation in the Original Appraisal). In comparison to the Peer Group’s median P/A ratio of 13.02%, Columbia Financial’s P/A ratio at the $2.709 billion updated midpoint value indicated a premium of 15.59% (versus a premium of 28.71% at the midpoint valuation in the Original Appraisal).

Comparison to Recent Offerings

As discussed previously, the average closing pro forma P/TB ratio of the two second-step offerings completed during the past twelve months equaled 58.90%. In comparison, the Company’s pro forma price/tangible book ratio of 92.34% at the midpoint value reflects an implied premium of 56.77% and at the maximum P/TB ratio of 96.99% reflects an implied premium of 64.67%.

Valuation Conclusion

Our analysis indicates that the Company’s estimated pro forma market value did not change from the midpoint value as set forth in the Original Appraisal. Accordingly, based on the foregoing, it is our opinion that, as of June 18, 2026, the estimated aggregate pro forma value of the shares of common stock of the Company to be issued and outstanding upon completing the conversion offering – including (1) newly-issued shares representing the MHC’s current ownership interest in the Company and (2) exchange shares issued to existing public shareholders of Columbia Financial – was $2,291,268,770 at the midpoint, equal to 229,126,877 shares at $10.00 per share. The resulting range of value and pro forma shares, all based on $10.00 per share, are as follows: $1,947,578,450 or 194,757,845 shares at the minimum/adjusted minimum and $2,634,959,080 or 263,495,908 shares at the maximum.

Boards of Directors

June 18, 2026

Based on this valuation and taking into account the MHC’s ownership interest, the midpoint of the offering range is $1,675,000,000 equal to 167,500,000 shares at $10.00 per share. The resulting offering range and offering shares, all based on $10.00 per share, are as follows: $1,423,750,000 or 142,375,000 shares at the minimum and $1,926,250,000 or 192,625,000 shares at the maximum. At the adjusted minimum of the offering range, the public offering is $1,005,748,600 equal to 100,574,860 shares at $10.00 per share and the merger shares applied to the offering range is $418,001,400 equal to 41,800,140 shares at $10.00 per share.

Taking into account the Company’s use of proceeds, as of June 18, 2026, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, including the 41,800,140 merger shares issued to Northfield Bancorp’s shareholders as part of the $597.1 million cash and stock merger with Northfield Bancorp was $2,709,270,170 at the midpoint, equal to 270,927,017 shares at a per share value of $10.00. Based on the foregoing valuation, the corresponding range of shares and market values based on a $10.00 per share price are as follows:

Shares

Conclusion	2nd Step Offering Shares	2nd Step Exchange Shares	Full Conversion Shares	Merger Shares Issued To Target	Merger Shares Applied to Offering	Total Market Capitalization Shares	Exchange Ratio	Merger Shares Pct. Of Total
Maximum	192,625,000	70,870,908	263,495,908	42,973,477	0	306,469,385	2.5340	14.02%
Midpoint	167,500,000	61,626,877	229,126,877	41,800,140	0	270,927,017	2.2035	15.43%
Minimum	142,375,000	52,382,845	194,757,845	41,800,140	0	236,557,985	1.8729	17.67%
Adusted Minimum(4)	100,574,860	52,382,845	194,757,845	0	41,800,140	194,757,845	1.8729	21.46%

Market Value
Conclusion	2nd Step Offering Value	2nd Step Exchange Shares Value	Full Conversion Value	Merger Shares Value	Merger Shares Applied to Offering	Total Market Capitalization Value
Maximum	$1,926,250,000	$708,709,080	$2,634,959,080	$429,734,770	0	$3,064,693,850
Midpoint	$1,675,000,000	$616,268,770	$2,291,268,770	$418,001,400	0	$2,709,270,170
Minimum	$1,423,750,000	$523,828,450	$1,947,578,450	$418,001,400	0	$2,365,579,850
Adjusted Minimum(4)	$1,005,748,600	$523,828,450	$1,947,578,450	$0	418,001,400	$1,947,578,450

The pro forma valuation calculations relative to the Peer Group are shown in Table 7 and are detailed in Exhibit 2 and Exhibit 3.

Establishment of the Exchange Ratio

Conversion regulations provide that in a conversion of a mutual holding company, the minority shareholders are entitled to exchange the public shares for newly issued shares in the fully converted company. The Boards of Directors of the MHC and CLBK have independently determined the exchange ratio, which has been designed to preserve the current aggregate minority shareholder ownership percentage in the Company. The exchange ratio to be received by the existing minority shareholders of the Company will be determined at the end of the offering, based on the total number of shares sold in the second-step conversion offering and the final appraisal. Based on the valuation conclusion herein, the resulting offering value and the $10.00 per share offering price, the indicated exchange ratio at the midpoint is 2.2035 shares of the Company’s stock for every one public share held by public shareholders. Furthermore, based on the offering range of value, the indicated exchange ratio is 1.8729 at the minimum/adjusted minimum and 2.5340 at the maximum. RP Financial expresses no opinion on the proposed exchange of newly issued Company shares for the shares held by the public shareholders or on the proposed exchange ratio.

Boards of Directors

June 18, 2026

Resolicitation of Maximum Purchasers

Following the close of the subscription offering, the Company announced an increase in the maximum purchase limitation from $3.0 million to $8.0 million for individual purchasers and from $10.0 million to $50.0 million for group purchasers. Only those persons who subscribed for the maximum number of shares in the subscription offering will be resolicited and given the opportunity to purchase additional shares up to the new purchase limits.

Respectfully submitted,

RP® FINANCIAL, LC.

Ronald S. Riggins
Managing Director

Gregory E. Dunn
Director

EXHIBITS

LIST OF EXHIBITS

Exhibit Number	Description

1	Stock Prices: As of June 18, 2026

2	Pro Forma Analysis Sheet

3	Pro Forma Effect of Conversion Proceeds

4	Firm Qualifications Statement

EXHIBIT 1

Stock Prices

As of June 18, 2026

Exhibit 1A

Weekly Bank and Thrift Market Line - Part One

Prices As of June 18, 2026

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/ Share(1)	Shares Outstanding	Market Capitalization	52 Week (1)		Last Wk	% Change From			LTM EPS (3)	LTM Core EPS (3)	BV/ Share	TBV/ Share (4)	Assets/ Share	Assets
						High	Low		Last Wk	52 Wks (2)	MRY (2)
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
SRCE	1st Source Corporation	MW	76.91	24,069	1,851.1	86.64	56.89	77.83	-1.18	30.09	23.08	6.52	6.81	53.10	49.61	378.64	9,113,429
ACNB	ACNB Corporation	MA	57.22	10,212	584.3	58.54	40.50	57.01	0.37	39.19	18.35	4.89	5.67	41.16	32.85	320.20	3,269,864
ALRS	Alerus Financial Corporation	MW	29.68	25,129	745.8	30.49	20.26	29.87	-0.64	40.93	31.79	1.05	3.47	22.79	18.15	210.44	5,287,971
AMAL	Amalgamated Financial Corp.	MA	43.96	29,867	1,312.8	45.23	25.13	44.10	-0.33	47.11	37.23	3.44	3.52	27.05	26.59	307.05	9,170,892
AMTB	Amerant Bancorp Inc.	SE	23.60	39,802	939.3	24.38	15.62	23.79	-0.80	42.34	20.96	1.41	1.87	22.96	22.42	248.82	9,903,514
ABCB	Ameris Bancorp	SE	87.59	67,066	5,874.3	90.00	59.54	86.95	0.74	44.39	17.93	6.36	6.49	60.64	44.76	419.14	28,109,935
ASRV	AmeriServ Financial, Inc.	MA	3.89	16,964	66.0	4.04	2.64	3.81	2.10	33.22	21.94	0.33	0.33	7.12	6.31	86.81	1,472,654
ATLO	Ames National Corporation	MW	29.46	8,857	260.9	32.16	16.94	30.11	-2.16	70.58	28.31	2.42	2.45	23.44	21.95	241.90	2,142,539
AROW	Arrow Financial Corporation	MA	38.80	16,529	641.3	40.29	24.81	38.11	1.81	55.64	23.57	3.09	3.20	26.63	25.12	273.58	4,522,019
ASB	Associated Banc-Corp	MW	29.20	163,363	4,770.2	29.96	22.48	28.96	0.83	27.68	13.35	2.88	2.93	29.04	22.23	279.10	45,593,740
AUB	Atlantic Union Bankshares Corporation	SE	39.16	143,116	5,604.4	42.18	29.64	39.50	-0.86	30.40	10.93	2.36	3.50	34.39	19.93	260.73	37,315,011
AUBN	Auburn National Bancorporation, Inc.	SE	25.40	3,496	88.7	29.00	21.01	24.38	4.21	16.95	-5.75	2.27	2.27	26.62	26.62	293.76	1,026,946
AVBH	Avidbank Holdings, Inc.	WE	31.96	10,955	350.1	32.98	19.92	31.94	0.06	59.88	20.33	-1.88	3.50	26.33	26.33	235.46	2,579,554
AVBC	Avidia Bancorp, Inc.	NE	20.14	18,571	374.0	21.43	14.00	20.34	-0.98	37.57	19.81	NA	NA	19.10	18.51	151.18	2,807,417
AX	Axos Financial, Inc.	WE	88.07	56,885	5,009.8	101.92	69.25	89.28	-1.36	23.87	2.22	8.23	8.18	53.89	50.18	514.18	29,248,986
BANC	Banc of California, Inc.	WE	20.09	154,202	3,097.9	21.61	13.24	19.87	1.11	47.18	4.15	1.31	1.45	19.80	17.77	225.19	34,724,241
BANF	BancFirst Corporation	SW	111.31	33,586	3,738.5	138.77	101.48	114.15	-2.49	-6.10	4.99	7.30	7.24	56.65	50.58	450.08	15,116,541
BFC	Bank First Corporation	MW	142.68	11,163	1,592.8	153.00	109.11	143.99	-0.91	27.86	17.12	7.19	8.39	73.05	47.04	543.66	6,069,013
BAC	Bank of America Corporation	SE	56.20	7,096,591	398,828.4	57.98	44.21	55.16	1.89	24.72	2.18	4.03	4.04	38.66	28.73	492.66	3,496,186,000
BOH	Bank of Hawaii Corporation	WE	77.85	39,621	3,084.5	82.74	59.36	78.83	-1.24	19.37	13.87	4.95	5.07	38.33	37.53	603.47	23,909,933
BMRC	Bank of Marin Bancorp	WE	25.81	15,989	412.7	28.48	21.26	26.12	-1.19	20.05	-0.77	-2.02	2.40	24.37	19.77	244.80	3,914,117
BOTJ	Bank of the James Financial Group, Inc.	SE	24.55	4,543	111.5	29.79	13.00	24.79	-0.95	76.82	32.13	2.42	2.51	17.89	16.11	233.57	1,061,189
OZK	Bank OZK	SE	49.26	109,166	5,377.5	53.66	42.37	51.63	-4.59	9.69	7.04	6.14	6.14	53.19	47.15	381.66	41,663,976
BSVN	Bank7 Corp.	SW	45.65	9,519	434.6	50.10	37.56	45.64	0.02	19.69	11.40	4.66	4.67	27.29	26.04	204.33	1,945,080
BKU	BankUnited, Inc.	SE	47.54	72,682	3,455.3	52.11	33.33	48.64	-2.26	40.82	6.66	3.59	3.56	41.11	40.05	486.49	35,358,613
BWFG	Bankwell Financial Group, Inc.	NE	56.18	7,771	436.6	56.98	34.53	55.15	1.87	61.58	22.61	4.98	4.98	39.11	38.63	434.17	3,373,859
BANR	Banner Corporation	WE	64.83	33,968	2,202.1	69.83	57.05	66.85	-3.02	4.23	3.46	5.94	6.04	58.06	46.97	481.17	16,344,272
BHB	Bar Harbor Bankshares	NE	36.39	16,742	609.2	37.20	28.06	36.61	-0.60	26.88	17.20	2.45	3.37	32.13	22.71	279.31	4,676,228
BCML	BayCom Corp	WE	31.55	10,836	341.9	33.15	25.84	31.92	-1.16	18.52	7.31	2.42	2.47	31.53	27.82	244.43	2,648,536
BAFN	BayFirst Financial Corp.	SE	4.96	4,108	20.4	15.45	4.80	5.28	-6.06	-65.07	-36.82	-7.22	-5.83	16.10	NA	291.11	1,195,910
BCBP	BCB Bancorp, Inc.	MA	11.06	17,363	192.0	11.71	7.31	10.95	1.00	41.79	37.05	-0.07	-0.06	16.25	15.95	188.28	3,269,097
BBT	Beacon Financial Corporation	NE	29.60	84,028	2,487.2	32.83	22.81	30.10	-1.66	23.90	12.25	1.74	2.66	29.81	23.42	264.53	22,227,616
BRBS	Blue Ridge Bankshares, Inc.	SE	3.35	88,500	296.5	4.79	3.23	3.32	0.90	0.90	-21.55	0.12	NA	3.08	3.06	27.28	2,414,046
BOKF	BOK Financial Corporation	SW	130.33	60,760	7,918.8	139.73	91.35	132.20	-1.41	40.84	10.02	9.88	9.56	98.31	80.58	884.80	53,760,405
BWB	Bridgewater Bancshares, Inc.	MW	19.74	27,883	550.4	20.30	14.80	19.72	0.10	31.95	12.61	1.77	1.64	16.60	15.92	191.35	5,335,396
BYFC	Broadway Financial Corporation	WE	9.90	8,872	87.8	10.46	5.51	10.05	-1.49	65.00	33.78	-2.77	-0.55	12.10	11.95	160.73	1,426,065
BHRB	Burke & Herbert Financial Services Corp.	SE	65.51	20,150	1,320.0	70.90	55.40	66.34	-1.25	16.44	5.14	7.71	8.28	56.77	51.83	393.44	7,927,711
BFST	Business First Bancshares, Inc.	SW	28.77	32,678	940.1	30.32	22.52	29.08	-1.07	24.49	10.06	2.82	2.95	28.18	23.18	272.56	8,906,808
BVFL	BV Financial, Inc.	MA	20.34	8,084	164.4	20.75	14.05	19.71	3.20	42.24	12.13	1.39	1.62	20.99	19.27	112.67	910,857
BY	Byline Bancorp, Inc.	MW	35.15	45,409	1,596.1	35.84	24.75	35.08	0.20	40.66	20.58	3.07	3.28	28.17	23.57	218.23	9,909,680
CFFI	C&F Financial Corporation	SE	78.36	3,254	255.0	80.99	57.09	77.08	1.66	30.67	7.95	8.70	8.47	81.73	73.70	864.61	2,813,748
BCAL	California BanCorp	WE	19.74	32,165	634.9	20.47	14.07	19.82	-0.40	37.47	5.73	1.83	1.96	17.97	13.97	125.87	4,048,734
CAC	Camden National Corporation	NE	51.49	16,915	870.9	53.71	35.00	51.74	-0.48	34.02	18.70	4.70	5.01	41.98	30.58	411.57	6,961,581
CBNK	Capital Bancorp, Inc.	MA	33.27	16,288	541.9	36.40	26.40	33.67	-1.19	6.50	18.10	3.31	3.46	25.10	22.53	233.82	3,808,467
CCBG	Capital City Bank Group, Inc.	SE	47.48	17,101	812.0	48.78	36.43	46.36	2.42	29.51	11.53	3.53	3.43	32.75	27.54	260.43	4,453,734
COF	Capital One Financial Corporation	SE	201.53	616,019	124,146.4	259.64	174.24	182.04	10.71	2.21	-16.85	2.29	6.06	173.50	101.10	1108.58	682,905,000
CFFN	Capitol Federal Financial, Inc.	MW	8.08	124,060	1,002.4	8.32	5.71	8.15	-0.86	38.83	18.65	0.60	0.60	8.03	7.96	79.23	9,829,080
CARE	Carter Bankshares, Inc.	SE	30.96	22,222	688.0	31.40	16.27	29.56	4.74	86.17	57.48	4.87	2.55	22.78	22.69	215.97	4,799,270
CLST	Catalyst Bancorp, Inc.	SW	16.43	4,052	66.6	18.16	12.02	16.01	2.62	30.81	4.32	0.55	0.57	20.26	20.26	71.20	288,508
CATY	Cathay General Bancorp	WE	59.09	67,035	3,961.1	61.55	42.01	59.91	-1.37	37.55	22.11	4.85	4.68	44.60	38.95	358.74	24,048,630
CBFV	CB Financial Services, Inc.	MA	37.00	5,073	187.7	37.95	27.11	37.40	-1.07	34.40	6.14	1.29	2.93	31.30	29.38	312.13	1,583,292
CBC	Central Bancompany, Inc.	MW	28.23	239,768	6,768.7	29.26	9.80	28.71	-1.67	48.58	17.04	1.79	1.87	15.84	14.38	85.32	20,456,371
CPF	Central Pacific Financial Corp.	WE	35.85	26,101	935.7	37.01	25.62	36.26	-1.13	37.78	15.05	2.99	2.99	22.74	22.74	287.17	7,495,363
CPBI	Central Plains Bancshares, Inc.	MW	18.64	3,914	73.0	18.75	14.85	18.51	0.70	23.85	10.17	1.03	1.03	20.87	NA	136.86	535,738
CFBK	CF Bankshares Inc.	MW	30.00	6,498	194.9	34.34	22.10	30.25	-0.83	27.77	20.24	2.78	2.78	28.67	28.67	330.22	2,145,776
CBNA	Chain Bridge Bancorp, Inc.	SE	40.47	6,562	265.6	40.47	23.76	38.36	5.50	65.79	16.83	3.31	3.31	26.65	26.65	292.40	1,918,674
CHMG	Chemung Financial Corporation	MA	70.97	4,820	342.1	73.84	43.20	72.41	-1.99	51.03	27.19	3.79	6.59	54.56	50.03	570.30	2,748,722
COFS	ChoiceOne Financial Services, Inc.	MW	31.87	14,975	477.3	35.40	26.10	32.42	-1.70	14.60	7.96	3.70	4.03	31.42	20.77	293.46	4,394,565
C	Citigroup Inc.	MA	143.06	1,705,577	243,999.8	147.96	77.26	138.07	3.61	82.59	22.60	8.07	8.74	112.23	99.01	1628.59	2,777,687,000
CZNC	Citizens & Northern Corporation	MA	21.73	17,917	389.3	24.12	18.16	21.88	-0.69	17.08	7.73	1.09	1.57	18.74	14.60	176.62	3,164,340
CZWI	Citizens Community Bancorp, Inc.	MW	21.34	9,644	205.8	22.62	12.83	20.66	3.29	61.12	19.75	1.53	1.56	19.82	16.52	189.02	1,822,974
CFG	Citizens Financial Group, Inc.	NE	67.08	422,882	28,366.9	68.79	40.41	66.51	0.86	62.34	14.84	4.23	4.14	56.48	36.92	538.96	227,918,000
CZFS	Citizens Financial Services, Inc.	MA	67.96	4,805	326.5	71.85	49.99	67.72	0.35	18.85	19.19	8.19	8.25	71.51	53.34	629.87	3,026,478
CHCO	City Holding Company	SE	127.12	14,111	1,793.8	133.59	113.21	128.54	-1.10	9.50	6.64	9.08	9.22	56.29	45.14	479.07	6,760,269
CIVB	Civista Bancshares, Inc.	MW	26.85	20,783	558.0	28.31	18.95	26.75	0.37	22.27	20.84	2.72	2.99	26.57	19.83	206.82	4,298,322
CCNE	CNB Financial Corporation	MA	32.16	29,319	942.9	33.22	21.49	32.58	-1.29	47.73	22.89	2.81	3.08	28.06	23.97	290.43	8,514,896
CCB	Coastal Financial Corporation	WE	71.65	15,249	1,092.6	120.05	66.50	71.99	-0.47	-13.79	-37.47	3.19	3.37	33.05	32.76	371.43	5,663,829
COSO	CoastalSouth Bancshares, Inc.	SE	26.48	12,036	318.7	27.52	19.24	26.75	-1.01	31.06	13.89	2.20	2.21	21.94	21.52	195.13	2,348,547
CBAN	Colony Bankcorp, Inc.	SE	20.56	21,160	435.0	21.61	15.00	20.78	-1.06	34.55	15.38	1.60	1.91	17.98	14.46	175.84	3,720,613
COLB	Columbia Banking System, Inc.	WE	30.55	289,490	8,843.9	32.70	21.91	30.82	-0.88	37.06	9.30	2.51	3.39	26.47	19.03	228.08	66,027,000
CBSH	Commerce Bancshares, Inc.	MW	54.73	145,777	7,978.4	63.19	46.99	55.08	-0.64	-4.90	4.57	4.07	4.00	29.47	26.80	245.01	35,717,256
CBK	Commercial Bancgroup, Inc.	SE	31.36	13,701	429.7	31.67	23.24	30.77	1.92	30.67	27.69	2.93	3.13	21.43	20.52	169.97	2,328,789
CMTV	Community Bancorp	NE	41.25	5,591	230.6	42.92	19.35	40.56	1.70	113.18	65.73	3.17	2.92	20.88	18.81	220.93	1,235,285
CBU	Community Financial System, Inc.	MA	62.34	52,555	3,276.3	67.50	51.12	65.35	-4.61	14.91	8.53	4.12	4.43	38.52	20.57	337.64	17,744,859
CTBI	Community Trust Bancorp, Inc.	MW	68.35	18,164	1,241.5	71.28	49.64	70.10	-2.50	36.10	20.97	5.71	5.73	47.99	44.38	371.13	6,741,168
CWBC	Community West Bancshares	WE	25.19	27,134	683.5	25.99	17.99	25.45	-1.02	38.79	11.96	2.16	2.23	21.85	16.39	136.47	3,702,983
CNOB	ConnectOne Bancorp, Inc.	MA	32.45	50,173	1,628.1	33.12	21.79	32.27	0.56	48.17	23.76	1.73	2.41	29.44	23.93	283.21	14,209,561
CFR	Cullen/Frost Bankers, Inc.	SW	145.66	62,797	9,147.0	148.97	119.00	146.11	-0.31	17.89	15.03	10.27	10.32	69.83	58.80	839.60	52,724,557
CUBI	Customers Bancorp, Inc.	MA	75.79	33,825	2,563.6	82.56	50.69	77.22	-1.85	47.34	3.65	7.88	7.95	63.64	63.54	765.14	25,880,767
CVBF	CVB Financial Corp.	WE	20.81	176,455	3,672.0	21.63	17.95	20.92	-0.53	13.28	11.88	1.53	1.60	17.09	11.42	87.88	15,507,580
DCOM	Dime Commercial Bancshares, Inc.	MA	39.00	44,113	1,720.4	40.76	25.63	39.81	-2.03	49.37	29.61	2.66	NA	31.33	27.73	340.02	14,999,503
EBMT	Eagle Bancorp Montana, Inc.	WE	22.91	7,827	179.3	24.05	15.10	23.41	-2.14	47.62	15.13	1.98	2.03	24.22	19.48	267.24	2,091,851
EGBN	Eagle Bancorp, Inc.	MA	27.60	30,496	841.7	29.26	15.03	28.26	-2.34	62.93	28.85	-4.12	-3.38	37.56	37.56	326.42	9,954,281
EFSI	Eagle Financial Services, Inc.	SE	41.74	5,325	222.3	44.00	28.70	42.76	-2.39	43.44	4.89	3.52	3.45	35.16	35.16	345.25	1,838,360

EWBC	East West Bancorp, Inc.	WE	126.81	136,996	17,372.5	136.00	91.36	130.18	-2.59	35.47	12.83	10.01	9.94	65.70	62.30	605.02	82,886,152
EBC	Eastern Bankshares, Inc.	NE	20.60	219,796	4,511.6	22.58	14.10	20.73	-0.63	43.85	11.77	1.78	2.17	18.45	12.90	139.37	30,632,569
ECBK	ECB Bancorp, Inc.	NE	20.31	8,754	177.8	20.50	14.82	19.70	3.10	34.33	16.79	1.15	1.15	20.05	20.05	188.52	1,650,295
EFSC	Enterprise Financial Services Corp	MW	62.11	36,586	2,272.3	64.56	51.18	63.27	-1.83	17.74	15.02	5.30	4.77	53.31	41.38	470.89	17,227,828
EQBK	Equity Bancshares, Inc.	MW	46.60	20,641	961.9	50.07	36.04	47.94	-2.80	20.41	4.37	1.26	4.29	39.35	32.56	371.47	7,667,370
ESQ	Esquire Financial Holdings, Inc.	MA	113.53	8,192	930.1	134.82	88.47	113.25	0.25	26.89	11.23	5.95	6.08	34.88	34.88	295.54	2,421,155
FNB	F.N.B. Corporation	MA	18.23	355,964	6,489.2	19.14	13.56	18.29	-0.33	32.39	6.61	1.62	1.65	19.12	12.05	142.23	50,628,037
FMAO	Farmers & Merchants Bancorp, Inc.	MW	28.84	13,604	392.3	29.83	22.77	28.36	1.69	20.02	16.67	2.61	2.73	27.30	20.76	256.23	3,485,569
FMNB	Farmers National Banc Corp.	MW	14.14	59,215	837.3	15.50	12.12	14.56	-2.88	10.21	6.16	1.45	1.68	12.96	7.74	121.18	7,175,476
FBLA	FB Bancorp, Inc.	SW	14.49	14,717	213.3	14.68	10.73	14.35	0.98	33.92	12.76	0.15	0.17	17.50	17.50	85.95	1,265,008
FBK	FB Financial Corporation	SE	53.75	51,523	2,769.4	62.37	42.44	54.12	-0.68	25.50	-3.67	2.66	4.12	38.39	31.00	319.63	16,468,439
FDBC	Fidelity D & D Bancorp, Inc.	MA	49.67	5,805	288.3	51.26	39.00	50.21	-1.07	19.51	14.11	5.12	5.26	42.14	38.67	492.54	2,859,265
FDSB	Fifth District Bancorp, Inc.	SW	15.99	5,265	84.2	16.13	11.94	15.52	3.03	32.26	6.60	0.87	0.34	24.45	24.45	101.75	535,692
FITB	Fifth Third Bancorp	MW	52.74	906,312	47,798.9	55.44	38.10	53.42	-1.27	36.00	12.67	2.98	3.62	35.24	22.88	327.74	297,039,000
FISI	Financial Institutions, Inc.	MA	37.36	19,686	735.5	38.47	24.41	37.98	-1.63	52.18	19.86	3.84	3.78	31.21	28.15	319.75	6,294,783
FNWD	Finward Bancorp	MW	34.19	4,330	148.0	39.99	26.46	34.00	0.56	19.25	-2.84	2.29	2.58	39.81	34.39	465.40	2,015,156
FINW	FinWise Bancorp	SW	14.18	13,706	194.4	22.49	12.82	14.71	-3.60	0.50	-20.96	1.10	1.16	14.34	14.07	65.62	899,440
FBNC	First Bancorp	SE	60.76	41,375	2,514.0	62.64	40.09	61.30	-0.88	49.58	19.63	2.93	4.31	40.68	28.72	312.93	12,947,734
FBP	First BanCorp.	MA	25.20	153,619	3,871.2	25.86	19.16	25.00	0.80	29.10	21.56	2.25	2.24	12.72	12.45	124.24	19,086,105
FRBA	First Bank	MA	16.67	25,062	417.8	18.11	14.34	16.35	1.96	13.94	1.28	1.67	1.75	17.93	15.90	158.44	3,970,761
BUSE	First Busey Corporation	MW	28.23	84,577	2,387.6	29.10	21.63	28.47	-0.84	25.58	18.66	2.25	2.77	25.70	20.12	213.26	18,036,622
FCAP	First Capital, Inc.	MW	63.00	3,346	210.8	71.00	33.73	64.01	-1.58	45.03	6.42	5.23	5.17	41.26	39.33	383.84	1,284,151
FCBM	First Carolina Financial Services, Inc.	SE	12.60	30,246	381.1	13.25	12.60	12.50	0.80	0.80	0.80	1.09	1.29	28.71	23.05	113.02	3,418,377
FCNC.A	First Citizens BancShares, Inc.	SE	2071.62	11,587	23,836.3	2232.21	1623.76	2117.01	-2.14	12.26	-3.47	173.88	182.21	1735.17	1690.01	20364.16	235,959,000

Exhibit 1A

Weekly Bank and Thrift Market Line - Part One

Prices As of June 18, 2026

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/ Share(1)	Shares Outstanding	Market Capitalization	52 Week (1)		Last Wk	% Change From			LTM EPS (3)	LTM Core EPS (3)	BV/ Share	TBV/ Share (4)	Assets/ Share	Assets
						High	Low		Last Wk	52 Wks (2)	MRY (2)
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
FCF	First Commonwealth Financial Corporation	MA	19.53	101,292	1,978.2	20.05	15.00	19.60	-0.36	27.07	15.84	1.51	1.58	15.27	11.35	121.06	12,262,572
FCBC	First Community Bankshares, Inc.	SE	43.42	18,867	819.2	45.10	31.21	43.89	-1.06	16.35	28.73	2.65	2.97	27.64	18.92	193.19	3,644,947
FCCO	First Community Corporation	SE	31.56	9,398	296.6	33.03	22.20	31.91	-1.10	41.59	6.44	2.55	2.81	23.50	20.07	254.47	2,391,531
FFBC	First Financial Bancorp.	MW	31.61	104,929	3,316.8	32.66	22.93	31.78	-0.53	36.19	26.34	2.83	3.17	28.02	16.37	217.10	22,779,815
FFIN	First Financial Bankshares, Inc.	SW	32.78	142,342	4,666.0	38.74	28.12	33.30	-1.56	-6.61	9.74	1.84	1.84	13.57	11.38	108.10	15,387,645
THFF	First Financial Corporation	MW	73.07	11,892	868.9	75.61	49.72	74.01	-1.27	43.81	20.94	6.80	7.49	55.10	45.13	515.36	6,128,589
FGBI	First Guaranty Bancshares, Inc.	SW	10.60	16,028	169.9	11.02	4.31	10.60	0.00	30.86	97.39	-3.36	-2.65	11.91	11.78	246.98	3,958,542
FHB	First Hawaiian, Inc.	WE	27.93	121,649	3,397.7	29.03	22.65	28.15	-0.78	20.60	10.40	2.28	2.26	22.75	14.57	199.46	24,264,548
FHN	First Horizon Corporation	SE	24.81	474,618	11,775.3	26.56	19.18	24.99	-0.72	27.17	3.81	2.00	2.00	17.72	14.34	177.26	84,132,000
INBK	First Internet Bancorp	MW	25.78	8,717	224.7	28.51	17.05	25.57	0.82	10.83	23.53	-3.85	-0.39	41.41	39.08	655.26	5,711,688
FIBK	First Interstate BancSystem, Inc.	WE	36.43	97,143	3,538.9	39.26	25.81	36.56	-0.36	38.99	5.29	3.07	2.76	34.47	22.37	272.04	26,426,800
FRME	First Merchants Corporation	MW	40.72	63,023	2,566.3	43.22	34.66	41.21	-1.19	14.00	8.64	3.40	4.10	42.35	29.16	334.36	21,072,521
FMBH	First Mid Bancshares, Inc.	MW	45.86	26,616	1,220.6	49.03	33.92	46.20	-0.74	29.95	17.59	3.97	4.51	40.46	30.20	348.99	9,288,617
FXNC	First National Corporation	SE	29.36	9,041	265.4	30.86	18.31	29.56	-0.68	57.51	16.32	2.33	2.40	20.86	19.11	229.60	2,075,823
FNRN	First Northern Community Bancorp	WE	18.40	16,407	301.9	18.62	9.24	17.87	2.97	97.14	44.61	1.42	1.46	13.03	12.78	117.30	1,924,548
FNWB	First Northwest Bancorp	WE	10.03	8,868	88.9	10.98	6.05	10.56	-5.02	29.92	6.93	0.55	0.92	16.52	16.41	240.57	2,133,443
FUNC	First United Corporation	MA	42.58	6,447	274.5	42.83	28.00	41.65	2.23	48.57	13.73	3.91	3.94	31.84	30.08	316.29	2,039,010
FUSB	First US Bancshares, Inc.	SE	16.50	5,567	91.9	16.50	10.30	16.30	1.23	24.62	18.11	1.04	NA	18.67	17.34	209.30	1,165,236
MYFW	First Western Financial, Inc.	SW	30.55	9,729	297.2	31.24	20.40	29.85	2.35	44.99	13.95	1.55	1.57	28.10	24.87	333.10	3,240,717
FSBC	Five Star Bancorp	WE	44.87	21,376	959.1	45.48	26.20	44.52	0.79	69.26	25.41	3.15	3.19	21.45	21.45	235.39	5,031,751
FLG	Flagstar Bank, National Association	MA	14.65	416,815	6,106.3	15.37	10.38	14.54	0.76	28.06	16.36	-0.22	0.17	18.28	17.42	209.04	87,129,000
FRBT	Forbright, Inc.	MA	18.00	49,688	894.4	18.57	17.48	18.10	-0.55	-0.55	-0.55	NA	NA	20.35	19.58	165.70	8,233,060
FRAF	Franklin Financial Services Corporation	MA	61.45	4,493	276.1	62.84	33.44	59.98	2.45	79.94	22.41	5.34	5.27	39.78	37.78	511.35	2,297,518
FSBW	FS Bancorp, Inc.	WE	41.69	5,312	221.4	44.22	36.66	42.40	-1.67	10.00	1.26	4.29	4.52	41.84	40.06	603.12	3,203,515
FULT	Fulton Financial Corporation	MA	22.90	191,134	4,377.0	23.66	16.60	23.00	-0.43	33.92	18.47	2.10	2.22	18.52	15.11	168.66	32,237,438
FVCB	FVCBankcorp, Inc.	SE	16.63	17,997	299.3	18.41	11.16	16.69	-0.36	43.98	19.55	1.28	1.28	14.47	14.06	129.77	2,335,434
GBFH	GBank Financial Holdings Inc.	WE	29.57	14,470	427.9	44.00	23.87	32.27	-8.37	-17.03	-12.75	1.23	1.29	11.58	11.58	96.32	1,393,812
GABC	German American Bancorp, Inc.	MW	44.99	37,564	1,690.0	46.39	36.55	45.29	-0.66	22.26	14.83	3.61	3.84	31.27	20.44	223.15	8,382,458
GBCI	Glacier Bancorp, Inc.	WE	48.43	130,143	6,302.8	53.99	39.90	48.81	-0.78	19.67	9.94	2.14	2.42	32.65	21.29	243.84	31,734,082
GSBC	Great Southern Bancorp, Inc.	MW	74.23	10,893	808.6	76.92	53.76	75.27	-1.38	32.72	20.58	6.31	6.27	58.27	57.39	522.10	5,687,322
HWC	Hancock Whitney Corporation	SE	70.24	81,158	5,700.5	75.43	52.93	71.53	-1.80	31.02	10.30	4.87	5.96	54.46	42.26	437.94	35,542,126
HAFC	Hanmi Financial Corporation	WE	31.21	29,537	921.8	31.99	22.00	31.27	-0.19	37.37	15.46	2.68	2.64	26.93	26.50	265.40	7,839,227
HNVR	Hanover Bancorp, Inc.	MA	23.28	7,157	166.6	24.55	19.91	23.94	-2.76	11.60	0.74	1.05	1.30	27.44	24.74	331.29	2,370,949
HWBK	Hawthorn Bancshares, Inc.	MW	39.14	6,897	269.9	39.37	27.07	36.86	6.19	37.04	12.21	3.49	3.48	25.46	25.46	269.10	1,855,860
HBT	HBT Financial, Inc.	MW	30.30	36,381	1,102.3	30.85	22.36	30.03	0.90	28.34	17.21	2.18	2.68	20.54	17.01	186.19	6,773,724
HFWA	Heritage Financial Corporation	WE	27.92	41,219	1,150.8	29.29	21.32	28.82	-3.12	23.81	18.05	2.04	2.38	27.05	19.07	206.18	8,498,404
HTH	Hilltop Holdings Inc.	SW	37.86	58,530	2,216.0	40.41	28.92	37.88	-0.05	28.78	11.55	2.64	NA	36.63	31.97	268.27	15,701,856
HIFS	Hingham Institution for Savings	NE	284.65	2,197	625.4	338.00	220.76	291.07	-2.21	26.26	0.24	22.81	16.50	220.06	220.06	2069.77	4,547,809
HBCP	Home Bancorp, Inc.	SW	66.28	7,843	519.8	68.65	48.36	67.28	-1.49	34.39	14.67	5.95	6.14	56.73	46.04	453.25	3,554,643
HOMB	Home BancShares, Inc.	SE	27.65	201,413	5,569.1	30.83	25.50	27.85	-0.72	0.29	-0.47	2.43	2.42	22.15	14.87	115.19	23,201,679
HFBL	Home Federal Bancorp, Inc. of Louisiana	SW	20.30	2,964	59.6	20.30	12.32	20.00	1.50	55.56	12.78	1.92	1.99	18.96	17.74	216.46	641,649
HTB	HomeTrust Bancshares, Inc.	SE	48.45	16,589	803.7	48.63	34.66	47.50	2.00	37.80	12.83	3.87	3.87	35.26	32.96	264.42	4,386,341
HOPE	Hope Bancorp, Inc.	WE	12.84	127,839	1,641.5	13.29	9.44	13.01	-1.31	27.38	17.15	0.52	0.90	17.86	13.71	145.94	18,656,864
HBNC	Horizon Bancorp, Inc.	MW	19.34	51,330	992.7	19.93	14.34	19.52	-0.92	33.75	14.03	-3.18	2.19	13.69	10.52	127.88	6,564,216
HYNE	Hoyne Bancorp, Inc.	MW	16.59	8,097	134.3	16.65	13.35	16.26	2.03	18.50	14.49	NA	NA	19.89	19.88	58.94	477,222
HBAN	Huntington Bancshares Incorporated	MW	16.86	2,027,131	34,177.4	19.46	14.89	17.21	-2.03	7.18	-2.82	1.30	1.51	14.63	9.44	140.78	285,372,000
INDB	Independent Bank Corp.	NE	81.05	48,327	3,916.9	87.00	57.01	81.79	-0.90	32.30	10.91	5.04	6.02	72.92	47.86	512.83	24,783,580
IBCP	Independent Bank Corporation	MW	34.31	20,606	707.0	39.17	29.63	35.32	-2.86	12.97	5.47	3.35	3.45	24.80	23.38	269.70	5,557,509
IBOC	International Bancshares Corporation	SW	73.56	62,181	4,574.1	77.11	61.45	75.67	-2.79	17.66	10.72	6.70	6.68	52.88	48.34	270.60	16,826,407
ISTR	Investar Holding Corporation	SW	29.84	13,794	411.6	31.77	17.89	29.78	0.20	63.42	11.68	2.28	2.44	27.97	22.72	280.94	3,875,115
ISBA	Isabella Bank Corporation	MW	40.31	7,333	295.6	58.83	28.49	43.24	-6.78	3.33	-19.38	2.71	2.76	31.90	25.32	307.12	2,251,956
JMSB	John Marshall Bancorp, Inc.	SE	21.31	14,044	299.3	22.35	17.30	21.50	-0.88	19.92	6.60	1.59	1.57	19.00	19.00	167.50	2,352,350
JPM	JPMorgan Chase & Co.	MA	325.22	2,679,511	871,430.7	338.09	269.72	313.49	3.74	18.71	0.93	20.88	20.84	128.38	107.78	1828.87	4,900,475,000
KRNY	Kearny Financial Corp.	MA	8.47	62,933	533.0	8.89	5.76	8.66	-2.19	39.77	14.30	0.57	0.56	11.79	10.02	120.89	7,607,656
KEY	KeyCorp	MW	22.59	1,079,369	24,382.9	23.35	15.68	22.33	1.16	41.10	9.45	1.63	1.63	16.08	13.55	174.79	188,663,000
LSBK	Lake Shore Bancorp, Inc.	MA	17.40	7,863	136.8	17.40	11.23	16.20	7.41	50.10	18.69	1.09	1.08	18.11	18.11	91.82	722,011
LKFN	Lakeland Financial Corporation	MW	59.86	24,914	1,491.3	69.40	54.36	60.83	-1.59	2.46	4.91	4.27	4.26	30.04	29.84	284.33	7,083,680
LARK	Landmark Bancorp, Inc.	MW	29.37	6,098	179.1	30.20	22.31	29.00	1.28	16.68	12.14	3.12	3.27	26.50	20.89	263.35	1,605,787
LCNB	LCNB Corp.	MW	17.19	14,246	244.9	17.89	13.90	17.09	0.59	20.72	4.88	1.61	1.68	19.36	12.55	157.09	2,237,836
LC	LendingClub Corporation	WE	19.21	115,351	2,215.9	21.67	10.74	18.24	5.32	71.21	1.43	1.49	1.51	13.19	11.90	103.51	11,939,839
LOB	Live Oak Bancshares, Inc.	SE	38.26	46,262	1,770.0	42.89	27.35	38.66	-1.03	36.79	11.38	2.61	2.24	25.55	NA	330.72	15,300,033
MTB	M&T Bank Corporation	MA	225.12	146,445	32,967.7	239.00	174.76	227.82	-1.19	23.90	11.73	17.86	17.53	173.83	115.83	1466.32	214,736,000
MGYR	Magyar Bancorp, Inc.	MA	18.15	6,478	117.6	20.00	16.00	17.11	6.08	12.66	5.03	1.78	1.78	19.19	19.11	164.93	1,068,398
MNSB	MainStreet Bancshares, Inc.	SE	23.86	7,117	163.6	25.19	17.86	24.40	-2.21	30.88	17.19	1.99	2.14	25.63	25.63	312.37	2,223,293
MBBC	Marathon Bancorp, Inc.	MW	15.31	2,951	45.2	15.75	9.90	14.30	7.06	54.65	25.90	0.43	0.43	16.11	16.11	84.39	249,023
MCHB	Mechanics Bancorp	WE	14.66	221,401	3,245.7	16.03	12.42	15.17	-3.36	32.59	0.21	1.14	0.96	12.06	7.53	96.61	21,388,955
MBWM	Mercantile Bank Corporation	MW	53.75	17,274	928.5	55.77	42.69	54.22	-0.87	23.39	11.75	5.57	5.78	42.66	37.34	402.04	6,945,035
MBIN	Merchants Bancorp	MW	49.09	45,935	2,255.0	51.00	28.75	49.56	-0.95	56.79	44.13	4.10	4.10	38.73	38.55	442.40	20,321,782
MRBK	Meridian Corporation	MA	19.25	11,890	228.9	21.67	11.16	19.75	-2.53	67.54	9.50	1.85	1.83	16.86	16.26	216.70	2,576,581
MCBS	MetroCity Bankshares, Inc.	SE	34.17	28,660	979.3	35.30	24.53	34.55	-1.10	27.12	28.75	2.77	2.96	19.34	16.56	163.58	4,688,347
MCB	Metropolitan Bank Holding Corp.	MA	93.11	12,395	1,154.1	97.84	64.25	96.18	-3.19	43.84	21.94	8.12	8.07	76.53	75.74	713.54	8,844,124
MPB	Mid Penn Bancorp, Inc.	MA	33.54	25,345	850.1	35.22	26.35	33.92	-1.12	25.62	8.12	2.20	2.95	35.08	27.56	274.80	6,964,809
MSBI	Midland States Bancorp, Inc.	MW	29.43	20,730	610.1	30.34	14.24	29.63	-0.67	80.66	39.02	1.18	2.19	21.54	20.76	315.87	6,547,963
MVBF	MVB Financial Corp.	SE	27.63	12,850	355.0	29.59	20.31	27.65	-0.07	34.19	6.97	2.18	-0.30	26.07	25.91	258.55	3,322,298
NBHC	National Bank Holdings Corporation	SW	42.82	44,791	1,917.9	44.12	35.06	42.90	-0.19	19.44	12.65	2.68	3.21	37.25	25.63	281.63	12,614,408
NKSH	National Bankshares, Inc.	SE	35.30	6,363	224.6	40.00	24.74	36.09	-2.19	36.24	5.28	2.75	3.05	29.43	27.52	287.43	1,828,993
NBBK	NB Bancorp, Inc.	NE	20.13	41,503	835.4	22.86	16.05	20.44	-1.52	24.18	1.56	1.37	1.74	18.83	18.00	174.12	7,226,437
NBTB	NBT Bancorp Inc.	MA	46.68	52,010	2,427.8	48.81	39.20	47.67	-2.08	16.79	12.43	3.51	3.98	36.81	27.05	311.56	16,204,406
NEWT	NewtekOne, Inc.	SE	13.91	28,859	401.4	14.91	9.59	13.70	1.53	32.98	22.56	2.27	-0.20	12.36	11.85	100.03	2,886,767
NIC	Nicolet Bankshares, Inc.	MW	146.85	21,252	3,120.8	163.11	114.12	147.22	-0.25	25.44	21.06	8.53	NA	105.07	59.79	732.85	15,574,490
NBN	Northeast Bank	NE	126.49	8,555	1,082.2	142.31	80.45	128.69	-1.71	54.11	21.71	11.67	11.66	66.35	66.33	588.41	5,034,096
NECB	Northeast Community Bancorp, Inc.	MA	25.74	12,393	319.0	26.14	19.27	25.64	0.39	14.55	13.84	3.22	3.21	25.79	25.79	163.41	2,025,127
NTRS	Northern Trust Corporation	MW	172.11	185,047	31,848.5	176.99	109.39	170.75	0.80	55.08	26.00	9.55	9.61	65.40	61.25	943.40	174,574,300
NPB	Northpointe Bancshares, Inc.	MW	17.85	34,582	617.3	19.48	12.91	18.33	-2.62	37.20	6.38	2.22	2.23	16.38	16.34	213.87	7,395,877
NRIM	Northrim BanCorp, Inc.	WE	25.21	22,245	560.8	30.82	19.60	25.52	-1.21	15.38	-5.26	2.88	2.45	15.10	12.71	150.82	3,354,908
NWBI	Northwest Bancshares, Inc.	MW	14.48	146,315	2,118.6	14.93	11.25	14.58	-0.69	19.47	20.67	0.93	1.19	13.02	9.72	115.55	16,907,049
NWFL	Norwood Financial Corp.	MA	30.77	10,833	333.3	32.36	23.70	31.91	-3.57	22.01	9.70	2.72	3.19	26.07	22.43	269.30	2,917,254
OVLY	Oak Valley Bancorp	WE	34.03	8,274	281.6	35.97	25.25	34.64	-1.76	33.98	13.21	2.88	2.86	24.50	24.11	242.95	2,010,299
OCFC	OceanFirst Financial Corp.	MA	18.03	57,600	1,743.5	20.61	16.09	18.40	-2.01	7.51	0.45	1.17	1.49	28.98	19.86	252.71	14,556,336
OFG	OFG Bancorp	MA	46.66	42,258	1,971.8	48.57	35.71	47.38	-1.52	14.50	13.86	4.84	4.92	32.35	30.14	285.10	12,047,903
OVBC	Ohio Valley Banc Corp.	MW	48.11	4,711	226.6	54.96	27.51	49.15	-2.12	65.27	20.34	3.28	3.91	36.36	34.80	356.08	1,677,502
ONB	Old National Bancorp	MW	24.80	386,373	9,582.1	26.17	19.39	24.69	0.45	21.21	11.16	1.94	2.42	21.40	13.93	188.94	73,002,651
OSBC	Old Second Bancorp, Inc.	MW	21.89	51,432	1,125.9	22.67	16.43	22.22	-1.49	31.16	12.26	1.68	1.96	17.29	14.35	133.17	6,849,221
OPBK	OP Bancorp	WE	14.36	14,894	213.9	15.27	11.52	13.99	2.64	22.32	1.70	1.82	1.82	15.62	NA	181.19	2,698,627
OPHC	OptimumBank Holdings, Inc.	SE	5.85	12,166	71.2	5.90	3.91	5.54	5.60	32.95	37.65	0.74	0.74	7.35	7.35	104.28	1,268,735
OBT	Orange County Bancorp, Inc.	MA	37.23	13,408	499.2	38.03	22.98	35.98	3.47	57.75	30.40	3.40	3.09	21.75	21.32	201.79	2,705,620
OBK	Origin Bancorp, Inc.	SW	49.36	30,904	1,525.4	50.35	32.13	49.56	-0.40	42.37	31.24	2.58	2.99	40.81	35.61	329.67	10,188,144
ORRF	Orrstown Financial Services, Inc.	MA	39.03	19,648	766.9	40.72	29.40	39.14	-0.28	31.02	10.19	4.37	4.69	30.76	25.38	283.85	5,576,972
PRK	Park National Corporation	MW	176.62	18,096	3,196.1	182.34	149.06	177.76	-0.64	10.96	16.06	10.91	11.95	93.93	77.21	717.50	12,983,967
PKBK	Parke Bancorp, Inc.	MA	31.86	11,731	373.7	32.44	18.90	31.95	-0.28	67.24	27.24	3.50	3.50	28.58	28.58	188.64	2,212,935
PBHC	Pathfinder Bancorp, Inc.	MA	16.87	6,256	105.5	16.88	12.06	14.85	13.60	13.83	19.56	-0.40	0.10	19.75	18.11	227.28	1,421,982
CASH	Pathward Financial, Inc.	MW	82.05	21,110	1,732.1	101.26	65.87	82.91	-1.04	12.54	15.56	8.42	8.53	39.92	25.45	336.92	7,112,399
PNBK	Patriot National Bancorp, Inc.	NE	1.07	117,670	125.9	2.00	0.86	0.94	14.44	11.46	-41.21	-0.13	-0.13	0.77	0.76	10.00	1,176,794
PCB	PCB Bancorp	WE	26.80	14,149	379.2	26.82	19.50	26.05	2.88	34.74	23.79	2.78	2.79	23.02	22.96	240.03	3,396,193
PGC	Peapack-Gladstone Financial Corporation	MA	44.75	17,505	783.3	46.57	24.42	46.11	-2.95	67.85	60.68	2.48	2.47	37.79	35.26	439.82	7,698,965
PEBO	Peoples Bancorp Inc.	MW	36.23	35,923	1,301.5	36.82	27.49	36.09	0.39	24.42	20.65	3.12	3.38	33.85	22.97	268.57	9,648,087
PEBK	Peoples Bancorp of North Carolina, Inc.	SE	42.45	5,310	225.4	45.78	26.81	44.06	-3.65	53.23	17.25	3.63	3.29	28.95	28.95	326.66	1,734,478
PFIS	Peoples Financial Services Corp.	MA	62.24	10,011	623.1	64.91	43.64	62.78	-0.86	32.03	27.78	5.85	6.49	52.50	42.29	541.74	5,423,330
PNFP	Pinnacle Financial Partners, Inc.	SE	96.12	150,401	14,456.5	120.46	81.08	93.74	2.54	-7.21	0.74	7.21	8.99	91.42	61.18	816.26	122,766,000
PLBC	Plumas Bancorp	WE	55.56	6,968	387.1	57.51	39.70	55.70	-0.25	31.25	24.32	4.72	5.17	38.05	33.07	315.73	2,200,075
PDLB	Ponce Financial Group, Inc.	MA	19.32	24,188	467.3	19.65	12.81	19.25	0.36	48.96	18.17	1.30	1.26	13.49	13.49	136.46	3,300,757

Exhibit 1A

Weekly Bank and Thrift Market Line - Part One

Prices As of June 18, 2026

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/ Share(1)	Shares Outstanding	Market Capitalization	52 Week (1)		Last Wk	% Change From			LTM EPS (3)	LTM Core EPS (3)	BV/ Share	TBV/ Share (4)	Assets/ Share	Assets
						High	Low		Last Wk	52 Wks (2)	MRY (2)
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
BPOP	Popular, Inc.	MA	159.24	64,538	10,277.0	162.97	102.97	158.81	0.27	53.41	27.88	13.54	13.13	97.27	84.98	1179.64	76,131,018
PFBC	Preferred Bank	WE	99.04	11,842	1,172.8	103.05	79.65	100.98	-1.92	23.25	4.88	10.73	10.72	65.04	65.01	646.40	7,654,637
FRST	Primis Financial Corp.	SE	15.45	24,772	382.7	15.89	9.55	15.43	0.13	55.90	11.07	1.88	0.53	17.25	13.47	171.83	4,256,668
BPRN	Princeton Bancorp, Inc.	MA	38.35	6,811	261.2	38.40	29.21	36.93	3.85	30.62	10.55	2.86	2.98	40.26	37.76	330.89	2,253,767
PB	Prosperity Bancshares, Inc.	SW	71.19	100,855	7,179.8	77.20	61.07	71.54	-0.49	5.16	3.01	5.52	5.96	81.40	42.39	432.50	43,619,183
PROV	Provident Financial Holdings, Inc.	WE	16.84	6,254	105.3	17.42	14.95	16.97	-0.77	8.86	5.85	0.92	0.96	20.02	20.02	194.70	1,217,624
PFS	Provident Financial Services, Inc.	MA	22.72	130,314	2,960.7	23.98	15.92	23.25	-2.28	40.77	15.04	2.35	2.56	21.97	16.04	193.39	25,201,690
QCRH	QCR Holdings, Inc.	MW	94.96	16,510	1,567.8	97.25	64.06	96.38	-1.47	47.64	14.00	7.98	8.20	68.04	59.18	582.30	9,613,695
RBB	RBB Bancorp	WE	25.48	16,936	431.5	26.12	15.95	24.50	4.00	57.67	23.45	2.36	2.17	31.10	26.77	247.66	4,194,312
RRBI	Red River Bancshares, Inc.	SW	88.80	6,585	584.7	98.85	56.06	91.43	-2.88	57.14	24.32	6.68	6.64	56.76	56.53	508.24	3,346,600
RF	Regions Financial Corporation	SE	28.62	853,380	24,423.7	31.53	21.44	28.89	-0.93	30.33	5.61	2.40	2.43	20.41	13.54	188.36	160,741,000
RNST	Renasant Corporation	SE	41.69	92,272	3,846.8	43.50	33.04	42.26	-1.35	20.70	18.37	2.41	3.08	41.63	25.00	293.78	27,107,274
RBCA.A	Republic Bancorp, Inc.	MW	84.76	19,618	1,662.8	88.78	63.97	86.88	-2.43	23.61	22.86	6.48	6.35	57.78	55.64	369.73	7,253,279
RMBI	Richmond Mutual Bancorporation, Inc.	MW	14.75	9,691	142.9	16.04	12.77	14.72	0.20	11.74	5.06	1.25	1.35	13.80	13.80	156.76	1,519,216
RVSB	Riverview Bancorp, Inc.	WE	5.80	20,285	117.7	6.22	4.74	5.95	-2.52	8.41	15.54	-0.21	0.23	7.08	5.76	72.16	1,463,809
STBA	S&T Bancorp, Inc.	MA	46.84	35,977	1,685.2	48.70	34.01	47.14	-0.64	30.33	19.03	3.57	3.58	39.46	29.10	276.40	9,944,003
SBFG	SB Financial Group, Inc.	MW	23.01	6,275	144.4	23.93	17.10	22.85	0.70	32.47	3.32	2.55	2.57	22.86	18.25	255.71	1,604,598
SBCF	Seacoast Banking Corporation of Florida	SE	30.84	96,221	2,967.5	35.55	24.46	31.32	-1.53	24.10	-1.85	1.52	2.42	27.83	15.61	219.76	21,145,147
SFBS	ServisFirst Bancshares, Inc.	SE	80.46	54,663	4,398.2	90.64	67.20	81.56	-1.35	11.26	12.08	5.42	5.61	34.98	34.73	332.42	18,171,287
SHBI	Shore Bancshares, Inc.	MA	21.96	33,456	734.7	23.12	14.35	22.28	-1.44	50.51	24.21	1.88	2.06	18.02	15.30	185.50	6,206,063
BSRR	Sierra Bancorp	WE	39.51	12,906	509.9	41.22	26.49	40.25	-1.84	44.73	20.90	3.43	3.42	27.78	25.69	290.92	3,754,462
SFNC	Simmons First National Corporation	SE	21.90	145,064	3,176.9	22.62	17.00	22.19	-1.31	20.33	16.18	-2.56	2.01	23.70	14.03	170.22	24,692,783
SMBK	SmartFinancial, Inc.	SE	44.65	17,098	763.4	46.29	31.21	44.84	-0.42	41.88	20.71	3.12	3.27	32.87	27.32	345.51	5,907,685
SFBC	Sound Financial Bancorp, Inc.	WE	43.83	2,557	112.1	48.85	40.68	43.25	1.34	-7.43	0.46	2.93	2.93	43.00	42.69	434.96	1,112,051
SPFI	South Plains Financial, Inc.	SW	40.72	19,146	779.6	45.09	34.61	41.76	-2.49	16.44	4.95	3.57	3.66	30.90	29.65	242.68	4,646,374
SFST	Southern First Bancshares, Inc.	SE	58.03	9,455	548.7	62.38	35.15	61.51	-5.66	60.30	12.64	4.26	4.31	46.00	46.00	484.22	4,578,402
SMBC	Southern Missouri Bancorp, Inc.	MW	72.51	11,016	798.7	75.00	47.60	71.39	1.58	40.22	22.65	5.99	6.29	52.07	45.84	466.74	5,141,464
SBSI	Southside Bancshares, Inc.	SW	33.63	29,752	1,000.6	34.75	26.32	34.02	-1.15	19.89	10.66	2.36	3.24	28.73	21.94	295.85	8,802,182
SSB	SouthState Bank Corporation	SE	96.53	97,938	9,453.9	108.46	84.48	97.50	-0.99	12.19	2.57	9.27	10.35	92.21	56.90	694.11	67,979,223
SRBK	SR Bancorp, Inc.	MA	18.83	7,730	145.6	19.61	12.81	18.89	-0.32	44.51	19.63	0.59	0.57	22.63	19.46	147.92	1,143,450
STT	State Street Corporation	NE	168.31	276,767	46,582.7	174.66	96.27	164.85	2.10	69.50	30.46	9.86	11.78	87.33	54.85	1416.95	392,165,000
SYBT	Stock Yards Bancorp, Inc.	MW	73.18	31,069	2,273.6	83.83	61.51	74.81	-2.18	-1.16	12.67	4.86	4.94	37.37	30.41	304.71	9,466,856
SSBI	Summit State Bank	WE	13.58	6,777	92.0	14.00	9.40	13.45	0.97	40.73	16.77	0.89	0.89	15.16	14.76	146.97	995,922
TCBI	Texas Capital Bancshares, Inc.	SW	99.07	43,671	4,326.5	108.92	73.62	100.36	-1.29	30.84	9.42	7.44	7.55	75.71	75.67	766.79	33,486,484
TCBS	Texas Community Bancshares, Inc.	SW	17.78	2,700	48.0	20.00	15.10	17.19	3.43	11.19	-1.06	1.09	1.09	18.80	18.80	159.40	430,446
TBBK	The Bancorp, Inc.	MA	56.17	41,634	2,338.6	81.65	49.66	56.50	-0.58	10.79	-16.81	5.14	5.11	16.65	16.63	237.75	9,898,764
BNY	The Bank of New York Mellon Corporation	MA	143.63	686,379	98,584.6	148.13	87.41	142.09	1.08	56.80	23.72	8.07	8.12	57.48	29.01	818.09	561,517,000
FNLC	The First Bancorp, Inc.	NE	30.38	11,276	342.6	31.25	23.47	30.52	-0.46	28.40	14.90	3.24	3.24	25.44	22.71	283.86	3,200,763
PNC	The PNC Financial Services Group, Inc.	MA	232.04	401,565	93,179.1	243.94	172.89	233.94	-0.81	32.39	11.17	17.21	17.21	143.65	108.39	1501.70	603,028,000
TCBX	Third Coast Bancshares, Inc.	SW	38.99	16,592	646.9	43.84	29.98	39.45	-1.17	29.79	2.58	3.89	4.13	35.28	31.96	396.70	6,582,073
TSBK	Timberland Bancorp, Inc.	WE	42.53	7,828	332.9	43.58	29.96	42.20	0.78	39.53	18.80	3.91	3.82	34.61	32.65	261.42	2,046,386
TMP	Tompkins Financial Corporation	MA	89.30	14,383	1,284.4	93.02	59.70	91.19	-2.07	48.56	23.14	11.67	5.89	65.78	60.73	604.59	8,695,761
TOWN	TowneBank	SE	34.71	91,298	3,169.0	37.86	31.91	35.15	-1.25	5.89	4.02	2.08	3.06	31.31	21.49	244.90	22,358,708
TCBK	TriCo Bancshares	WE	51.40	31,911	1,640.2	53.18	37.96	52.04	-1.23	32.54	8.51	3.95	3.98	41.49	31.82	311.75	9,948,211
TFIN	Triumph Financial, Inc.	SW	72.07	23,806	1,715.7	77.84	46.43	74.64	-3.44	32.24	15.07	1.19	1.27	38.05	21.21	288.86	6,876,715
TFC	Truist Financial Corporation	SE	48.33	1,245,879	60,213.3	56.20	38.94	50.68	-4.64	21.40	-1.79	4.03	4.36	47.60	32.89	440.63	548,975,000
TRST	TrustCo Bank Corp NY	MA	52.24	17,475	912.9	55.60	30.52	54.89	-4.83	70.00	26.40	3.41	3.41	38.32	38.29	372.41	6,507,879
TRMK	Trustmark Corporation	SE	44.67	58,606	2,617.9	46.34	33.39	45.41	-1.63	31.85	14.69	3.78	3.78	36.28	30.58	323.99	18,987,324
USB	U.S. Bancorp	MW	58.14	1,557,732	90,566.5	61.19	42.55	57.63	0.88	34.37	8.96	4.77	5.05	37.94	28.76	450.01	700,998,000
UMBF	UMB Financial Corporation	MW	133.06	75,979	10,109.7	137.56	98.16	132.51	0.42	33.74	15.66	11.27	12.91	99.15	68.86	956.51	72,674,161
UNB	Union Bankshares, Inc.	NE	23.70	4,614	109.4	29.49	20.65	23.29	1.76	-11.96	-0.13	2.51	2.44	17.46	16.98	352.22	1,625,145
UBCP	United Bancorp, Inc.	MW	15.99	5,757	92.1	17.34	12.47	15.80	1.20	16.38	11.43	1.35	1.26	11.30	11.18	149.13	858,499
UBSI	United Bankshares, Inc.	SE	44.42	137,475	6,106.6	46.09	34.10	44.98	-1.24	27.75	15.68	3.57	3.55	39.65	24.84	245.18	33,705,380
UCB	United Community Banks, Inc.	SE	32.85	119,687	3,931.7	36.77	27.23	34.27	-4.14	18.21	5.22	2.72	2.85	30.54	22.43	235.42	28,176,582
UNTY	Unity Bancorp, Inc.	MA	55.43	10,041	556.6	57.82	43.41	55.45	-0.04	26.24	7.17	5.94	5.46	35.66	35.46	301.50	3,027,327
UVSP	Univest Financial Corporation	MA	41.64	27,846	1,159.5	43.26	27.91	42.02	-0.90	44.48	27.18	3.33	3.31	34.06	27.71	292.38	8,141,582
USCB	USCB Financial Holdings, Inc.	SE	19.15	18,264	349.8	20.79	15.67	19.50	-1.79	20.36	3.96	1.43	1.75	12.23	12.23	155.81	2,845,735
VLY	Valley National Bancorp	MA	14.09	554,131	7,807.7	14.72	8.36	14.41	-2.22	64.41	20.63	1.11	1.12	13.48	9.98	116.34	64,466,585
VABK	Virginia National Bankshares Corporation	SE	44.71	5,423	242.4	48.58	36.56	44.64	0.16	20.16	12.20	3.69	3.84	34.39	32.51	303.95	1,648,164
WAFD	WaFd, Inc.	WE	36.48	73,888	2,695.5	38.59	26.31	36.57	-0.25	30.66	13.89	3.06	3.15	36.30	30.27	373.11	27,568,785
WASH	Washington Trust Bancorp, Inc.	NE	34.92	19,066	665.8	37.08	25.23	34.95	-0.09	29.77	18.17	2.73	2.76	28.72	25.14	338.79	6,459,196
WSBF	Waterstone Financial, Inc.	MW	19.21	17,210	330.6	19.76	13.08	19.34	-0.67	43.25	16.07	1.66	1.66	19.19	19.15	130.81	2,251,218
WFC	Wells Fargo & Company	WE	82.20	3,060,189	251,547.6	97.76	72.57	82.40	-0.24	9.98	-11.80	6.48	6.18	53.21	44.58	720.79	2,205,752,000
WSBC	WesBanco, Inc.	SE	36.29	96,181	3,490.4	38.10	29.18	36.03	0.72	20.44	9.18	3.10	3.82	40.01	22.16	285.74	27,482,455
WTBA	West Bancorporation, Inc.	MW	24.92	17,028	424.3	26.60	17.31	24.85	0.28	32.20	12.30	2.06	2.24	15.90	15.90	235.55	4,010,973
WABC	Westamerica Bancorporation	WE	57.73	23,488	1,356.0	59.25	44.93	57.47	0.45	25.34	20.70	4.49	4.50	37.35	32.20	249.68	5,864,450
WAL	Western Alliance Bancorporation	WE	79.91	107,785	8,613.1	97.23	65.82	82.32	-2.93	10.40	-4.95	8.59	7.46	67.01	61.10	917.13	98,853,000
WNEB	Western New England Bancorp, Inc.	NE	13.68	19,972	273.2	14.52	8.53	13.62	0.44	58.89	8.40	0.89	0.88	12.26	11.59	138.42	2,764,537
WTFC	Wintrust Financial Corporation	MW	154.11	67,448	10,394.4	162.96	117.21	155.85	-1.12	29.83	10.22	11.93	12.15	103.10	89.90	1069.83	72,157,433
WSFS	WSFS Financial Corporation	MA	74.14	52,044	3,858.5	76.37	49.92	74.34	-0.27	44.38	34.21	5.62	5.95	52.24	33.80	424.77	22,106,915
ZION	Zions Bancorporation, National Association	SW	66.17	147,092	9,733.1	67.99	46.19	66.44	-0.41	36.91	13.03	6.43	6.11	49.16	41.75	597.97	87,957,000

MHCs
BSBK	Bogota Financial Corp.	MA	8.99	12,505	112.4	9.50	6.95	9.06	-0.77	17.28	6.39	0.17	0.17	11.00	11.00	70.15	877,245
CLBK	Columbia Financial, Inc.	MA	20.03	104,143	2,086.0	21.20	13.66	20.73	-3.38	44.83	28.89	0.55	0.59	11.27	NA	105.72	11,010,507
GCBC	Greene County Bancorp, Inc.	MA	29.42	17,025	500.9	30.71	21.25	29.15	0.93	34.58	32.34	2.29	NA	15.72	15.72	186.85	3,181,155
KFFB	Kentucky First Federal Bancorp	MW	5.10	8,087	41.2	5.10	2.61	4.79	6.47	91.37	9.68	0.17	0.17	6.14	6.14	46.32	374,541
PBFS	Pioneer Bancorp, Inc.	MA	17.10	24,428	417.7	17.14	11.40	16.81	1.73	47.67	26.85	0.81	0.87	13.10	12.62	90.92	2,221,002
RBKB	Rhinebeck Bancorp, Inc.	MA	17.59	10,892	191.3	17.99	9.41	16.55	6.28	43.71	46.34	0.91	0.91	12.43	12.22	117.97	1,284,867
TFSL	TFS Financial Corporation	MW	16.42	278,807	4,578.0	17.00	12.54	16.80	-2.26	29.91	22.72	0.33	0.33	6.85	6.82	62.69	17,479,670
WSBK	Winchester Bancorp, Inc.	NE	13.20	9,295	122.7	13.39	8.76	12.93	2.09	49.32	26.32	0.46	0.31	12.82	12.82	113.72	1,057,104

Under Acquisition
AFBI	Affinity Bancshares, Inc.	SE	22.53	6,095	137.3	22.53	18.32	22.51	0.09	22.58	10.06	1.37	1.43	21.24	18.30	151.71	924,677
FBIZ	First Business Financial Services, Inc.	MW	60.34	8,362	504.6	61.30	45.90	59.77	0.95	27.83	11.12	6.07	6.05	44.12	42.76	516.71	4,320,855
FSEA	First Seacoast Bancorp, Inc.	NE	16.77	4,358	73.1	17.00	10.13	16.82	-0.30	49.47	27.05	-0.22	-0.21	13.34	13.30	135.12	588,809
FSUN	FirstSun Capital Bancorp	SW	36.19	44,124	1,691.4	42.34	29.95	36.79	-1.63	8.58	-3.84	3.39	NA	42.08	38.57	194.12	8,565,123
NFBK	Northfield Bancorp, Inc.	MA	14.41	41,764	601.8	14.84	9.91	14.68	-1.84	24.01	26.07	0.12	0.97	16.63	16.63	137.32	5,735,202
NSTS	NSTS Bancorp, Inc.	MW	13.74	4,915	67.5	13.84	10.72	13.73	0.07	10.81	6.10	-0.02	-0.02	15.20	15.20	54.99	270,318
STEL	Stellar Bancorp, Inc.	SW	38.43	50,921	1,956.9	40.21	26.30	38.40	0.08	43.93	24.21	2.05	2.43	32.76	21.69	213.85	10,889,356
WBS	Webster Financial Corporation	NE	75.62	162,026	12,252.4	76.10	50.66	73.20	3.31	46.66	20.15	6.11	6.34	57.33	37.59	528.21	85,584,588

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source: S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2026 by RP® Financial, LC.

Exhibit 1B

Weekly Bank and Thrift Market Line - Part Two

Prices As of June 18, 2026

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/ Assets(1)	Tang Equity/ Assets(1)	Reported Earnings		Core Earnings		NPAs/ Assets	Rsvs/ NPLs	Price/ Earnings	Price/ Book	Price/ Assets	Price/ Tang Book	Price/ Core Earnings	Div/ Share	Dividend Yield	Payout Ratio (7)
					ROA(5)	ROE(5)	ROA(5)	ROE(5)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
SRCE	1st Source Corporation	MW	14.49	13.70	1.78	12.44	1.86	13.53	0.80	230.14	11.80	144.85	20.41	155.03	11.29	1.72	2.24	24.69
ACNB	ACNB Corporation	MA	13.01	10.67	1.56	12.47	1.81	14.44	0.23	309.66	11.70	139.03	18.09	174.17	10.10	1.68	2.99	41.31
ALRS	Alerus Financial Corporation	MW	10.87	8.85	0.52	5.03	1.69	16.53	1.02	93.73	28.27	130.22	14.15	163.52	8.56	0.88	2.97	80.95
AMAL	Amalgamated Financial Corp.	MA	8.81	8.67	1.21	13.51	1.24	13.83	1.08	68.95	12.78	162.51	14.31	165.32	12.48	0.68	1.57	18.02
AMTB	Amerant Bancorp Inc.	SE	9.23	9.03	0.57	6.20	0.75	8.08	1.91	45.61	16.74	102.78	9.49	105.28	12.63	0.36	1.55	25.53
ABCB	Ameris Bancorp	SE	14.52	11.14	1.60	10.88	1.63	11.11	0.22	618.30	13.77	144.45	20.98	195.68	13.49	0.80	0.91	12.58
ASRV	AmeriServ Financial, Inc.	MA	8.20	7.34	0.38	4.80	0.38	4.81	0.55	167.70	11.79	54.67	4.48	61.65	11.75	0.12	3.13	36.36
ATLO	Ames National Corporation	MW	9.69	9.13	1.02	10.81	1.04	10.93	0.95	86.72	12.17	125.71	12.18	134.21	12.04	0.96	3.26	36.36
AROW	Arrow Financial Corporation	MA	9.73	9.23	1.16	12.15	1.20	12.60	0.10	895.71	12.56	145.69	14.18	154.48	12.11	1.20	3.12	38.19
ASB	Associated Banc-Corp	MW	10.96	8.71	1.11	10.12	1.13	10.29	0.32	348.84	10.14	100.56	10.64	131.34	9.97	0.96	3.32	32.99
AUB	Atlantic Union Bankshares Corporation	SE	13.54	8.50	0.92	7.05	1.35	10.31	0.27	297.56	16.59	113.86	14.98	196.51	11.20	1.48	3.83	61.44
AUBN	Auburn National Bancorporation, Inc.	SE	9.06	9.06	0.79	9.15	0.79	9.15	0.01	NM	11.19	95.42	8.65	95.42	11.19	1.08	4.25	47.58
AVBH	Avidbank Holdings, Inc.	WE	11.18	11.18	-0.66	-6.37	1.38	13.29	0.63	128.27	NM	121.39	13.57	121.39	9.13	NA	NA	NM
AVBC	Avidia Bancorp, Inc.	NE	13.66	13.29	0.51	4.52	0.88	7.69	0.49	167.02	NA	105.43	14.40	108.81	NA	0.20	1.02	NA
AX	Axos Financial, Inc.	WE	10.48	9.83	1.80	16.62	1.79	16.52	0.62	192.15	10.70	163.44	17.13	175.52	10.77	NA	NA	NM
BANC	Banc of California, Inc.	WE	10.23	9.41	0.73	7.11	0.80	7.74	0.59	130.08	15.34	101.45	9.05	113.06	13.88	0.48	2.42	33.59
BANF	BancFirst Corporation	SW	12.58	11.39	1.71	13.86	1.70	13.75	0.69	205.01	15.25	196.50	24.72	220.08	15.37	1.96	1.77	33.56
BFC	Bank First Corporation	MW	13.51	9.14	1.52	10.92	1.79	12.84	0.42	259.01	19.84	195.31	26.38	303.29	17.00	2.20	1.56	27.12
BAC	Bank of America Corporation	SE	8.60	6.71	0.92	10.56	0.92	10.58	0.18	207.68	13.95	145.35	11.54	195.63	13.91	1.12	1.98	27.79
BOH	Bank of Hawaii Corporation	WE	7.76	7.63	0.92	12.30	0.94	12.58	0.05	NM	15.73	203.13	13.08	207.44	15.34	2.80	3.62	56.57
BMRC	Bank of Marin Bancorp	WE	10.08	8.33	-0.83	-7.52	0.99	9.00	NA	264.03	NM	105.92	10.68	130.57	10.77	1.00	3.90	NM
BOTJ	Bank of the James Financial Group, Inc.	SE	7.66	6.95	1.06	14.66	1.10	15.23	0.14	427.66	10.14	137.22	10.51	152.36	9.77	0.40	1.66	16.53
OZK	Bank OZK	SE	14.78	13.40	1.74	11.70	1.74	11.70	1.06	166.18	8.02	92.61	13.04	104.48	8.02	1.88	3.82	29.64
BSVN	Bank7 Corp.	SW	13.36	12.82	2.40	18.48	2.41	18.53	0.50	210.11	9.80	167.25	22.34	175.30	9.77	1.08	2.36	23.18
BKU	BankUnited, Inc.	SE	8.53	8.33	0.77	8.94	0.77	8.87	0.69	86.68	13.24	115.64	9.86	118.70	13.35	1.32	2.82	35.10
BWFG	Bankwell Financial Group, Inc.	NE	9.24	9.14	1.21	13.48	1.21	13.48	0.56	155.39	11.28	143.63	13.28	145.45	11.28	0.80	1.46	16.06
BANR	Banner Corporation	WE	12.03	9.96	1.26	10.78	1.28	10.96	0.31	364.39	10.91	111.67	13.44	138.02	10.74	2.08	3.21	33.67
BHB	Bar Harbor Bankshares	NE	11.50	8.42	0.90	7.87	1.23	10.76	0.52	148.29	14.85	113.26	13.03	160.20	10.81	1.36	3.77	53.06
BCML	BayCom Corp	WE	12.99	11.64	1.01	7.85	1.03	8.02	0.59	130.80	13.04	100.06	13.00	113.40	12.76	1.20	3.82	47.52
BAFN	BayFirst Financial Corp.	SE	6.85	NA	-2.17	-28.57	-1.73	-22.77	1.41	130.12	NM	30.81	1.73	NA	NM	0.00	0.00	NM
BCBP	BCB Bancorp, Inc.	MA	9.40	9.26	0.02	0.22	0.03	0.29	1.98	54.47	NM	68.05	5.92	69.34	NM	0.32	2.88	NM
BBT	Beacon Financial Corporation	NE	11.27	9.07	0.66	5.94	1.08	9.77	0.58	192.04	17.06	99.30	11.19	126.37	11.13	1.29	4.39	55.76
BRBS	Blue Ridge Bankshares, Inc.	SE	11.47	11.39	0.48	3.57	NA	NA	0.87	98.37	27.92	108.61	12.46	109.56	NA	0.00	0.00	708.33
BOKF	BOK Financial Corporation	SW	11.11	9.30	1.18	10.34	1.14	10.01	0.10	531.66	13.19	132.57	14.73	161.74	13.64	2.52	1.93	24.90
BWB	Bridgewater Bancshares, Inc.	MW	9.90	9.59	1.02	10.82	0.95	10.09	0.22	488.92	11.15	118.95	10.43	123.96	12.01	NA	NA	NM
BYFC	Broadway Financial Corporation	WE	18.42	18.34	-1.58	-7.64	-0.13	-0.64	NA	82.96	NM	81.85	7.22	82.86	NM	0.00	0.00	NM
BHRB	Burke & Herbert Financial Services Corp.	SE	10.90	10.06	1.48	14.36	1.59	15.42	0.98	91.39	8.50	115.40	12.45	126.40	7.91	2.20	3.38	28.53
BFST	Business First Bancshares, Inc.	SW	11.13	9.47	1.11	10.14	1.14	10.41	1.37	63.15	10.20	102.11	10.62	124.11	9.76	0.60	2.10	20.92
BVFL	BV Financial, Inc.	MA	20.16	18.82	1.37	6.59	1.58	7.60	0.29	243.77	14.63	96.92	19.54	105.56	12.58	0.13	0.00	NM
BY	Byline Bancorp, Inc.	MW	12.92	11.04	1.44	11.13	1.53	11.88	0.63	182.87	11.45	124.76	16.12	149.13	10.72	0.48	1.37	14.33
CFFI	C&F Financial Corporation	SE	9.46	8.61	1.04	11.27	1.02	11.00	0.10	NM	9.01	95.88	9.05	106.32	9.25	1.92	2.52	21.61
BCAL	California BanCorp	WE	14.27	11.46	1.48	10.70	1.59	11.45	0.96	112.60	10.79	109.84	15.68	141.29	10.08	0.40	2.05	16.39
CAC	Camden National Corporation	NE	10.20	7.64	1.15	11.82	1.23	12.61	0.16	415.88	10.96	122.66	12.51	168.37	10.27	1.68	3.28	35.74
CBNK	Capital Bancorp, Inc.	MA	10.74	9.74	1.60	14.23	1.67	14.87	1.56	98.67	10.05	132.53	14.23	147.65	9.62	0.48	1.45	14.50
CCBG	Capital City Bank Group, Inc.	SE	12.57	10.79	1.39	11.04	1.34	10.71	0.29	278.19	13.45	144.99	18.23	172.43	13.86	1.08	2.32	30.03
COF	Capital One Financial Corporation	SE	16.44	10.60	0.50	3.00	0.80	4.77	0.28	NM	70.71	116.15	18.32	199.33	33.25	3.20	1.59	105.26
CFFN	Capitol Federal Financial, Inc.	MW	10.44	10.35	0.80	7.42	0.80	7.45	0.56	48.44	13.47	100.58	10.50	101.52	13.42	0.34	4.24	63.33
CARE	Carter Bankshares, Inc.	SE	10.52	10.48	2.24	26.03	1.19	13.85	0.57	219.03	6.36	135.88	14.30	136.44	12.14	0.40	1.29	2.05
CLST	Catalyst Bancorp, Inc.	SW	28.49	28.49	0.73	2.49	0.75	2.58	0.85	94.37	29.87	81.11	23.11	81.11	28.82	NA	NA	NM
CATY	Cathay General Bancorp	WE	12.42	11.02	1.40	11.37	1.35	10.98	0.51	234.58	12.18	132.50	16.46	151.69	12.62	1.52	2.57	29.69
CBFV	CB Financial Services, Inc.	MA	10.03	9.47	0.45	4.49	1.02	10.22	0.21	309.49	28.68	118.22	11.85	125.94	12.62	1.12	3.01	83.72
CBC	Central Bancompany, Inc.	MW	18.57	17.15	2.07	11.81	2.16	12.32	0.25	308.45	15.77	178.22	33.09	196.35	15.09	0.48	1.70	16.65
CPF	Central Pacific Financial Corp.	WE	7.92	7.92	1.10	13.83	1.10	13.83	0.19	412.65	11.99	157.65	12.49	157.65	11.99	1.16	3.27	37.79
CPBI	Central Plains Bancshares, Inc.	MW	16.38	NA	0.77	5.32	0.77	5.32	NA	NM	18.10	89.32	14.63	NA	18.10	NA	NA	NM
CFBK	CF Bankshares Inc.	MW	8.81	8.81	0.87	10.01	0.87	10.01	0.71	122.16	10.79	104.63	9.10	104.63	10.79	0.36	1.21	12.23
CBNA	Chain Bridge Bancorp, Inc.	SE	9.11	9.11	1.36	13.28	1.36	13.28	0.00	NM	12.23	151.86	13.84	151.86	12.23	NA	NA	NM
CHMG	Chemung Financial Corporation	MA	9.57	8.84	0.67	7.44	1.15	12.80	0.36	326.34	18.73	130.07	12.44	141.84	10.77	1.36	1.92	35.88
COFS	ChoiceOne Financial Services, Inc.	MW	10.70	7.34	1.28	12.43	1.40	13.55	0.50	180.20	8.61	101.44	10.85	153.46	7.90	1.16	3.64	31.08
C	Citigroup Inc.	MA	7.65	6.90	0.60	7.61	0.64	8.23	0.12	582.50	17.73	127.48	8.85	144.49	16.38	2.40	1.67	29.74
CZNC	Citizens & Northern Corporation	MA	10.60	8.46	0.60	5.53	0.89	8.15	1.30	82.67	19.94	115.98	12.30	148.83	13.82	1.12	5.19	102.75
CZWI	Citizens Community Bancorp, Inc.	MW	10.47	8.88	0.85	8.07	0.87	8.22	1.00	132.73	13.95	107.65	11.27	129.15	13.69	0.42	1.98	13.73
CFG	Citizens Financial Group, Inc.	NE	11.48	8.12	0.90	7.73	0.88	7.59	NA	130.79	15.86	118.77	12.66	181.70	16.19	1.84	2.76	42.55
CZFS	Citizens Financial Services, Inc.	MA	11.35	8.72	1.29	11.42	1.30	11.50	1.32	60.78	8.30	95.04	10.79	127.42	8.24	2.04	3.07	24.54
CHCO	City Holding Company	SE	11.75	9.65	1.98	16.67	2.01	16.92	0.17	178.03	14.00	225.81	26.54	281.61	13.79	3.48	2.75	38.33
CIVB	Civista Bancshares, Inc.	MW	12.85	9.91	1.21	10.45	1.33	11.48	0.68	137.88	9.87	101.05	12.98	135.42	8.99	0.72	2.71	25.74
CCNE	CNB Financial Corporation	MA	10.44	9.15	1.07	10.36	1.17	11.35	0.58	145.33	11.44	114.63	11.27	134.19	10.44	0.76	2.38	26.33
CCB	Coastal Financial Corporation	WE	8.89	8.82	1.06	10.36	1.12	10.94	0.57	531.84	22.46	216.78	19.28	218.70	21.27	NA	NA	NM
COSO	CoastalSouth Bancshares, Inc.	SE	11.20	11.01	1.16	10.75	1.16	10.80	0.62	129.60	12.04	120.71	13.51	123.03	11.98	0.20	0.76	4.55
CBAN	Colony Bankcorp, Inc.	SE	10.22	8.39	0.90	9.25	1.07	11.04	0.47	139.25	12.85	114.38	11.69	142.18	10.77	0.48	2.34	29.38
COLB	Columbia Banking System, Inc.	WE	11.61	8.63	1.08	9.69	1.46	13.05	0.23	312.24	12.17	115.41	13.40	160.54	9.01	1.48	4.84	58.57
CBSH	Commerce Bancshares, Inc.	MW	12.11	11.14	1.79	15.24	1.76	15.25	0.03	NM	13.46	185.72	22.38	204.25	13.69	1.10	2.01	26.41
CBK	Commercial Bancgroup, Inc.	SE	12.60	12.14	1.70	14.98	1.81	16.00	0.28	312.73	10.70	146.35	18.45	152.80	10.03	0.40	1.29	6.83
CMTV	Community Bancorp	NE	9.46	8.60	1.46	16.16	1.35	14.89	NA	NA	13.01	197.58	18.69	219.30	14.13	1.00	2.52	31.23
CBU	Community Financial System, Inc.	MA	11.41	6.43	1.28	11.34	1.38	12.20	0.31	191.48	15.13	161.82	18.46	303.07	14.06	1.88	3.07	45.63
CTBI	Community Trust Bancorp, Inc.	MW	12.92	12.07	1.58	12.34	1.59	12.39	0.21	583.23	11.97	142.43	18.41	154.01	11.93	2.12	3.11	37.13
CWBC	Community West Bancshares	WE	11.32	8.74	1.14	10.43	1.18	10.75	0.62	131.45	11.66	115.28	13.05	153.73	11.31	0.48	1.91	22.22
CNOB	ConnectOne Bancorp, Inc.	MA	11.20	9.43	0.74	6.52	0.96	8.45	0.29	368.11	18.76	110.21	11.57	135.61	13.49	0.78	2.42	42.49
CFR	Cullen/Frost Bankers, Inc.	SW	8.59	7.38	1.28	15.19	1.29	15.27	0.14	395.60	14.18	208.59	17.40	247.74	14.11	4.12	2.83	39.24
CUBI	Customers Bancorp, Inc.	MA	8.29	8.27	1.17	13.79	1.18	13.89	0.29	336.61	9.62	119.09	9.87	119.29	9.54	NA	NA	NM
CVBF	CVB Financial Corp.	WE	14.97	10.52	1.35	9.15	1.41	9.55	0.04	NM	13.60	121.74	18.22	182.25	13.03	0.80	3.89	52.29
DCOM	Dime Commercial Bancshares, Inc.	MA	9.98	9.02	0.85	8.43	NA	NA	0.64	105.82	14.66	124.47	11.54	140.62	NA	1.00	2.58	37.59
EBMT	Eagle Bancorp Montana, Inc.	WE	9.22	7.55	0.74	8.33	0.76	8.54	0.11	748.71	11.57	94.57	8.72	117.60	11.29	0.58	2.54	29.29
EGBN	Eagle Bancorp, Inc.	MA	11.51	11.51	-1.07	-10.59	-0.88	-8.68	1.31	114.29	NM	73.49	8.46	73.49	NM	0.04	0.15	NM
EFSI	Eagle Financial Services, Inc.	SE	10.35	10.35	0.98	10.29	0.96	10.07	0.80	117.78	11.86	118.70	12.29	118.70	12.11	1.24	3.01	35.23
EWBC	East West Bancorp, Inc.	WE	10.86	10.35	1.76	16.25	1.75	16.14	0.26	415.02	12.67	193.02	20.96	203.55	12.76	3.20	2.51	27.97
EBC	Eastern Bankshares, Inc.	NE	13.99	10.21	1.35	9.35	1.65	11.46	0.45	238.18	11.57	111.65	15.62	159.68	9.51	0.60	2.98	30.34
ECBK	ECB Bancorp, Inc.	NE	10.66	10.66	0.62	5.61	0.62	5.61	NA	846.50	17.66	101.28	10.80	101.28	17.66	NA	NA	NM
EFSC	Enterprise Financial Services Corp	MW	11.74	9.44	1.21	10.08	1.09	9.10	0.84	234.59	11.72	116.50	13.24	150.09	13.01	1.36	2.19	24.53

Exhibit 1B

Weekly Bank and Thrift Market Line - Part Two

Prices As of June 18, 2026

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/ Assets(1)	Tang Equity/ Assets(1)	Reported Earnings		Core Earnings		NPAs/ Assets	Rsvs/ NPLs	Price/ Earnings	Price/ Book	Price/ Assets	Price/ Tang Book	Price/ Core Earnings	Div/ Share	Dividend Yield	Payout Ratio (7)
					ROA(5)	ROE(5)	ROA(5)	ROE(5)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
EQBK	Equity Bancshares, Inc.	MW	10.66	8.99	0.40	3.39	1.34	11.43	0.72	122.51	36.98	118.41	12.63	143.11	10.85	0.72	1.55	57.14
ESQ	Esquire Financial Holdings, Inc.	MA	12.44	12.44	2.36	18.78	2.41	19.19	NA	NM	19.08	325.48	40.50	325.48	18.68	0.80	0.71	12.61
FNB	F.N.B. Corporation	MA	13.43	8.91	1.18	8.83	1.20	8.99	0.24	375.42	11.25	95.34	12.81	151.29	11.04	0.52	2.87	30.25
FMAO	Farmers & Merchants Bancorp, Inc.	MW	10.79	8.42	1.06	9.91	1.11	10.34	0.33	251.40	11.05	105.62	11.39	138.89	10.58	0.92	3.22	34.82
FMNB	Farmers National Banc Corp.	MW	10.69	6.68	1.07	11.98	1.25	13.96	0.85	91.77	9.75	109.14	11.66	182.57	8.40	0.68	4.85	46.90
FBLA	FB Bancorp, Inc.	SW	23.53	23.53	0.05	0.21	0.23	0.89	1.30	42.30	NM	82.81	19.49	82.81	82.99	NA	NA	NM
FBK	FB Financial Corporation	SE	11.99	9.91	0.92	7.53	1.39	11.44	0.62	201.89	20.21	140.02	16.78	173.37	13.03	0.84	1.58	30.08
FDBC	Fidelity D & D Bancorp, Inc.	MA	8.56	7.91	1.08	13.03	1.11	13.38	0.08	864.66	9.70	117.86	10.08	128.45	9.44	1.72	3.61	33.01
FDSB	Fifth District Bancorp, Inc.	SW	24.14	24.14	0.82	3.38	0.31	1.27	0.02	NM	18.38	65.41	15.79	65.41	47.71	NA	NA	NM
FITB	Fifth Third Bancorp	MW	11.48	8.01	0.96	9.29	1.21	11.64	0.37	274.88	17.70	149.65	16.20	230.51	14.57	1.60	3.04	53.69
FISI	Financial Institutions, Inc.	MA	10.03	9.17	1.27	12.77	1.25	12.57	0.60	119.05	9.73	119.71	11.72	132.73	9.89	1.28	3.46	32.81
FNWD	Finward Bancorp	MW	8.56	7.48	0.48	6.00	0.54	6.76	0.71	139.72	14.93	85.88	7.35	99.42	13.26	0.48	1.42	20.96
FINW	FinWise Bancorp	SW	21.86	21.53	1.75	8.37	1.84	8.80	NA	164.09	12.89	98.86	21.61	100.77	12.24	NA	NA	NM
FBNC	First Bancorp	SE	13.00	9.54	0.96	7.56	1.41	11.13	0.32	303.99	20.74	149.38	19.42	211.57	14.09	0.96	1.59	32.08
FBP	First BanCorp.	MA	10.31	10.11	1.87	18.72	1.87	18.67	0.57	279.29	11.20	198.16	20.42	202.47	11.23	0.80	3.21	33.78
FRBA	First Bank	MA	11.32	10.17	1.05	9.65	1.10	10.10	0.66	175.47	9.98	92.97	10.52	104.84	9.53	0.36	2.19	17.96
BUSE	First Busey Corporation	MW	13.38	11.02	1.16	8.92	1.41	10.85	0.24	420.70	12.55	109.83	13.54	140.32	10.18	1.04	3.68	45.33
FCAP	First Capital, Inc.	MW	10.76	10.31	1.41	13.43	1.39	13.23	0.31	257.71	12.05	152.69	16.41	160.20	12.18	1.24	1.96	23.71
FCBM	First Carolina Financial Services, Inc.	SE	10.34	8.47	0.39	3.87	0.46	4.58	0.65	94.54	11.56	43.89	4.54	54.67	9.78	NA	NA	NM
FCNC.A	First Citizens BancShares, Inc.	SE	9.34	9.14	0.98	10.09	1.02	10.56	0.65	110.50	11.91	119.39	10.34	122.58	11.37	8.40	0.41	4.74
FCF	First Commonwealth Financial Corporation	MA	12.66	9.73	1.29	10.25	1.35	10.70	0.54	201.05	12.93	127.89	16.19	172.06	12.38	0.56	2.89	36.09
FCBC	First Community Bankshares, Inc.	SE	14.30	10.25	1.49	9.58	1.67	10.73	0.48	189.81	16.38	157.07	22.47	229.48	14.64	1.24	2.88	84.53
FCCO	First Community Corporation	SE	9.23	8.00	0.97	12.00	1.08	13.31	0.02	NM	12.38	134.32	12.40	157.24	11.22	0.64	2.05	25.10
FFBC	First Financial Bancorp.	MW	12.91	7.97	1.40	10.39	1.57	11.63	0.44	182.73	11.17	112.80	14.56	193.12	9.99	1.00	3.18	35.34
FFIN	First Financial Bankshares, Inc.	SW	12.63	10.81	1.79	14.54	1.79	14.55	0.35	207.02	17.82	241.62	30.52	288.10	17.80	0.88	2.70	42.93
THFF	First Financial Corporation	MW	10.69	8.93	1.42	12.99	1.57	14.32	0.47	182.62	10.75	132.60	14.18	161.92	9.75	2.24	3.07	32.21
FGBI	First Guaranty Bancshares, Inc.	SW	5.66	5.61	-1.18	-19.50	-0.91	-15.05	2.00	76.75	NM	88.98	4.33	90.02	NM	0.04	0.38	NM
FHB	First Hawaiian, Inc.	WE	11.41	7.62	1.19	10.43	1.18	10.35	0.16	426.71	12.25	122.76	14.00	191.71	12.35	1.04	3.75	45.61
FHN	First Horizon Corporation	SE	11.25	9.52	1.26	11.37	1.26	11.73	0.73	118.70	12.41	140.02	14.20	173.01	12.42	0.68	2.75	32.00
INBK	First Internet Bancorp	MW	6.32	5.98	-0.58	-8.84	-0.06	-0.89	0.69	150.89	NM	62.26	3.93	65.97	NM	0.24	0.95	NM
FIBK	First Interstate BancSystem, Inc.	WE	12.71	8.63	1.15	9.06	1.03	8.15	0.61	126.49	11.87	105.70	13.43	162.86	13.21	1.88	5.27	61.24
FRME	First Merchants Corporation	MW	12.68	9.13	1.04	8.10	1.26	9.86	0.43	237.21	11.98	96.14	12.09	139.63	9.92	1.48	3.65	42.65
FMBH	First Mid Bancshares, Inc.	MW	11.59	8.91	1.22	10.27	1.38	11.66	0.52	201.00	11.55	113.35	13.14	151.86	10.18	1.00	2.18	25.19
FXNC	First National Corporation	SE	9.08	8.39	1.03	11.65	1.06	11.99	0.21	330.66	12.60	140.77	12.79	153.66	12.25	0.68	2.34	28.54
FNRN	First Northern Community Bancorp	WE	11.11	10.92	1.23	11.59	1.27	11.96	0.27	371.37	13.00	141.23	15.69	143.97	12.60	NA	NA	NM
FNWB	First Northwest Bancorp	WE	7.36	7.31	0.23	3.15	0.40	5.47	1.08	77.53	18.24	60.70	4.47	61.11	10.92	0.00	0.00	NM
FUNC	First United Corporation	MA	10.07	9.56	1.24	12.76	1.25	12.86	0.42	424.94	10.89	133.73	13.46	141.57	10.80	1.04	2.44	32.23
FUSB	First US Bancshares, Inc.	SE	8.98	8.40	0.54	5.94	NA	NA	0.19	646.78	15.87	88.37	7.94	95.13	NA	0.28	1.70	26.92
MYFW	First Western Financial, Inc.	SW	8.44	7.54	0.50	5.83	0.50	5.89	0.50	127.53	19.71	108.73	9.17	122.82	19.50	NA	NA	NM
FSBC	Five Star Bancorp	WE	9.11	9.11	1.47	15.58	1.48	15.76	0.06	NM	14.24	209.18	19.06	209.18	14.08	1.00	2.26	28.57
FLG	Flagstar Bank, National Association	MA	9.32	8.95	-0.06	-0.69	0.11	1.29	3.08	35.66	NM	80.16	7.05	84.09	88.14	0.04	0.27	NM
FRBT	Forbright, Inc.	MA	10.10	9.75	NA	NA	NA	NA	1.11	62.62	NA	88.46	8.93	91.93	NA	NA	NA	NA
FRAF	Franklin Financial Services Corporation	MA	7.78	7.42	1.06	14.54	1.04	14.35	0.37	244.42	11.51	154.46	12.02	162.67	11.65	1.36	2.26	24.91
FSBW	FS Bancorp, Inc.	WE	9.80	9.42	1.04	10.76	1.10	11.32	0.57	177.59	9.72	99.65	9.76	104.08	9.23	1.16	2.82	31.70
FULT	Fulton Financial Corporation	MA	10.87	9.15	1.23	11.51	1.30	12.17	0.45	258.73	10.90	123.64	12.78	151.54	10.29	0.76	3.35	35.71
FVCB	FVCBankcorp, Inc.	SE	11.15	10.87	1.04	9.32	1.04	9.33	0.47	175.24	12.99	114.95	12.81	118.25	12.98	0.28	1.71	19.53
GBFH	GBank Financial Holdings Inc.	WE	12.03	12.03	1.38	11.08	1.45	11.65	0.95	122.40	24.04	255.27	30.70	255.27	22.86	NA	NA	NM
GABC	German American Bancorp, Inc.	MW	14.01	9.63	1.61	12.15	1.71	12.92	0.35	265.76	12.46	143.89	20.16	220.11	11.72	1.24	2.77	33.24
GBCI	Glacier Bancorp, Inc.	WE	13.39	9.15	0.88	6.89	0.99	7.79	0.17	478.88	22.63	148.33	19.86	227.53	20.04	1.32	2.74	61.68
GSBC	Great Southern Bancorp, Inc.	MW	11.14	10.99	1.24	11.27	1.23	11.19	0.18	NM	11.76	127.39	14.19	129.34	11.85	1.72	2.34	33.60
HWC	Hancock Whitney Corporation	SE	12.43	9.93	1.18	9.45	1.44	11.52	0.35	274.67	14.42	128.97	16.04	166.20	11.78	2.00	2.87	39.01
HAFC	Hanmi Financial Corporation	WE	10.24	10.09	1.04	9.81	1.02	9.65	0.16	567.38	11.65	115.88	11.87	117.78	11.83	1.12	3.64	41.04
HNVR	Hanover Bancorp, Inc.	MA	8.50	7.74	0.35	3.89	0.42	4.72	0.78	107.89	22.17	84.83	7.04	94.10	17.86	0.40	1.72	38.10
HWBK	Hawthorn Bancshares, Inc.	MW	9.45	9.45	1.31	14.60	1.30	14.54	0.37	308.61	11.21	153.76	14.53	153.76	11.26	0.84	2.15	23.50
HBT	HBT Financial, Inc.	MW	11.03	9.31	1.32	11.33	1.64	13.99	0.18	552.88	13.90	147.49	16.27	178.10	11.32	0.92	3.08	40.37
HFWA	Heritage Financial Corporation	WE	13.13	9.63	1.00	7.78	1.17	9.10	0.14	562.85	13.69	103.23	13.55	146.45	11.73	0.96	3.49	47.06
HTH	Hilltop Holdings Inc.	SW	13.84	12.32	1.07	7.57	NA	NA	0.44	145.88	14.34	103.35	14.14	118.42	NA	0.80	2.14	28.79
HIFS	Hingham Institution for Savings	NE	10.61	10.61	1.12	10.78	0.81	7.80	0.87	76.03	12.48	129.35	13.73	129.35	17.25	2.52	0.89	14.12
HBCP	Home Bancorp, Inc.	SW	12.50	10.39	1.33	10.97	1.37	11.32	1.12	94.09	11.14	116.83	14.61	143.95	10.80	1.24	1.89	20.50
HOMB	Home BancShares, Inc.	SE	18.75	13.42	2.10	11.44	2.09	11.41	0.94	170.02	11.38	124.85	23.40	185.91	11.41	0.84	3.06	34.16
HFBL	Home Federal Bancorp, Inc. of Louisiana	SW	9.04	8.51	0.96	10.45	0.99	10.81	0.61	152.73	10.57	107.09	9.68	114.42	10.22	0.54	2.77	28.13
HTB	HomeTrust Bancshares, Inc.	SE	13.51	12.74	1.51	11.25	1.51	11.26	0.70	133.62	12.52	137.42	18.56	147.00	12.51	0.60	1.26	13.70
HOPE	Hope Bancorp, Inc.	WE	12.24	9.67	0.36	2.96	0.62	5.09	0.59	141.64	24.69	71.88	8.80	93.64	14.29	0.56	4.39	107.69
HBNC	Horizon Bancorp, Inc.	MW	10.65	8.39	-2.12	-20.39	1.51	14.57	0.59	160.81	NM	141.26	15.04	183.77	8.83	0.64	3.32	NM
HYNE	Hoyne Bancorp, Inc.	MW	33.75	33.74	0.06	0.24	0.41	1.64	0.28	459.54	NA	83.39	28.15	83.44	NA	NA	NA	NA
HBAN	Huntington Bancshares Incorporated	MW	11.42	8.03	0.99	9.28	1.15	10.86	0.29	403.50	12.97	115.25	12.10	178.61	11.16	0.62	3.68	47.69
INDB	Independent Bank Corp.	NE	14.29	9.86	1.02	6.98	1.23	8.39	0.40	197.77	16.08	111.14	15.88	169.34	13.46	2.56	3.16	60.52
IBCP	Independent Bank Corporation	MW	9.19	8.71	1.28	14.34	1.32	14.79	0.51	231.09	10.24	138.34	12.71	146.73	9.93	1.12	3.27	32.24
IBOC	International Bancshares Corporation	SW	19.62	18.25	2.53	13.36	2.53	13.37	1.06	100.26	10.98	139.11	27.21	152.19	11.02	1.46	1.98	21.34
ISTR	Investar Holding Corporation	SW	10.70	9.01	0.93	9.07	1.00	9.77	0.61	177.00	13.09	106.70	10.66	131.36	12.22	0.48	1.65	24.56
ISBA	Isabella Bank Corporation	MW	10.39	8.43	0.91	8.76	0.93	8.92	0.22	317.20	14.87	126.35	13.13	159.20	14.61	1.12	2.80	41.33
JMSB	John Marshall Bancorp, Inc.	SE	11.40	11.40	0.98	8.62	0.97	8.51	0.04	NM	13.40	112.15	12.78	112.15	13.58	0.36	1.69	11.32
JPM	JPMorgan Chase & Co.	MA	7.43	6.37	1.29	16.50	1.29	16.47	0.21	270.56	15.58	253.33	17.86	301.75	15.61	6.00	1.80	28.74
KRNY	Kearny Financial Corp.	MA	10.03	8.65	0.47	4.78	0.46	4.67	0.69	85.38	14.86	71.86	7.21	84.57	15.18	0.44	5.24	77.19
KEY	KeyCorp	MW	10.59	9.27	1.04	9.77	1.04	9.74	0.37	212.46	13.86	140.46	13.19	166.75	13.89	0.82	3.63	50.31
LSBK	Lake Shore Bancorp, Inc.	MA	19.72	19.72	1.13	6.45	1.11	6.37	0.22	302.78	15.96	96.10	18.95	96.10	16.14	0.36	2.19	33.03
LKFN	Lakeland Financial Corporation	MW	10.57	10.51	1.58	14.89	1.57	14.88	0.30	329.07	14.02	199.26	21.07	200.59	14.06	2.08	3.46	47.78
LARK	Landmark Bancorp, Inc.	MW	10.06	8.11	1.19	12.44	1.25	13.01	0.65	121.50	9.40	110.83	11.15	140.61	8.99	0.84	2.89	26.25
LCNB	LCNB Corp.	MW	12.33	8.35	1.02	8.53	1.06	8.91	0.14	424.91	10.68	88.79	10.94	136.96	10.22	0.88	5.25	54.66
LC	LendingClub Corporation	WE	12.76	11.65	1.59	12.14	1.62	12.31	0.25	812.56	12.89	145.63	18.58	161.49	12.72	NA	NA	NM
LOB	Live Oak Bancshares, Inc.	SE	8.38	NA	0.87	10.55	0.75	9.13	0.79	165.49	14.66	149.76	11.64	157.60	17.11	0.12	0.32	4.60
MTB	M&T Bank Corporation	MA	13.03	9.43	1.38	10.21	1.36	10.03	0.55	184.94	12.60	129.51	15.58	194.35	12.84	6.00	2.66	33.59
MGYR	Magyar Bancorp, Inc.	MA	11.62	11.58	1.08	9.44	1.08	9.44	0.03	NM	10.20	94.57	10.99	94.98	10.20	0.40	2.20	20.22
MNSB	MainStreet Bancshares, Inc.	SE	9.67	9.67	0.80	8.01	0.86	8.55	2.47	35.44	11.99	93.09	7.96	93.09	11.13	0.40	1.70	20.10
MBBC	Marathon Bancorp, Inc.	MW	19.09	19.09	0.45	2.84	0.45	2.84	0.48	899.47	35.70	95.02	18.14	95.02	35.70	NA	NA	NM
MCHB	Mechanics Bancorp	WE	13.05	8.57	1.28	9.56	1.07	8.05	0.23	353.31	12.86	121.54	15.86	194.67	15.21	2.80	19.11	114.88
MBWM	Mercantile Bank Corporation	MW	10.61	9.41	1.44	13.81	1.50	14.35	0.11	752.17	9.65	125.99	13.37	143.93	9.30	1.56	2.93	27.65
MBIN	Merchants Bancorp	MW	11.47	11.43	1.19	10.12	1.19	10.12	1.47	32.13	11.97	126.75	11.41	127.33	11.97	0.44	0.90	10.24

Exhibit 1B

Weekly Bank and Thrift Market Line - Part Two

Prices As of June 18, 2026

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/ Assets(1)	Tang Equity/ Assets(1)	Reported Earnings		Core Earnings		NPAs/ Assets	Rsvs/ NPLs	Price/ Earnings	Price/ Book	Price/ Assets	Price/ Tang Book	Price/ Core Earnings	Div/ Share	Dividend Yield	Payout Ratio (7)
					ROA(5)	ROE(5)	ROA(5)	ROE(5)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
MRBK	Meridian Corporation	MA	7.77	7.52	0.84	11.35	0.83	11.23	2.01	46.44	10.41	114.21	8.88	118.36	10.52	0.56	2.91	28.65
MCBS	MetroCity Bankshares, Inc.	SE	11.82	10.30	1.88	16.29	2.00	17.40	0.38	158.70	12.34	176.72	20.89	206.37	11.56	1.16	3.39	37.55
MCB	Metropolitan Bank Holding Corp.	MA	10.72	10.62	1.06	11.42	1.05	11.35	0.80	115.51	11.47	121.67	13.05	122.93	11.54	1.00	1.07	9.24
MPB	Mid Penn Bancorp, Inc.	MA	12.74	10.29	0.82	6.60	1.09	8.80	0.55	138.68	15.25	95.61	12.18	121.68	11.36	0.88	2.66	41.36
MSBI	Midland States Bancorp, Inc.	MW	8.54	8.31	0.52	6.11	0.84	9.97	0.83	125.33	24.94	136.61	9.52	141.79	13.45	1.28	4.40	108.47
MVBF	MVB Financial Corp.	SE	10.08	10.03	0.87	8.96	-0.12	-1.21	1.06	65.07	12.67	105.98	10.68	106.62	NM	0.68	2.50	31.19
NBHC	National Bank Holdings Corporation	SW	13.20	9.47	1.02	7.34	1.23	8.88	0.27	378.38	15.98	114.95	15.17	167.04	13.32	1.28	3.05	46.64
NKSH	National Bankshares, Inc.	SE	10.25	9.65	0.97	9.95	1.08	11.02	0.02	NM	12.84	119.96	12.29	128.26	11.58	1.50	4.25	55.64
NBBK	NB Bancorp, Inc.	NE	11.66	11.21	0.89	6.71	1.14	8.62	0.63	176.01	14.69	106.92	12.47	111.82	11.56	0.28	1.39	20.44
NBTB	NBT Bancorp Inc.	MA	11.81	8.96	1.16	10.06	1.31	11.39	0.36	239.37	13.30	126.82	14.98	172.58	11.73	1.48	3.19	42.17
NEWT	NewtekOne, Inc.	SE	14.02	13.58	2.69	17.94	-0.14	-0.94	5.93	29.54	6.13	112.55	14.14	117.34	NM	0.76	5.58	33.48
NIC	Nicolet Bankshares, Inc.	MW	14.49	8.80	1.35	9.86	NA	NA	0.39	242.48	17.22	139.77	20.25	245.62	NA	1.44	1.00	15.47
NBN	Northeast Bank	NE	11.28	11.27	2.21	18.91	2.21	18.90	0.78	200.02	10.84	190.64	21.50	190.70	10.84	0.04	0.03	0.34
NECB	Northeast Community Bancorp, Inc.	MA	17.59	17.59	2.18	12.65	2.17	12.61	0.00	NM	7.99	99.81	17.56	99.81	8.02	1.00	3.89	38.82
NTRS	Northern Trust Corporation	MW	7.44	7.03	1.19	14.71	1.19	14.77	0.03	308.55	18.02	263.16	18.34	280.99	17.91	3.20	1.86	33.51
NPB	Northpointe Bancshares, Inc.	MW	7.98	7.96	1.32	14.49	1.33	14.56	0.79	17.67	8.04	108.97	8.35	109.24	8.00	0.10	0.56	4.50
NRIM	Northrim BanCorp, Inc.	WE	10.01	8.56	2.00	20.80	1.70	17.71	0.45	174.56	8.75	167.00	16.72	198.42	10.27	0.64	2.56	22.20
NWBI	Northwest Bancshares, Inc.	MW	11.26	8.66	0.84	7.39	1.08	9.54	0.54	164.99	15.57	111.25	12.53	148.92	12.22	0.80	5.57	86.02
NWFL	Norwood Financial Corp.	MA	9.73	8.49	1.03	10.49	1.22	12.48	0.38	236.75	11.31	118.02	11.49	137.19	9.64	1.28	4.16	58.09
OVLY	Oak Valley Bancorp	WE	10.25	10.11	1.21	12.21	1.21	12.13	0.23	282.25	11.82	138.88	14.24	141.15	11.89	0.75	2.23	23.44
OCFC	OceanFirst Financial Corp.	MA	11.47	8.15	0.50	4.19	0.63	5.31	0.31	248.60	15.41	62.21	7.13	90.81	12.10	0.80	4.44	68.38
OFG	OFG Bancorp	MA	11.35	10.66	1.75	15.58	1.78	15.85	1.01	176.75	9.64	144.25	16.37	154.79	9.48	1.40	3.01	26.86
OVBC	Ohio Valley Banc Corp.	MW	10.21	9.82	0.99	9.40	1.18	11.20	1.11	69.25	14.67	132.32	13.51	138.23	12.31	1.00	2.08	28.66
ONB	Old National Bancorp	MW	11.66	8.02	1.08	9.32	1.34	11.58	0.71	112.19	12.78	115.89	13.17	178.06	10.24	0.58	2.34	29.38
OSBC	Old Second Bancorp, Inc.	MW	13.04	11.07	1.30	10.28	1.52	12.09	0.94	115.15	13.03	126.61	16.51	152.51	11.14	0.28	1.28	16.07
OPBK	OP Bancorp	WE	8.62	NA	1.05	12.36	1.05	12.35	0.68	155.25	7.89	91.91	7.93	NA	7.90	0.56	3.90	27.47
OPHC	OptimumBank Holdings, Inc.	SE	10.00	10.00	1.62	14.89	1.62	14.89	0.10	843.06	7.91	79.59	5.78	79.59	7.91	NA	NA	NM
OBT	Orange County Bancorp, Inc.	MA	10.78	10.59	1.68	16.93	1.53	15.45	0.96	106.76	10.95	171.14	18.45	174.63	12.04	0.72	1.93	19.71
OBK	Origin Bancorp, Inc.	SW	12.37	10.97	0.82	6.54	0.95	7.58	0.87	113.46	19.13	120.94	14.96	138.60	16.49	1.00	2.05	27.13
ORRF	Orrstown Financial Services, Inc.	MA	10.82	9.10	1.55	14.94	1.66	16.04	0.56	158.08	8.93	126.90	13.72	153.80	8.32	1.20	3.07	26.09
PRK	Park National Corporation	MW	13.11	11.03	1.70	12.98	1.87	14.30	0.81	134.81	16.19	188.03	24.62	228.75	14.77	4.40	2.54	51.24
PKBK	Parke Bancorp, Inc.	MA	15.16	15.16	1.93	13.10	1.93	13.10	0.55	371.26	9.10	111.49	16.89	111.49	9.10	0.80	2.51	21.14
PBHC	Pathfinder Bancorp, Inc.	MA	8.69	8.03	-0.17	-1.98	0.00	0.00	2.69	75.91	NM	85.41	7.42	93.14	162.75	0.40	2.37	NM
CASH	Pathward Financial, Inc.	MW	11.96	7.97	2.51	23.05	2.54	22.87	NA	107.47	9.74	205.52	24.60	322.44	9.62	0.20	0.25	2.38
PNBK	Patriot National Bancorp, Inc.	NE	7.67	7.61	-1.14	-14.28	-1.13	-14.09	1.94	34.01	NM	138.88	10.65	139.93	NM	0.00	0.00	NM
PCB	PCB Bancorp	WE	11.68	11.66	1.22	10.52	1.22	10.55	0.27	365.92	9.64	116.43	11.46	116.72	9.62	0.88	3.28	30.22
PGC	Peapack-Gladstone Financial Corporation	MA	9.08	8.55	0.60	6.85	0.59	6.82	0.77	112.99	18.04	118.42	10.33	126.92	18.11	0.20	0.45	8.06
PEBO	Peoples Bancorp Inc.	MW	12.60	8.92	1.17	9.43	1.27	10.23	0.38	213.52	11.61	107.04	13.49	157.70	10.71	1.68	4.70	52.88
PEBK	Peoples Bancorp of North Carolina, Inc.	SE	9.12	9.12	1.16	13.52	1.05	12.24	0.28	215.81	11.69	146.61	13.36	146.61	12.92	0.84	1.98	27.27
PFIS	Peoples Financial Services Corp.	MA	9.69	7.96	1.15	11.53	1.28	12.79	0.26	346.12	10.64	118.56	11.49	147.17	9.59	2.50	4.02	42.48
PNFP	Pinnacle Financial Partners, Inc.	SE	11.89	8.48	0.91	7.47	1.27	10.48	0.40	205.23	13.33	105.14	11.91	157.10	10.69	2.00	2.09	20.53
PLBC	Plumas Bancorp	WE	12.06	10.65	1.54	13.56	1.69	14.88	0.65	136.84	11.77	146.02	17.61	168.00	10.74	1.32	2.38	26.69
PDLB	Ponce Financial Group, Inc.	MA	16.70	16.70	0.99	5.89	0.96	5.70	0.72	111.04	14.86	143.19	15.19	143.19	15.38	NA	NA	NM
BPOP	Popular, Inc.	MA	8.29	7.32	1.19	12.46	1.15	12.09	0.66	179.81	11.76	163.71	13.53	187.39	12.13	3.00	1.89	22.16
PFBC	Preferred Bank	WE	10.06	10.06	1.82	17.41	1.82	17.40	2.25	44.39	9.23	152.27	15.32	152.35	9.24	3.20	3.23	36.35
FRST	Primis Financial Corp.	SE	10.04	8.02	1.18	11.64	0.33	3.28	1.92	56.82	8.22	89.59	8.99	114.69	29.00	0.40	2.63	21.28
BPRN	Princeton Bancorp, Inc.	MA	12.14	11.47	0.86	7.29	0.89	7.60	0.73	121.57	13.41	95.26	11.56	101.56	12.85	1.40	3.78	47.20
PB	Prosperity Bancshares, Inc.	SW	18.82	10.77	1.35	6.81	1.46	7.37	0.27	368.48	12.90	87.46	16.46	167.94	11.95	2.40	3.39	43.12
PROV	Provident Financial Holdings, Inc.	WE	10.40	10.40	0.50	4.71	0.52	4.90	0.08	606.75	18.30	84.13	8.75	84.13	17.58	0.56	3.33	60.87
PFS	Provident Financial Services, Inc.	MA	11.36	8.56	1.24	11.04	1.36	12.04	0.58	123.84	9.67	103.42	11.75	141.64	8.86	0.96	4.25	40.85
QCRH	QCR Holdings, Inc.	MW	11.68	10.31	1.43	12.34	1.47	12.68	0.44	206.88	11.90	139.56	16.29	160.45	11.57	0.40	0.42	4.01
RBB	RBB Bancorp	WE	12.66	11.09	0.99	7.89	0.91	7.23	1.16	97.98	10.80	81.93	10.37	95.19	11.74	0.64	2.51	27.12
RRBI	Red River Bancshares, Inc.	SW	11.16	11.11	1.36	12.62	1.36	12.54	0.13	596.36	13.29	156.45	17.45	157.10	13.38	1.00	1.13	11.98
RF	Regions Financial Corporation	SE	11.72	8.38	1.40	11.82	1.42	12.00	0.44	220.35	11.93	140.20	15.32	211.44	11.77	1.06	3.70	44.17
RNST	Renasant Corporation	SE	14.27	9.08	0.86	5.97	1.11	7.68	0.78	149.79	17.30	100.14	14.28	166.77	13.52	0.96	2.33	38.17
RBCA.A	Republic Bancorp, Inc.	MW	15.63	15.14	1.79	11.59	1.75	11.36	0.45	288.95	13.08	146.69	22.92	152.33	13.34	1.98	2.34	29.20
RMBI	Richmond Mutual Bancorporation, Inc.	MW	9.54	9.54	0.82	8.93	0.88	9.63	1.05	105.37	11.80	106.89	10.20	106.89	10.94	0.60	4.07	48.00
RVSB	Riverview Bancorp, Inc.	WE	9.95	8.25	-0.29	-2.65	0.31	2.87	0.53	196.39	NM	81.90	8.15	100.67	25.51	0.08	1.38	NM
STBA	S&T Bancorp, Inc.	MA	14.39	11.03	1.39	9.32	1.39	9.35	0.50	186.73	13.12	118.71	17.08	160.96	13.08	1.48	3.16	40.06
SBFG	SB Financial Group, Inc.	MW	8.95	7.28	1.05	11.71	1.06	11.83	0.30	432.17	9.02	100.67	9.01	126.05	8.94	0.64	2.78	24.31
SBCF	Seacoast Banking Corporation of Florida	SE	14.48	9.36	0.78	5.40	1.25	8.96	0.47	185.47	20.29	110.83	14.48	197.51	12.73	0.76	2.46	49.34
SFBS	ServisFirst Bancshares, Inc.	SE	10.53	10.46	1.67	16.63	1.73	17.18	0.99	98.47	14.85	230.03	24.20	231.68	14.34	1.52	1.91	27.21
SHBI	Shore Bancshares, Inc.	MA	9.71	8.37	1.03	10.86	1.13	11.90	1.10	90.03	11.68	121.88	11.84	143.56	10.66	0.56	2.55	26.60
BSRR	Sierra Bancorp	WE	9.69	9.02	1.24	12.73	1.24	12.69	0.28	204.13	11.52	142.23	13.78	153.80	11.55	1.04	2.63	29.74
SFNC	Simmons First National Corporation	SE	13.92	8.74	-1.44	-10.48	1.12	8.15	0.62	162.79	NM	92.41	12.87	156.06	10.91	0.86	3.96	NM
SMBK	SmartFinancial, Inc.	SE	9.52	8.04	0.94	9.85	0.98	10.31	0.25	358.57	14.31	135.83	12.92	163.42	13.67	0.36	0.81	10.58
SFBC	Sound Financial Bancorp, Inc.	WE	9.93	9.87	0.71	7.00	0.71	7.00	0.67	117.02	14.96	101.94	10.12	102.66	14.96	0.84	1.92	27.30
SPFI	South Plains Financial, Inc.	SW	10.87	10.48	1.37	12.78	1.40	13.11	0.10	NM	11.41	131.79	14.32	137.32	11.13	0.68	1.67	18.49
SFST	Southern First Bancshares, Inc.	SE	8.29	8.29	0.81	9.77	0.82	9.88	0.26	378.22	13.62	126.15	10.45	126.15	13.47	NA	NA	NM
SMBC	Southern Missouri Bancorp, Inc.	MW	11.15	9.95	1.33	12.12	1.40	12.72	0.62	185.62	12.11	139.27	15.53	158.17	11.53	1.00	1.38	16.69
SBSI	Southside Bancshares, Inc.	SW	9.71	7.59	0.85	8.52	1.16	11.74	0.11	480.83	14.25	117.04	11.37	153.26	10.38	1.44	4.34	61.02
SSB	SouthState Bank Corporation	SE	13.28	8.64	1.42	10.50	1.58	11.72	0.47	199.85	10.41	104.68	13.91	169.66	9.33	2.40	2.50	25.89
SRBK	SR Bancorp, Inc.	MA	16.13	14.19	0.42	2.38	0.40	2.28	0.00	NM	31.92	83.22	13.42	96.76	32.89	0.24	1.27	44.07
STT	State Street Corporation	NE	7.07	4.89	0.88	11.12	1.04	13.12	0.06	77.78	17.07	192.74	11.99	306.84	14.28	3.36	1.96	34.08
SYBT	Stock Yards Bancorp, Inc.	MW	11.65	9.69	1.55	13.86	1.58	14.10	0.11	889.78	15.06	195.84	22.82	240.66	14.81	1.28	1.77	26.34
SSBI	Summit State Bank	WE	10.31	10.07	0.59	5.94	0.59	5.95	3.41	49.14	15.26	89.57	9.23	91.98	15.23	0.00	0.00	NM
TCBI	Texas Capital Bancshares, Inc.	SW	10.77	10.77	1.12	9.84	1.14	9.98	0.50	163.10	13.32	130.86	13.04	130.92	13.12	0.80	0.81	2.69
TCBS	Texas Community Bancshares, Inc.	SW	12.60	12.60	0.70	6.27	0.69	6.24	2.60	176.35	16.31	94.59	11.92	94.59	16.39	0.24	1.35	21.10
TBBK	The Bancorp, Inc.	MA	7.04	7.03	2.56	29.90	2.54	29.71	1.35	86.57	10.93	337.35	23.75	337.72	11.00	NA	NA	NM
BNY	The Bank of New York Mellon Corporation	MA	8.06	4.74	1.34	13.51	1.35	13.73	0.01	359.09	17.80	249.88	17.74	495.18	17.68	2.12	1.45	26.27
FNLC	The First Bancorp, Inc.	NE	8.96	8.08	1.14	13.17	1.14	13.18	0.51	155.73	9.38	119.40	10.70	133.75	9.37	1.48	4.95	45.68
PNC	The PNC Financial Services Group, Inc.	MA	10.56	8.41	1.26	12.28	1.26	12.26	0.40	207.89	13.48	161.54	15.62	214.08	13.49	6.80	2.92	39.51
TCBX	Third Coast Bancshares, Inc.	SW	9.88	9.12	1.30	12.93	1.37	13.69	0.57	176.08	10.02	110.51	9.91	121.98	9.44	NA	NA	NM
TSBK	Timberland Bancorp, Inc.	WE	13.25	12.59	1.55	11.81	1.51	11.53	0.47	198.28	10.88	122.90	16.28	130.27	11.14	1.16	2.73	28.64
TMP	Tompkins Financial Corporation	MA	10.89	10.14	2.00	20.00	1.01	10.09	0.59	113.34	7.65	135.75	14.78	147.06	15.15	2.68	3.05	22.37
TOWN	TowneBank	SE	12.96	9.28	0.86	6.90	1.26	10.20	0.23	608.43	16.69	110.87	14.34	161.52	11.35	1.12	3.23	86.06
TCBK	TriCo Bancshares	WE	13.31	10.53	1.30	9.82	1.32	9.90	0.75	189.04	13.01	123.88	16.49	161.51	12.90	1.44	2.83	36.46
TFIN	Triumph Financial, Inc.	SW	13.83	8.49	0.49	3.40	0.52	3.58	1.51	37.60	60.56	189.43	25.11	339.71	56.73	NA	NA	NM

Exhibit 1B

Weekly Bank and Thrift Market Line - Part Two

Prices As of June 18, 2026

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/ Assets(1)	Tang Equity/ Assets(1)	Reported Earnings		Core Earnings		NPAs/ Assets	Rsvs/ NPLs	Price/ Earnings	Price/ Book	Price/ Assets	Price/ Tang Book	Price/ Core Earnings	Div/ Share	Dividend Yield	Payout Ratio (7)
					ROA(5)	ROE(5)	ROA(5)	ROE(5)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
TFC	Truist Financial Corporation	SE	11.70	8.65	1.02	8.52	1.10	9.19	0.32	298.28	11.99	101.54	11.07	146.93	11.08	2.08	4.32	51.61
TRST	TrustCo Bank Corp NY	MA	10.31	10.30	0.99	9.17	0.99	9.17	0.35	246.89	15.32	136.31	14.05	136.43	15.32	1.52	2.91	44.57
TRMK	Trustmark Corporation	SE	11.21	9.62	1.21	10.79	1.22	10.80	0.55	165.87	11.82	123.11	13.81	146.07	11.80	1.00	2.24	25.93
USB	U.S. Bancorp	MW	9.45	7.57	1.15	12.24	1.21	13.02	0.22	513.84	12.19	153.25	13.03	202.17	11.51	2.08	3.59	54.09
UMBF	UMB Financial Corporation	MW	10.77	7.85	1.28	11.83	1.46	13.51	0.21	281.57	11.81	134.20	13.97	193.23	10.30	1.72	1.29	15.00
UNB	Union Bankshares, Inc.	NE	4.96	4.83	0.73	15.25	0.71	14.82	0.82	60.52	9.44	135.73	6.73	139.58	9.71	1.44	6.08	57.37
UBCP	United Bancorp, Inc.	MW	7.86	7.79	0.91	12.02	0.86	11.28	1.05	65.60	11.84	141.57	11.13	143.01	12.67	0.78	4.88	69.63
UBSI	United Bankshares, Inc.	SE	16.28	10.86	1.52	9.25	1.51	9.20	0.30	328.62	12.44	112.04	18.24	178.81	12.51	1.52	3.44	42.30
UCB	United Community Banks, Inc.	SE	12.97	9.87	1.21	9.42	1.27	9.87	0.33	228.43	12.08	107.58	13.95	146.43	11.52	1.00	3.07	36.76
UNTY	Unity Bancorp, Inc.	MA	11.83	11.77	2.21	18.19	2.03	16.70	1.04	110.68	9.33	155.43	18.38	156.32	10.16	0.64	1.15	10.44
UVSP	Univest Financial Corporation	MA	11.69	9.72	1.16	10.27	1.15	10.22	0.46	668.97	12.50	122.25	14.29	150.27	12.56	0.92	2.21	26.73
USCB	USCB Financial Holdings, Inc.	SE	7.84	7.84	1.00	12.51	1.22	15.28	0.13	717.09	13.39	156.61	12.29	156.61	10.97	0.50	2.61	31.47
VLY	Valley National Bancorp	MA	12.14	9.41	1.04	8.54	1.04	8.59	0.68	135.10	12.69	104.50	12.18	141.23	12.62	0.44	3.12	39.64
VABK	Virginia National Bankshares Corporation	SE	11.32	10.76	1.23	11.26	1.28	11.73	0.13	371.73	12.12	130.00	14.71	137.52	11.63	1.44	3.22	39.02
WAFD	WaFd, Inc.	WE	10.81	9.35	0.94	8.33	0.96	8.55	0.48	163.05	11.92	100.48	9.88	120.51	11.59	1.08	2.96	35.29
WASH	Washington Trust Bancorp, Inc.	NE	8.47	7.49	0.79	9.81	0.80	9.92	0.63	101.70	12.79	121.61	10.29	138.89	12.66	2.24	6.41	82.05
WSBF	Waterstone Financial, Inc.	MW	15.47	15.44	1.32	8.45	1.32	8.45	0.35	236.62	11.57	100.11	15.48	100.30	11.57	0.68	3.54	28.31
WFC	Wells Fargo & Company	WE	8.17	7.06	1.07	11.90	1.02	11.49	0.40	163.70	12.69	154.49	11.51	184.38	13.30	1.80	2.15	27.78
WSBC	WesBanco, Inc.	SE	14.81	9.14	1.17	8.07	1.42	9.82	0.53	144.84	11.71	90.70	12.80	163.77	9.50	1.52	4.19	48.71
WTBA	West Bancorporation, Inc.	MW	6.75	6.75	0.87	14.03	0.95	15.28	0.00	NM	12.10	156.73	10.58	156.73	11.12	1.00	4.01	48.54
WABC	Westamerica Bancorporation	WE	15.05	13.25	1.86	11.00	1.87	11.02	0.02	957.17	12.86	154.55	23.26	179.26	12.83	1.92	3.33	41.43
WAL	Western Alliance Bancorporation	WE	8.00	7.39	1.07	12.68	0.93	11.52	0.62	93.72	9.30	119.25	8.88	130.79	10.71	1.68	2.14	19.09
WNEB	Western New England Bancorp, Inc.	NE	8.97	8.53	0.65	7.29	0.64	7.17	0.17	436.89	15.37	111.61	10.02	118.01	15.61	0.28	2.05	31.46
WTFC	Wintrust Financial Corporation	MW	10.23	9.10	1.26	12.16	1.28	12.36	0.26	234.04	12.92	149.47	14.49	171.43	12.69	2.20	1.43	17.60
WSFS	WSFS Financial Corporation	MA	12.28	8.29	1.44	11.40	1.53	12.02	0.40	239.66	13.19	141.91	17.48	219.34	12.46	0.80	1.08	12.63
ZION	Zions Bancorporation, National Association	SW	8.29	7.15	1.07	14.05	1.02	13.37	0.33	239.07	10.29	134.61	11.07	158.48	10.82	1.80	2.72	27.99

MHCs
BSBK	Bogota Financial Corp.	MA	16.19	16.18	0.23	1.48	0.23	1.50	1.52	19.32	52.88	81.71	13.23	81.76	52.10	NA	NA	NM
CLBK	Columbia Financial, Inc.	MA	10.66	NA	0.51	4.92	0.55	5.26	0.43	166.19	36.42	177.72	18.95	199.92	34.07	NA	NA	NM
GCBC	Greene County Bancorp, Inc.	MA	8.41	8.41	1.29	15.72	NA	NA	0.10	708.69	12.85	187.20	15.75	187.20	NA	0.40	1.41	17.47
KFFB	Kentucky First Federal Bancorp	MW	13.26	13.26	0.38	2.88	0.38	2.88	0.62	95.73	30.00	83.05	11.01	83.05	30.00	0.00	0.00	NM
PBFS	Pioneer Bancorp, Inc.	MA	14.79	14.32	0.93	6.23	1.00	6.68	0.40	292.04	21.11	130.50	19.31	135.53	19.72	NA	NA	NM
RBKB	Rhinebeck Bancorp, Inc.	MA	10.79	10.63	0.77	7.51	0.78	7.53	0.27	227.65	19.33	141.50	15.27	143.92	19.26	NA	NA	NM
TFSL	TFS Financial Corporation	MW	11.00	10.95	0.54	4.84	0.54	4.84	0.22	201.77	49.76	239.56	26.35	240.78	49.76	1.13	6.88	342.42
WSBK	Winchester Bancorp, Inc.	NE	11.27	11.27	0.23	2.07	0.42	3.78	NA	272.17	28.70	102.98	11.61	102.98	42.06	NA	NA	NM

Under Acquisition
AFBI	Affinity Bancshares, Inc.	SE	14.00	12.30	0.95	6.98	0.99	7.26	NA	251.88	16.45	106.07	14.85	123.12	15.80	NA	NA	NM
FBIZ	First Business Financial Services, Inc.	MW	8.80	8.56	1.25	14.31	1.25	14.25	0.94	90.44	9.94	136.77	11.68	141.12	9.98	1.36	2.29	20.76
FSEA	First Seacoast Bancorp, Inc.	NE	10.63	10.61	-0.13	-1.20	-0.12	-1.16	0.07	831.80	NM	125.73	13.37	126.08	NM	NA	NA	NM
FSUN	FirstSun Capital Bancorp	SW	13.72	12.73	1.14	8.49	NA	NA	0.82	139.75	10.68	86.01	11.80	93.82	NA	NA	NA	NM
NFBK	Northfield Bancorp, Inc.	MA	12.11	12.11	0.08	0.67	0.68	5.43	0.37	176.68	120.08	86.63	10.49	86.63	14.84	0.52	3.61	433.33
NSTS	NSTS Bancorp, Inc.	MW	29.59	29.59	-0.04	-0.12	-0.04	-0.12	0.10	386.93	NM	90.40	26.74	90.40	NM	NA	NA	NM
STEL	Stellar Bancorp, Inc.	SW	15.32	10.69	0.98	6.41	1.16	7.60	0.53	176.73	18.75	117.31	17.97	177.17	15.81	0.60	1.57	28.78
WBS	Webster Financial Corporation	NE	11.19	7.74	1.24	10.79	1.28	11.18	0.61	140.36	12.38	131.91	14.37	201.16	11.94	1.60	2.13	26.19

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Exludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source: S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2026 by RP® Financial, LC.

EXHIBIT 2

Pro Forma Analysis Sheet

EXHIBIT 2

PRO FORMA ANALYSIS SHEET

Columbia Financial, Inc.

Prices as of June 18, 2026

			Subject at Midpoint	Peer Group		New Jersey		All Public
Valuation Midpoint Pricing Multiples		Symbol		Mean	Median	Mean	Median	Mean	Median
Price-earnings multiple	=	P/E	25.84x	13.34x	13.16x	14.45x	13.05x	13.32x	12.49x
Price-core earnings multiple	=	P/CE	19.85x	13.17x	12.82x	13.76x	12.36x	12.49x	11.80x
Price-book ratio	=	P/B	86.66%	118.03%	120.48%	97.82%	95.26%	127.33%	119.55%
Price-tangible book ratio	=	P/TB	92.38%	148.82%	144.35%	112.01%	104.84%	152.90%	146.73%
Price-assets ratio	=	P /A	15.05%	13.21%	13.02%	11.38%	11.56%	14.13%	13.37%

Valuation Parameters

Pre-Conversion Earnings (Y) (1)(2)	$70,849,000	(12 Mths 3/26)	ESOP Stock (% of Offering + Merger Shares Applied to Offering) (E)	3.00%
Pre-Conversion Core Earnings (YC) (1)	$102,489,000	(12 Mths 3/26)	Cost of ESOP Borrowings (S)	0.00%
Pre-Conversion Book Value (B) (1)	$1,581,313,000		ESOP Amortization (T)	25.00	Years
Pre-Conv. Tang. Book Value (B) (1)	$1,387,727,000		Stock Program (% of Offering + Merger Shares Applied to Offering (M)	2.45%
Pre-Conversion Assets (A) (1)	$16,453,984,000		Stock Programs Vesting (N)	7.00	Years
Reinvestment Rate (R)	3.92%		Fixed Expenses	$9,000,000
Tax rate (TAX)	27.00%		Variable Expenses (Blended Commission %)	1.67%
After Tax Reinvest. Rate (R)	2.86%		Percentage Sold (PCT)	73.1036%
Est. Conversion Expenses (X) (2)	2.31%		MHC Assets	$0
Insider Purchases	$2,500,000		Options as (% of Offering + Merger Shares Applied to Offering) (O1)	6.20%
Price/Share	$10.00		Estimated Option Value (O2)	32.20%
Foundation Cash Contribution (FC)	$—		Option Vesting Period (O3)	7.00	Years
Foundation Stock Contribution (FS)	$—		% of Options taxable (O4)	25.00%
Foundation Tax Benefit (FT)	$—

Calculation of Pro Forma Value After Conversion

1. V=	P/E * (Y - FC * R)	V=	$2,709,270,170
	1 -P/E * PCT * ((1-X-E-M-FS)*R -(1-TAX)*(E/T) -(1-TAX)*(M/N)-(1-TAX*O4)*(O1*O2/O3)))
2. V=	P/Core E * (YC)	V=	$2,709,270,170
	1 -P/Core E * PCT * ((1-X-E-M-FS)*R -(1-TAX)*(E/T) -(1-TAX)*(M/N)-(1-TAX*O4)*(O1*O2/O3)))
3. V=	P/B * (B-FC+FT)	V=	$2,709,270,170
	1 - P/B * PCT * (1-X-E-M)
4. V=	P/TB * (B-FC+FT)	V=	$2,709,270,170
	1 - P/TB * PCT * (1-X-E-M)
5. V=	P/A * (A-FC+FT)	V=	$2,709,270,170
	1 - P/A * PCT * (1-X-E-M)

Shares

Conclusion	2nd Step Offering Shares	2nd Step Exchange Shares	Full Conversion Shares	Merger Shares Issued To Target	Merger Shares Applied to Offering	Total Market Capitalization Shares	Exchange Ratio	Merger Shares Pct. Of Total
Maximum	192,625,000	70,870,908	263,495,908	42,973,477	0	306,469,385	2.5340	14.02%
Midpoint	167,500,000	61,626,877	229,126,877	41,800,140	0	270,927,017	2.2035	15.43%
Minimum	142,375,000	52,382,845	194,757,845	41,800,140	0	236,557,985	1.8729	17.67%
Adusted Minimum(4)	100,574,860	52,382,845	194,757,845	0	41,800,140	194,757,845	1.8729	21.46%

Market Value

Conclusion	2nd Step Offering Value	2nd Step Exchange Shares Value	Full Conversion Value	Merger Shares Value	Merger Shares Applied to Offering	Total Market Capitalization Value
Maximum	$1,926,250,000	$708,709,080	$2,634,959,080	$429,734,770	0	$3,064,693,850
Midpoint	$1,675,000,000	$616,268,770	$2,291,268,770	$418,001,400	0	$2,709,270,170
Minimum	$1,423,750,000	$523,828,450	$1,947,578,450	$418,001,400	0	$2,365,579,850
Adjusted Minimum(4)	$1,005,748,600	$523,828,450	$1,947,578,450	$0	418,001,400	$1,947,578,450

(1)	Historical Columbia Financial and Northfield Bancorp combined, including merger adjustments and $5.651 million after-tax impact of funding the merger.
(2)	Estimated offering expenses at midpoint of the offering.
(4)

If Columbia Financial does not receive orders for 142,375,000 shares ini the subscription and community offerings, up to 41,800,140 of the unsubscribed shares may be applied to the acquisition of Northfied Bancorp. At the adusted minimum, it is assumed that 41,800,140 of the unsubscribed sharese are applied to the merger of Northfield Bancorp and 100,574,860 shares are sold for cash.

EXHIBIT 3

Pro Forma Effect of Conversion Proceeds

Exhibit 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Columbia Financial, Inc.

At the Minimum of the Range

1.Fully Converted Value and Exchange Ratio
Fully Converted Value				$2,365,579,850
Exchange Ratio				1.87295
2nd Step Offering Proceeds				$1,423,750,000
Less: Estimated Offering Expenses				36,311,000

2nd Step Net Conversion Proceeds				$1,387,439,000

2.Estimated Additional Income from Conversion Proceeds
Net Conversion Proceeds				$1,387,439,000
Less: Cash Contribution to Foundation				0
Less: ESOP Stock Purchases (1)				(42,712,500)
Less: RRP Stock Purchases (2)				(34,881,875)

Net Cash Proceeds				$1,309,844,625
Estimated after-tax net incremental rate of return				2.86%

Earnings Increase				$37,482,514
Less: Consolidated interest cost of ESOP borrowings				0
Less: Amortization of ESOP borrowings(3)				(1,247,205)
Less: RRP Vesting (3)				(3,637,681)
Less: Option Plan Vesting (4)				(3,786,449)

Net Earnings Increase				$28,811,179

3.Pro Forma Earnings		Before Conversion(5)	Net Earnings Increase	After Conversion
12 Months ended March 31, 2026 (reported)		$70,849,000	$28,811,179	$99,660,179
12 Months ended March 31, 2026 (core)		$102,489,000	$28,811,179	$131,300,179

4.Pro Forma Net Worth	Before Conversion(5)	Net Cash Proceeds	Tax Benefit and Other	After Conversion
March 31, 2026	$1,581,313,000	$1,309,844,625	$0	$2,891,157,625
March 31, 2026 (Tangible)	$1,387,727,000	$1,309,844,625	$0	$2,697,571,625

5.Pro Forma Assets	Before Conversion(5)	Net Cash Proceeds	Tax Benefit and Other	After Conversion
March 31, 2026	$16,453,984,000	$1,309,844,625	$0	$17,763,828,625

(1)	Includes ESOP purchases of 4.0% of the second step offering.
(2)	Includes RRP purchases of 2.5% of the second step offering.
(3)	ESOP amortized over 25 years, RRP amortized over 7 years, tax effected at: 27.00%
(4)	Option valuation based on Black-Scholes model, 7 year vesting, and assuming 25% of the options are taxable.
(5)	Adjusted to reflect consolidation and reinvestment of net MHC assets.

Exhibit 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Columbia Financial, Inc.

At the Midpoint of the Range

1. Fully Converted Value and Exchange Ratio
Fully Converted Value				$2,709,270,170
Exchange Ratio				2.20347
2nd Step Offering Proceeds				$1,675,000,000
Less: Estimated Offering Expenses				38,622,500

2nd Step Net Conversion Proceeds				$1,636,377,500

2. Estimated Additional Income from Conversion Proceeds
Net Conversion Proceeds				$1,636,377,500
Less: Cash Contribution to Foundation				0
Less: ESOP Stock Purchases (1)				(50,250,000)
Less: RRP Stock Purchases (2)				(41,037,500)

Net Cash Proceeds				$1,545,090,000
Estimated after-tax net incremental rate of return				2.86%

Earnings Increase				$44,214,295
Less: Consolidated interest cost of ESOP borrowings				0
Less: Amortization of ESOP borrowings(3)				(1,467,300)
Less: RRP Vesting (3)				(4,279,625)
Less: Option Plan Vesting (4)				(4,454,646)

Net Earnings Increase				$34,012,725

3. Pro Forma Earnings		Before Conversion(5)	Net Earnings Increase	After Conversion
12 Months ended March 31, 2026 (reported)		$70,849,000	$34,012,725	$104,861,725
12 Months ended March 31, 2026 (core)		$102,489,000	$34,012,725	$136,501,725

4. Pro Forma Net Worth	Before Conversion (5)	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
March 31, 2026	$1,581,313,000	$1,545,090,000	$0	$3,126,403,000
March 31, 2026 (Tangible)	$1,387,727,000	$1,545,090,000	$0	$2,932,817,000

5. Pro Forma Assets	Before Conversion (5)	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
March 31, 2026	$16,453,984,000	$1,545,090,000	$0	$17,999,074,000

(1)	Includes ESOP purchases of 4.0% of the second step offering.
(2)	Includes RRP purchases of 2.5% of the second step offering.
(3)	ESOP amortized over 25 years, RRP amortized over 7 years, tax effected at: 27.00%
(4)	Option valuation based on Black-Scholes model, 7 year vesting, and assuming 25% of the options are taxable.
(5)	Adjusted to reflect consolidation and reinvestment of net MHC assets.

Exhibit 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Columbia Financial, Inc.

At the Maximum of the Range

1. Fully Converted Value and Exchange Ratio
Fully Converted Value				$3,064,693,850
Exchange Ratio				2.53399
2nd Step Offering Proceeds				$1,926,250,000
Less: Estimated Offering Expenses				43,069,625

2nd Step Net Conversion Proceeds				$1,883,180,375

2. Estimated Additional Income from Conversion Proceeds
Net Conversion Proceeds				$1,883,180,375
Less: Cash Contribution to Foundation				0
Less: ESOP Stock Purchases (1)				(57,787,500)
Less: RRP Stock Purchases (2)				(47,193,125)

Net Cash Proceeds				$1,778,199,750
Estimated after-tax net incremental rate of return				2.86%

Earnings Increase				$50,884,964
Less: Consolidated interest cost of ESOP borrowings				0
Less: Amortization of ESOP borrowings(3)				(1,687,395)
Less: RRP Vesting (3)				(4,921,569)
Less: Option Plan Vesting (4)				(5,122,843)

Net Earnings Increase				$39,153,158

3. Pro Forma Earnings		Before Conversion(5)	Net Earnings Increase	After Conversion
12 Months ended March 31, 2026 (reported)		$70,712,000	$39,153,158	$109,865,158
12 Months ended March 31, 2026 (core)		$102,352,000	$39,153,158	$141,505,158

4. Pro Forma Net Worth	Before Conversion (5)	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
March 31, 2026	$1,576,430,000	$1,778,199,750	$0	$3,354,629,750
March 31, 2026 (Tangible)	$1,382,844,000	$1,778,199,750	$0	$3,161,043,750

5. Pro Forma Assets	Before Conversion (5)	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
March 31, 2026	$16,462,630,000	$1,778,199,750	$0	$18,240,829,750

(1)	Includes ESOP purchases of 4.0% of the second step offering.
(2)	Includes RRP purchases of 2.5% of the second step offering.
(3)	ESOP amortized over 25 years, RRP amortized over 7 years, tax effected at: 27.00%
(4)	Option valuation based on Black-Scholes model, 7 year vesting, and assuming 25% of the options are taxable.
(5)	Adjusted to reflect consolidation and reinvestment of net MHC assets.

Exhibit 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Columbia Financial, Inc.

At the Adjusted Minimum of the Range

1. Fully Converted Value and Exchange Ratio
Fully Converted Value				$1,947,578,450
Exchange Ratio				1.87295
2nd Step Offering Proceeds				$1,005,748,600
Less: Estimated Offering Expenses				39,779,139

2nd Step Net Conversion Proceeds				$965,969,461

2. Estimated Additional Income from Conversion Proceeds
Net Conversion Proceeds				$965,969,461
Less: Cash Contribution to Foundation				0
Less: ESOP Stock Purchases (1)				(42,712,500)
Less: RRP Stock Purchases (2)				(34,881,875)

Net Cash Proceeds				$888,375,086
Estimated after-tax net incremental rate of return				2.86%

Earnings Increase				$25,421,741
Less: Consolidated interest cost of ESOP borrowings				0
Less: Amortization of ESOP borrowings(3)				(1,247,205)
Less: RRP Vesting (3)				(3,637,681)
Less: Option Plan Vesting (4)				(3,786,449)

Net Earnings Increase				$16,750,406

3. Pro Forma Earnings		Before Conversion(5)	Net Earnings Increase	After Conversion
12 Months ended March 31, 2026 (reported)		$70,849,000	$16,750,406	$87,599,406
12 Months ended March 31, 2026 (core)		$102,489,000	$16,750,406	$119,239,406

4. Pro Forma Net Worth	Before Conversion(5)	Net Cash Proceeds	Tax Benefit and Other	After Conversion
March 31, 2026	$1,581,313,000	$888,375,086	$0	$2,469,688,086
March 31, 2026 (Tangible)	$1,387,727,000	$888,375,086	$0	$2,276,102,086

5. Pro Forma Assets	Before Conversion(5)	Net Cash Proceeds	Tax Benefit and Other	After Conversion
March 31, 2026	$16,453,984,000	$888,375,086	$0	$17,342,359,086

(1)	Includes ESOP purchases of 4.0% of the second step offering.
(2)	Includes RRP purchases of 2.5% of the second step offering.
(3)	ESOP amortized over 25 years, RRP amortized over 7 years, tax effected at: 27.00%
(4)	Option valuation based on Black-Scholes model, 7 year vesting, and assuming 25% of the options are taxable.
(5)	Adjusted to reflect consolidation and reinvestment of net MHC assets.

EXHIBIT 4

Firm Qualifications Statement

FIRM QUALIFICATION STATEMENT

RP® Financial (“RP®) provides financial and management consulting, merger advisory and valuation services to the financial services industry nationwide. We offer a broad array of services, high quality and prompt service, hands-on involvement by principals and senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements. Our staff maintains extensive background in financial and management consulting, valuation and investment banking. Our clients include commercial banks, thrifts, credit unions, mortgage companies, insurance companies and other financial services companies.

STRATEGIC PLANNING SERVICES

RP®’s strategic planning services are designed to provide effective feasible plans with quantifiable results. We analyze strategic options to enhance shareholder value, achieve regulatory approval or realize other objectives. Such services involve conducting situation analyses; establishing mission/vision statements, developing strategic goals and objectives; and identifying strategies to enhance franchise and/or market value, capital management, earnings enhancement, operational matters and organizational issues. Strategic recommendations typically focus on: capital formation and management, asset/liability targets, profitability, return on equity and stock pricing. Our proprietary financial simulation models provide the basis for evaluating the impact of various strategies and assessing their feasibility and compatibility with regulations.

MERGER ADVISORY SERVICES

RP®’s merger advisory services include targeting potential buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring merger transactions, preparing merger business plans and financial simulations, rendering fairness opinions, preparing mark-to-market analyses, valuing intangible assets and supporting the implementation of post-acquisition strategies. Our merger advisory services involve transactions of financially healthy companies and failed bank deals. RP® is also expert in de novo charters and shelf charters. Through financial simulations, comprehensive data bases, valuation proficiency and regulatory familiarity, RP®’s merger advisory services center on enhancing shareholder returns.

VALUATION SERVICES

RP®’s extensive valuation practice includes bank and thrift mergers, thrift mutual-to-stock conversions, goodwill impairment, insurance company demutualizations, ESOPs, subsidiary companies, merger accounting and other purposes. We are highly experienced in performing appraisals which conform to regulatory guidelines and appraisal standards. RP® is the nation’s leading valuation firm for thrift mutual-to-stock conversions, with appraised values ranging up to $4 billion.

OTHER CONSULTING SERVICES

RP® offers other consulting services including evaluating the impact of regulatory changes (TARP, etc.), branching and diversification strategies, feasibility studies and special research. We assist banks/thrifts in preparing CRA plans and evaluating wealth management activities on a de novo or merger basis. Our other consulting services are facilitated by proprietary valuation and financial simulation models.

KEY PERSONNEL (Years of Relevant Experience & Contact Information)

Ronald S. Riggins, Managing Director (45)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (41)	(703) 647-6546	wpommerening@rpfinancial.com
Gregory E. Dunn, Director (42)	(703) 647-6548	gdunn@rpfinancial.com
James P. Hennessey, Director (38)	(703) 647-6544	jhennessey@rpfinancial.com
James J. Oren, Director (38)	(703) 647-6549	joren@rpfinancial.com

Washington Headquarters
1311-A Dolley Madison Boulevard	Telephone: (703) 528-1700
Suite 2A	Fax No.: (703) 528-1788
McLean, VA 22101	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com